Registration No. 333-282598

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Liberty Star Uranium & Metals Corp.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

1000

(Primary Standard Industrial Classification Code Number)

90-0175540

(I.R.S. Employer Identification Number)

2 E Congress St. Ste 900

Tucson, Arizona 85701

Telephone: (520) 561-7033

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Nevada Agency and Transfer Company

50 West Liberty Street, Suite 880

Reno, Nevada 89501

Telephone: (775) 322-0626

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated June 25, 2025

Preliminary Prospectus

14,000,000 Shares

Liberty Star Uranium & Metals Corp.

Common Stock

This prospectus relates to the possible resale or other disposition, from time to time, of up to an additional 14,000,000 shares of common stock of Liberty Star Uranium & Metals Corp (the “Company”) issuable to the Selling Security Holder named in this Prospectus pursuant to the terms of an Equity Financing Agreement dated September 25, 2024 (the “Equity Financing Agreement’), between the Company and the Selling Security Holder., See “Selling Stockholder”, below. We are registering the applicable shares of our common stock to allow the Selling Security Holder, together with any additional Selling Security Holders listed in any applicable prospectus supplement, to sell the shares of common stock pursuant to the registration statement of which this prospectus forms a part. The registration of the shares of our common stock covered by this prospectus does not necessarily mean that any shares of our common stock will be sold by the Selling Security Holder, and we cannot predict when or in what amounts any Selling Security Holder may sell any of our shares of common stock offered by this prospectus. The prices at which the Selling Security Holder may sell the shares of our common stock will be determined by prevailing market prices or at prices that may be obtained in negotiated transactions.

We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from any sale or disposition by the Selling Security Holder of the shares of our common stock covered by this prospectus and any prospectus supplement. However, we will receive proceeds in connection with the purchase of our shares by the Selling Security Holder pursuant to the terms of the Equity Financing Agreement. The Selling Security Holder may offer and sell the shares in a variety of transactions as described under the heading “Plan of Distribution”, below, including by them directly or through one or more underwriters, broker-dealers or agents on terms to be determined at the time of sale. We have no basis for estimating either the number of shares of our common stock that will ultimately be sold by the Selling Security Holder or the prices at which such shares will be sold.

We are bearing all of the expenses in connection with the registration of the shares of common stock, but all selling expenses incurred by the Selling Security Holder, including commissions and discounts, if any, attributable to the sale or disposition of the shares will be borne by them.

The Selling Security Holder is an underwriter within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) with respect to shares issued pursuant to the Equity Financing Agreement, and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Our common stock is quoted on the OTCQB under the symbol “LBSR”. On June 20, 2025, the closing price of our common stock on the OTCQB was $0.0720 per share.

Investing in our common stock involves a high degree of risk. You should carefully review the “Risk Factors” beginning on page 4 before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful, complete or adequate. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 25, 2025.

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ABOUT THIS PROSPECTUS

You should rely only on the information that we have provided in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and any applicable prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus and any applicable prospectus supplement is accurate only as of the date on the front of the document, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any sale of a security.

As used in this prospectus, the terms “we,” “us,” “our,” the “Company” and “Liberty Star” means Liberty Star Uranium & Metals Corp., a Nevada corporation, and our subsidiaries, Hay Mountain Holdings, LLC, an Arizona limited liability company, Earp Ridge Mines LLC, an Arizona limited liability company, & Red Rock Mines LLC, an Arizona limited liability company, unless otherwise indicated. All dollar amounts refer to U.S. dollars unless otherwise indicated.

In addition:

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

●	“SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and

●	“Securities Act” refers to the Securities Act of 1933, as amended.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock and you should carefully read this entire prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this prospectus.

The Offering

On September 25, 2024, we entered into a $10,000,000 Equity Financing Agreement (the “Equity Financing Agreement”) with GHS Investments LLC, a Nevada limited liability company, with offices at 420 Jericho Turnpike, Suite 102 Jericho, NY 11753 (the “Investor”), or the “Selling Security Holder”).

Under the Equity Financing Agreement, the Company has a “put” right pursuant to which it can require GHS Investments LLC to purchase up to a total of up to $10,000,000 of its common stock over a period of 2 years beginning September 25, 2024, and ending September 25, 2026. The Company may elect to exercise its put right at any time, and from time to time during the term of the Equity Financing Agreement, after a Registration Statement to be filed with the U.S. Securities and Exchange Commission is declared effective. It can require GHS Investments LLC to purchase not less than $10,000 or more than $500,000 of its common stock every 10 days; provided, however, that GHS Investments, LLC, may not purchase additional shares pursuant to a put, if it would result in them owning more than 4.99% of the issued and outstanding shares of the Company as of the date of closing of the purchase. While the Company’s shares are traded on the OTCQB, the per share purchase price payable by the Investor will be equal to 80% of the average of the five lowest traded prices of the Company’s common stock during the 10 consecutive trading days preceding the date of the put. In the event the Company is able to uplist its shares from the OTCQB to NASDAQ or an equivalent national exchange during the term of the Equity Financing Agreement, the per share purchase price payable by the Investor will then be equal of 90% of volume weighted average price of the Company’s stock during the 10 consecutive trading days preceding the date of the put, subject to a floor purchase price of $0.10 per share below which the Company may not deliver a put.

This Offering

Pursuant to the terms of this registration statement, GHS Investments LLC may sell up to an additional 14,000,000 shares of our common stock which it has purchased from us pursuant to the terms of the Equity Financing Agreement   .

We will receive up to $10 million in proceeds from the sale of shares of our common stock which we elect to put to GHS Investments LLC, under the terms of the Equity Financing Agreement. But we will not receive any proceeds from resale of shares by GHS Investments, LLC, under the term of this registration statement. We will pay for expenses incurred in conjunction with the preparation and filing of this registration statement and will pay placement agent fees and other expenses we may incur in conjunction with our sale of shares to GHS Investments, LLC, pursuant to the terms of the Equity Financing Agreement. However, GHS Investments LLC will be obligated to pay any broker discounts, commissions, or other expenses it incurs in conjunction with its resale of shares pursuant to the terms of this registration statement.

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Our Business

We were formerly Liberty Star Gold Corp. and formerly Titanium Intelligence, Inc. Titanium Intelligence, Inc. was incorporated on August 20, 2001, under the laws of the State of Nevada, as a mineral properties acquisition and exploration company. Big Chunk Corp. was our wholly owned subsidiary and was incorporated on December 14, 2003 in the State of Alaska. Big Chunk Corp. was engaged in the acquisition and exploration of mineral properties business in the State of Alaska. Redwall Drilling Inc. was our wholly owned subsidiary and was incorporated on August 31, 2007 in the State of Arizona. Redwall Drilling Inc. performed drilling services on the Company’s mineral properties. Redwall Drilling Inc. ceased drilling activities in July 2008 and was dissolved on March 30, 2010. In April 2007, we changed our name to Liberty Star Uranium & Metals Corp. to reflect our current business of general exploration for base and precious metals. We are currently in the exploration phase of operations and have not generated any revenues from operations. A more detailed discussion of this technology and its anticipated benefits is provided under the section “Description of Business.”

Our common stock is traded over-the-counter on the OTCQB under the ticker symbol “LBSR.”

The principal offices of our company are located at 2 E. Congress St. Ste. 900, Tucson, Arizona 85701. Our telephone number is (520) 561-7033.

Summary of Financial Data

The following information represents selected audited financial information for the Company for the years ended January 31, 2025 and 2024 and selected unaudited financial information for the Company for the three month periods ended April 30, 2025 and 2024. The summarized financial information presented below is derived from and should be read in conjunction with our audited and unaudited financial statements, as applicable, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 22 of this prospectus.

Statements of Operations Data	Three Month Period Ended April 30, 2025	Three Month Period Ended April 30, 2024	Year Ended January 31, 2025	Year Ended January 31, 2024
Revenue	Nil	Nil	Nil	Nil
Net Operating Expenses	$191,048	$519,086	$1,698,529	$1,540,270
Net Income (Loss)	$(336,132)	$311,381	$2,122,189	$(4,080,258)
Basic Net Income (Loss) per Share	$(0.01)	$0.01	$0.04	$(0.13)
Diluted Net Income (Loss) per Share	$(0.01)	$0.00	$0.03	$(0.13)

Balance Sheets Data	As of April 30, 2025	As of January 31, 2025	As of January 31, 2024
Cash and Cash Equivalents	$67,884	$20,962	$72,099
Working Capital Deficit	$(1,367,643)	$(1,652,732)	$(3,048,043)
Total Assets	$121,887	$49,955	$104,099
Total Liabilities	$1,512,373	$1,723,912	$3,166,898
Total Stockholders’ Deficit	$(1,390,486)	$(1,673,957)	$(3,062,799)
Accumulated Deficit	$(59,697,428)	$(59,361,296)	$(61,483,485)

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should not invest in our stock unless you are able to bear the complete loss of your investment. You should carefully consider the risks described below, as well as other information provided to you in this prospectus, including information in this prospectus entitled “Forward-Looking Statements” before making an investment decision. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Company and Our Business

Because of the nature of the exploration of natural resource properties, there is substantial risk that this business will fail.

There is no assurance that any of the claims we explore or acquire will contain commercially exploitable reserves of minerals. Exploration for natural resources is a venture involving substantial risk. Hazards such as unusual or unexpected geological formations and other conditions often result in unsuccessful exploration efforts. We may also become subject to significant liability for pollution or hazards, which we cannot insure or which we may elect not to insure. There is substantial risk that our business will fail.

If we cannot compete successfully for financing and for qualified managerial and technical employees, our exploration program may suffer.

Our competition in the mining industry includes large established mining companies with substantial capabilities and with greater financial and technical resources than we have. As a result of this competition, we may be unable to acquire additional financing on terms we consider acceptable because investors may choose to invest in our competitors instead of investing in us. We also compete with other mining companies in the recruitment and retention of qualified managerial and technical employees. Our success will be largely dependent on our ability to hire and retain highly qualified personnel. These individuals are in high demand and we may not be able to attract the personnel we need. We may not be able to afford the high salaries and fees demanded by qualified personnel or may lose such employees after they are hired. If we are unable to successfully compete for financing or for qualified employees, our exploration program may be slowed down or suspended.

Exploration and exploitation activities are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated, causing an adverse effect on our company.

Exploration and exploitation activities are subject to federal, state, and local laws, regulations and policies, including laws regulating the removal of natural resources from the ground and the discharge of materials into the environment. Exploration and exploitation activities are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment.

Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental and other legal standards imposed by federal, state, or local authorities may be changed, and any such changes may prevent us from conducting planned activities or increase our costs of doing so, which would have material adverse effects on our business. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may not be able to or elect not to insure against due to prohibitive premium costs and other reasons. Any laws, regulations or policies of any government body or regulatory agency may be changed, applied or interpreted in a manner which will alter and negatively affect our ability to carry on our business.

There are no known reserves of minerals on our mineral claims, and we cannot guarantee that we will find any commercial quantities of minerals.

We have not found any mineral reserves on our claims and there can be no assurance that any of our mineral claims contain commercial quantities of any minerals. Even if we identify commercial quantities of minerals in any of our claims, there can be no assurance that we will be able to exploit the reserves or, if we are able to exploit them, that we will do so on a profitable basis. Any such efforts will require financing, which we may not be able to arrange.

Because the probability of an individual prospect ever having reserves is extremely remote, any funds spent on exploration may be lost.

The probability of an individual prospect ever having reserves is extremely remote. In all probability, our properties may not contain any reserves. As such, any funds spent on exploration may be lost, which would most likely result in a loss of your investment.

We have a limited operating history and as a result there is no assurance we can operate on a profitable basis.

We have a limited operating history and must be considered in the exploration stage. Our operations will be subject to all the risks inherent in the establishment of an exploration stage enterprise and the uncertainties arising from the absence of a significant operating history. Potential investors should be aware of the difficulties normally encountered by mineral exploration companies and the high rate of failure of such enterprises, especially those with a limited operating history. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The expenditures to be made by us in the exploration of our mineral claims may not result in the discovery of mineral deposits. Problems such as unusual or unexpected formations of rock or land and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. If the results of our exploration do not reveal viable commercial mineralization, we may decide to abandon our claims and acquire new claims for new exploration or cease operations. The acquisition of additional claims will be dependent upon us possessing capital resources at the time in order to purchase such claims. If no funding is available, we may be forced to abandon our operations. No assurance can be given that we will ever operate on a profitable basis.

If we do not obtain additional financing, our business will fail and our investors could lose their investment.

We had cash and cash equivalents in the amount of $67,884 and a working capital deficit of $1,367,643 as of April 30, 2025. We currently do not generate revenue from our operations. Our business plan calls for substantial investment and cost in connection with the acquisition and exploration of our mineral properties currently under lease and option. Any direct acquisition of any of the claims under lease or option is subject to our ability to obtain the financing necessary for us to fund and carry out exploration programs on the subject properties. The requirements are substantial. There is no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable. Obtaining additional financing would be subject to a number of factors, including market prices for minerals, investor acceptance of our properties, contractual restrictions on our ability to enter into further financing arrangements, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us and our business could fail.

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Because there is no assurance that we will generate revenues, we face a high risk of business failure.

We have not earned any revenue and have never been profitable. We do not have an ownership interest in any revenue generating properties. We were incorporated in 2001 and took over our current business in 2004. To date, we have been involved primarily in organizational and exploration activities. We will incur substantial operating and exploration expenditures without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We have limited operating history upon which an evaluation of our future success or failure can be made. We recognize that if we are unable to generate significant revenues from our activities, we will not be able to earn profits or continue operations. Based upon current plans, we also expect to incur significant operating losses in the future. We cannot guarantee that we will be successful in raising capital to fund these operating losses or generate revenues in the future. We can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail and our investors could lose their investment.

Our independent registered public accounting firm’s report states that there is a substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm, M&K CPAS, PLLC., stated in its audit report attached to our audited financial statements for the fiscal year ended January 31, 2025 that since we have suffered recurring losses from operations, require additional funds for further exploratory activity prior to attaining a revenue generating status, and we may not find sufficient ore reserves to be commercially mined, there is a substantial doubt about our ability to continue as a going concern.

The existence of our mining claims depends on our ability to fund exploratory activity or to pay fees.

Our mining claims, which are the central part of our business, require that we either pay fees, or incur certain minimum development costs annually, or the claims will be forfeited. Due to our current financial situation, we may not be able to meet these obligations and we could therefore lose our claims. This would impair our ability to raise capital and would negatively impact the value of our company.

Risks Related to Our Common Stock

Because we will likely issue additional shares of our common stock, investment in our company could be subject to substantial dilution.

Investors’ interests in our company will be diluted and investors may suffer dilution in their net book value per share when we issue additional shares. We are authorized to issue 149,500,000 shares of common stock, $0.00001 par value per share. As of April 30, 2025, there were 59,016,054 shares of our common stock issued and outstanding. We anticipate that all or at least some of our future funding, if any, will be in the form of equity financing from the sale of our common stock. If we do sell more common stock, investors’ investment in our company will likely be diluted. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. If dilution occurs, any investment in our company’s common stock could seriously decline in value.

The sale of our stock under the convertible notes and the common share purchase warrants could encourage short sales by third parties, which could contribute to the future decline of our stock price.

In many circumstances, the provision of financing based on the distribution of equity for companies that are quoted on the OTCQB market has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market’s ability to take up the increased stock or if we have not performed in such a manner to show that the equity funds raised will grow our business. Such an event could place further downward pressure on the price of our common stock. Regardless of our activities, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of our common stock, the price decline that would result from this activity will cause the share price to decline more, which may cause other stockholders of the stock to sell their shares, thereby contributing to sales of common stock in the market. If there are many more shares of our common stock on the market for sale than the market will absorb, the price of our common shares will likely decline.

5

Trading in our common stock on the OTCQB is limited and sporadic, making it difficult for our stockholders to sell their shares or liquidate their investments.

Our common stock is currently quoted for public trading on the OTCQB. Both the trading price and the trading volume of our common stock have been subject to fluctuations. Both trading prices and trading volume of our common stock may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with no current business operation. There can be no assurance that trading prices and trading volumes previously experienced by our common stock will be matched or maintained. These broad market and industry factors may adversely affect both the market price of our common stock and the volume of trading in our shares, regardless of our operating performance which may make it difficult for our stockholders to sell their shares or liquidate their investments in the Company.

Our bylaws contain provisions obligating the Company to indemnify our officers and directors against all costs, charges and expenses incurred by them by reason of being or having been our officers and directors.

Our bylaws contain provisions with respect to the indemnification of our officers and directors against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by them, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which they are made parties by reason of their being or having been our directors or officers. We may incur substantial financial obligations in conjunction with our indemnification obligations and there is no assurance we will have the funds necessary to satisfy any such obligations.

Our bylaws were changed on June 22, 2020 to add Class A Shares to deter a take-over of our company.

We amended our bylaws on June 22, 2020 to add Class A shares which have increased voting power of 200 to one per share to deter a hostile take-over of our company, the Company filed a Certificate of Designation with the Secretary of State of Nevada to establish the terms of the Company’s Class A Common Stock (the “Class A Shares”), par value $0.00001 per share, 500,000 shares authorized. The terms of the Class A Shares include 200-1 voting rights in addition to the rights held by common stockholders. Only persons who are current members of the Company’s Board of Directors may own or hold Class A Shares.

We do not pay dividends on any investment in the shares of stock of our company and any gain on an investment in our company needs to come through an increase in our stock’s price.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our company.

Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares as penny stocks, are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which imposes additional sales practice requirements on broker/dealers who sell our company’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and furnishing monthly account statements. These rules apply to companies whose shares are not traded on a national stock exchange, trade at less than $5.00 per share, or who do not meet certain other financial requirements specified by the Securities and Exchange Commission (the “SEC”). These rules require brokers who sell “penny stocks” to persons other than established customers and “accredited investors” to complete certain documentation, make suitability inquiries of investors, and provide investors with certain information concerning the risks of trading in such penny stocks. These rules may discourage or restrict the ability of brokers to sell our shares of common stock and may affect the secondary market for our shares of common stock. These rules could also hamper our ability to raise funds in the primary market for our shares of common stock.

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FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Compliance with environmental regulations and litigation based on environmental regulations could require significant expenditures.

Environmental regulations mandate, among other things, the maintenance of air and water quality standards, and the rules on land development and reclamation. They also set forth limitations on the generation, transportation, storage, and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner that may require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for mining companies and their officers, directors and employees. In connection with our current exploration activities or with our prior mining operations, we may incur environmental costs that could have a material adverse effect on our financial condition and results of operations. Any failure to remedy an environmental problem could require us to suspend operations or enter into interim compliance measures pending completion of the required remedy.

Moreover, governmental authorities and private parties may bring lawsuits based upon damage to property and injury to persons resulting from the environmental, health and safety impacts of prior and current operations, including operations conducted by other mining companies many years ago at sites located on properties that we currently own or formerly owned. These lawsuits could lead to the imposition of substantial fines, remediation costs, penalties and other civil and criminal sanctions. We cannot assure you that any such law, regulation, enforcement or private claim would not have a material adverse effect on our financial condition, results of operations or cash flows.

Our future operations may face substantial regulation of health and safety.

Mining operations are subject to extensive and complex laws and regulations governing worker health and safety across our operating regions and our failure to comply with applicable legal requirements can result in substantial penalties. Future changes in applicable laws, regulations, permits and approvals or changes in their enforcement or regulatory interpretation could substantially increase costs to achieve compliance, lead to the revocation of existing or future exploration or mining rights or otherwise have an adverse impact on our results of operations and financial position.

Mines are inspected on a regular basis by government regulators who may issue citations and orders when they believe a violation has occurred under local mining regulations. If inspections result in an alleged violation, we may be subject to fines, penalties or sanctions and our mining operations could be subject to temporary or extended closures.

In addition to potential government restrictions and regulatory fines, penalties or sanctions, our ability to operate (including the effect of any impact on our workforce) and thus, our potential results of future operations and our financial position (including because of potential related fines and sanctions), could be adversely affected by accidents, injuries, fatalities or events detrimental (or perceived to be detrimental) to the health and safety of our employees, the environment or the communities in which we operate.

Mining operations are subject to extensive environmental laws and regulations.

Our exploration, development, mining and processing operations are subject to extensive laws and regulations governing land use and the protection of the environment, which generally apply to air and water quality, protection of endangered, protected or other specified species, hazardous waste management and reclamation. We have made, and expect to make in the future, significant expenditures to comply with such laws and regulations. Compliance with these laws and regulations imposes substantial costs and burdens, and can cause delays in obtaining, or failure to obtain, government permits and approvals which may adversely impact our closure processes and operations.

Increased global attention or regulation of consumption of water by industrial activities, as well as water quality discharge, and on restricting or prohibiting the use of cyanide and other hazardous substances in processing activities could similarly have an adverse impact on our results of operations and financial position due to increased compliance and input costs.

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FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements are projections in respect of future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, including the risks in the section entitled “Risk Factors,” uncertainties and other factors, which may cause our company’s or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

USE OF PROCEEDS

Under the terms of our Equity Financing Agreement with the Selling Security Holder, we may elect to put, and require the Selling Security Holder to purchase, a total number of shares having a purchase price of up to $10,000,000. This put right may be exercised at any time, and from time to time, during the terms of the 24 month period ending September 25, 2026, in increments of not less than $10,000 or more than $500,000, provided that a registration statement covering resale of the purchased shares by the Selling Security Holder is then in effect. After deducting any applicable commissions or other selling expenses we may incur, we will use the net proceeds we receive from such sales of our shares to the Selling Security Holder for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that our board of directors, in its good faith, deems to be in the best interest of the Company.

In order to access the full financing facility of $10,000,000 available to us under the terms of the Equity Financing Agreement, we will be required to supplement or amend this registration statement in order to register additional shares for resale by the Selling Security Holder.

We will not receive any proceeds from any resale of our shares by the Selling Security Holder pursuant to the terms of this Registration Statement or any subsequent amendments. We will pay for the expenses of this offering, except that the Selling Security Holder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain earnings, if any, to finance the growth and development of our business. We do not expect to pay any cash dividends on our common stock in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board of Directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in any financing instruments, provisions of applicable law and other factors the board deems relevant.

SELLING STOCKHOLDER

This offering relates to the resale by the GHS Investments, LLC, (the “Selling Security Holder” or “GHS”) of up to 14,000,000 additional shares of our common stock issued to it pursuant to the terms of an Equity Financing Agreement dated September 25, 2024. If issued presently, the 14,000,000 shares registered for resale hereunder would represent approximately 20.16% of our issued and outstanding shares of common stock.

Under the terms of the Equity Financing Agreement, we issued 100,000 shares of our common stock to GHS as a commitment fee, and did not receive cash consideration for issuance of such shares. Except for its receipt of the commitment shares, GHS has not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

After the effective date of this registration statement, we may issue Put Notices to GHS obligating it to purchase shares of our common stock from us pursuant to the terms of the Equity Financing Agreement. We will receive cash proceeds from any such sales of shares to GHS, but will not receive any proceeds from resales of shares by GHS pursuant to this registration statement and prospectus. GHS may sell all or any portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices, at varying prices or at negotiated prices.

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PLAN OF DISTRIBUTION

The Selling Security Holder may, from time to time, sell any or all of shares of our common stock covered hereby on the OTC Markets Group’s OTCQB or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. A selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Security Holder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act with respect to shares issued pursuant to the Equity Financing Agreement. Because the Selling Security Holder is deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

We have engaged Moody Capital Solutions, Inc., (a FINRA registered broker dealer) to act as Placement Agent under the terms of the Equity Financing Agreement and have agreed to pay them a fee of 3.9% of the amount of each put.

Broker-dealers engaged by the Selling Security Holder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

We have agreed to indemnify GHS and its affiliates against certain liabilities in connection with the offering of Shares, including liabilities arising under the Securities Act. GHS has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by GHS specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

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DESCRIPTION OF SECURITIES

Capital Stock

We are authorized to issue 149,500,000 shares of common stock, $0.00001 par value per share, 500,000 of the common shares are designated Class A Common also $0.00001 par value per share.

Common Stock

As of June 18, 2025, 69,439,544 shares of common stock are issued and outstanding.

The holders of our common stock are entitled to one vote for each share held of record on all matters to be acted upon by the stockholders and have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion right and there are no redemption or sinking fund provisions or rights.

All shares of common stock now outstanding are fully paid for and non-assessable. We refer you to our articles of incorporation, bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.

500,000 shares of our Class A common stock are held by our Chairman of the Board, Peter O’Heeron. Each Class A share is entitled to 200 votes on all matters to be acted upon by the stockholders. All other Class A common stock rights are equal to that of our common stock. The holders of our Class A common stock are entitled to a majority of the total votes entitled to vote on all matters to be acted upon by the stockholders.

Warrants

On August 20, 2021, we entered into a $1,000,000 Common Stock Purchase Agreement and a $1,000,000 Warrant Agreement with TRITON FUNDS, LP, a Delaware Limited Partnership. Under the Common Stock Purchase Agreement, the Company had a “put” right pursuant to which it could require Triton to purchase a total of up to $1,000,000 of its common stock. As of the date of this Registration Statement, the Common Stock Purchase Agreement has expired, but the Warrant Agreement remains in effect. Under the Warrant

Agreement, Triton has the right to purchase up to $1,000,000 in value of our common stock over a period of 5 years which began August 20, 2021, and ends August 20, 2026. The exercise price payable by Triton under the Warrant Agreement for each share of common stock is calculated by assigning a $20,000,000 market valuation to the Company and dividing that valuation by the number of issued and outstanding shares of the Company on the date of exercise.

INTEREST OF NAMED EXPERTS AND COUNSEL

The financial statements of our company included in this prospectus for the years ended January 31, 2025 and 2024, have been audited by M&K CPAs LLC, and Turner Stone & Company to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our ability to continue as a going concern) appearing elsewhere in the prospectus, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Frascona, Joiner, Goodman & Greenstein, P.C. has provided us with an opinion on the validity of the shares of our common stock being offered pursuant to this prospectus.

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also, at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

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DESCRIPTION OF BUSINESS

Business development

Liberty Star Uranium & Metals Corp. (the “Company”, “we” or “Liberty Star”) was formerly Liberty Star Gold Corp. and formerly Titanium Intelligence, Inc. (“Titanium”). Titanium was incorporated on August 20, 2001 under the laws of the State of Nevada. On February 5, 2004, we commenced operations in the acquisition and exploration of mineral properties business. In April 2007, we changed our name to Liberty Star Uranium & Metals Corp. Hay Mountain Holdings, LLC, (formerly known as Hay Mountain Super Project LLC) our wholly owned subsidiary, serves as the primary holding company for development of the potential ore bodies encompassed in the Hay Mountain area of interest in Arizona. In April 2019, we formed the first company intended for engagement with future venture partners named Earp Ridge Mines LLC. On August 13, 2020, the Company formed Red Rock Mines, LLC (“Red Rock”), an Arizona corporation, as a wholly-owned subsidiary of Hay Mountain Holdings, LLC. We are in the exploration phase of operations and have not generated any revenues from operations.

Our current business

We are engaged in the acquisition and exploration of mineral properties in the state of Arizona and the Southwest USA. Claims in the state of Arizona are held in the name of Liberty Star. We use the term “Super Project” to indicate a project in which numerous mineral targets have been identified, any one or more of which could potentially contain commercially viable quantities of minerals. Our significant projects are described below.

Tombstone Area Exploration Properties: Tombstone is located in Cochise County, Arizona and covers the Tombstone caldera and its environs. All four of our exploration properties, Hay Mountain, Red Rock Canyon, Tombstone and Robbers Roost lie within or on the flank of the Tombstone caldera structure. We are concentrating our work at Red Rock Canyon at this time. We plan to ascertain whether the Hay Mountain claims possess commercially viable deposits of copper, molybdenum, gold, silver, lead, zinc, manganese, and other metals including Rare Earth Elements (REE’s). We have not identified any ore reserves to date, although we have identified mineralized areas which may be of potential economic interest.

Title to mineral claims involves certain inherent risks due to difficulties in determining the validity of certain claims, as well as potential for problems arising from the frequently ambiguous conveyancing history characteristic of many mineral properties. We have investigated title to all the Company’s mineral properties and, to the best of its knowledge, titles to all properties retained are in good standing.

The mineral resource business generally consists of three stages: exploration, development and production. Mineral resource companies that are in the exploration stage have not yet found mineral resources in commercially exploitable quantities and are engaged in exploring land in an effort to discover them. Mineral resource companies that have located a mineral resource in commercially exploitable quantities and are preparing to extract that resource are in the development stage, while those engaged in the extraction of a known mineral resource are in the production stage. We have not found any mineral resources in commercially exploitable quantities.

There is no assurance that a commercially viable mineral deposit exists on any of our properties, and further exploration is required before we can evaluate whether any exist and, if so, whether it would be economically feasible to develop or exploit those resources. Even if we complete our current exploration program and we are successful in identifying a mineral deposit, we would be required to spend substantial funds on further drilling and engineering studies before we could know whether that mineral deposit “material of economic interest” will constitute a commercially viable mineral deposit, known as an “ore reserve.”

To date, we have not generated any revenue. Our ability to pursue our business plan and generate revenues is subject to our ability to obtain additional financing, and we cannot give any assurance that we will be able to do so.

Competition

We are a mineral resource company engaged in the business of mineral exploration. We compete with other mineral resource exploration companies for financing from a limited number of investors that are prepared to make investments in mineral resource exploration companies. The presence of competing mineral resource exploration companies may impact our ability to raise additional capital in order to fund our property acquisitions and exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors.

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We also compete for mineral properties of merit with other exploration companies. Competition could reduce the availability of properties of merit or increase the cost of acquiring additional mineral properties.

Many of the resource exploration companies with whom we compete may have greater financial and technical resources than we have. Accordingly, these competitors may be able to spend greater amounts on acquisitions of properties of merit and on exploration of their properties. In addition, they may be able to afford greater geological expertise in the targeting and exploration of resource properties. This competition could result in our competitors having resource properties of greater quality and interest to prospective investors who may finance additional exploration and to senior exploration companies that may purchase resource properties or enter into joint venture agreements with junior exploration companies. This competition could adversely impact our ability to finance property acquisitions and further exploration

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the State of Arizona and all other States in which we plan to operate.

We are required to pay annual rentals for our federal lode mining claims for the Tombstone project in the State of Arizona. The rental period begins at noon on September 1st through the following September 1st and rental payments are due by the first day of the rental period. As listed on the Bureau of Land Management (BLM) web site, new claims located on or after September 1, 2024 cost $274 each which includes processing, location, and maintenance fees. The annual rentals are $200 per claim after the first year. The rentals due by September 1, 2025 for the period from September 1, 2025 through September 1, 2026 of $18,600 have not been paid yet, however, we plan to pay these fees prior to the due date. All rentals during the year ended January 31, 2025 have been paid.

We are required to pay annual rentals for our Arizona State Land Department Mineral Exploration Permits (“AZ MEP”) at our Tombstone Hay Mountain project in the State of Arizona. AZ MEP permits cost $500 per permit per year in non-refundable filing fees and are valid for 1 year and renewable for up to 5 years. The rental fee is $2.00 per acre for the first year, which includes the second year, and $1.00 per acre per year for years three through five. The minimum work expenditure requirements are $10 per acre per year for years one and two and $20 per acre per year for years three through five. If the minimum work expenditure requirement is not met the applicant can pay an equal amount in fees to the Arizona State Land Department to keep the AZ MEP permits current. The rental period begins on the date of acceptance for each permit. Rental payments are due by the first day of the rental period. We hold AZ MEP permits for 12,878.18 acres at our Tombstone project. We plan to pay filing and rental fees for our AZ MEPs before their respective due dates in the amount of $34,054.29. All fees and expenditures due during the year ended January 31, 2025 have been paid.

With respect to the foregoing properties, additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program. The amount of these costs is not known at this time as we do not know the size, quality of any resource or reserve at this time, and it is extremely difficult to assess the impact of any capital expenditures on earnings or our competitive position.

Personnel

Our CEO & President, Brett Gross was elected by the Board on December 7, 2018. The Board also elected Pete O’Heeron as Chairman of the Board. We also employ one full-time CFO who is also our VP of Finance, one full time Geo-tech, who is also our Manager of Field Operations, one Investor Relations Representative and one consultant CPA on a as needed basis. We hire consultants for investor relations, exploration, derivative accounting, and administrative functions also on an as needed basis.

Mr. Gross received no compensation for services rendered as CEO during the nine months ended October 31, 2023 and 2022. On September 29, 2023, Mr. Gross resigned from his position as President and Chief Executive Officer of the Company. Patricia Madaris, VP Finance and Chief Financial Officer will serve as the Interim Chief Executive Officer.

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DESCRIPTION OF PROPERTY

Our offices

Our employees work either from our principal office or from offices maintained in their homes. Our corporate office address is 2 East Congress St. Ste. 900, Tucson, AZ 85701.

We currently rent two storage spaces for $382 per month in Tombstone, AZ on a month-to-month basis.We believe that our existing office facilities are adequate for our needs. Should we require additional space in the future, we believe that such space can be secured on commercially reasonable terms.

Our mineral claims

All of the Company’s claims for mineral properties are in good standing as of January 31, 2025.

Tombstone:

Tombstone is a large and ancient (72 million years before the present – or Laramide in age) volcanic structure – a caldera. The US Geological Survey caldera experts conclude this is correct. Subsequently, more than seventeen calderas of various ages have been identified in Arizona by the US Geological survey, the Arizona Geological Survey, and others. Such calderas of Laramide age are all associated with porphyry alteration and copper and associated mineralization; many of these have become exceptionally large copper mines. Advanced technology has indicated that alteration associated mineralization at Tombstone is much more extensive than originally thought. This alteration lies largely under cover and is indicated by geochemistry, geophysics, and projection of known geology into covered areas.

All the properties summarized below are considered as “Exploration stage properties” under the definition of Item 1300 and are considered “non-material properties.”

All State Mineral Exploration Permits and Federal Lode Mining Claims held by the company are listed below.

LIBERTY STAR

TOMBSTONE-AZ

Federal Unpatented Claims

Claim Names

HM 87-143

TS 168-176

Marco1A-Marco5E

Davis1A-DavisC

Claim Acreage

57 HM Claims- 1095.18 acres

21 Marco Claims- 320 acres

6 Davis Claims- 80 acres

9 TS Claims- 99.5 acres

State Exploration Permits

MEP #	Acres	Renewal & Rental Due Date
08-122642	738.4	11/24/2025
08-122641	375.64	11/24/2025
08-122640	732.84	11/24/2025
08-123953	480	3/1/2026
08-123952	520	3/1/2026
08-124392	40	9/13/2026
08-120017	160	6/15/2026
08-120018	80	6/15/2026
08-124526	440	11/16/2025
08-124527	640	11/16/2025
08-124529	440	11/16/2025
08-124530	480	11/16/2025
08-124531	480	11/16/2025
08-124528	582.83	11/16/2025
08-124532	240	11/16/2025
08-124533	370.24	11/16/2025
08-121131	520	11/18/2025
08-121132	368.76	11/18/2025
08-121133	139.9	11/18/2025
08-121134	280	11/18/2025
08-121135	639.56	11/18/2025
08-121136	600	11/18/2025
08-121137	440	11/18/2025
08-121138	358.85	11/18/2025
08-121139	571.25	11/18/2025
08-121140	439.5	11/18/2025
08-121141	280	11/18/2025
08-121142	640	11/18/2025
08-121143	640	11/18/2025
08-121654	80	11/18/2025
08-123795	80.41	11/15/2025

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31State MEP’s totaling

12,878.18 acres

The Hay Mountain Property is located 6.5 miles southeast of Tombstone where we hold 35 Arizona State Mineral Exploration Permits (MEPs) covering (12,878.18 acres) or 20.12 square miles, and 93 federal lode mining claims covering (1,594.68 acres) or 2.49 square miles and is accessible by Hwy 80, Davis Rd. and Wild West Road.

At Hay Mountain, we plan to ascertain whether the Hay Mountain lode mining claims and AZ MEPs possess commercially viable deposits of copper, gold, molybdenum, silver, zinc, rare earth metals and other valuable metals. We have a phased exploration plan that involves diamond drilling of multiple holes over targets determined by analysis of geochemical sampling and ZTEM electromagnetic and magnetic survey. Initial phase 1 drilling is planned to take approximately one year. Should results indicate the viability of the property, additional phased work, both exploration and development, is planned over the course of seven total years to define the nature and size of any potential ore bodies and move toward mining. Any exploration plans are dependent on acquiring suitable funding. No part of the phased program is currently funded.

From early December 2023 until 3 March 2024, we drilled the first two holes of our Phase 1 drilling project in the Hay Mountain Property. Hole HM-23-01 was 1500’ deep and hole HM-23-02 was 3437’ deep. The first two holes do not provide a sufficient data set to prepare an estimate of the overall mineral resources under S-K 1300. These holes were designed as a ‘test of concept’ to check the results of the previous geochemical and geophysical work done by us in the past. Hole HM-23-01 was not drilled deep enough to encounter alteration nor mineralization and will be deepened at a future date. Hole HM-23-02 did encounter alteration and mineralization associated with a copper porphyry system, with trace level copper values found in the intrusive rock to 0.1%. Further drilling will be required in this area to begin to understand the scope and source of that mineralization.

Holes 01 and 02 are the first two holes of a much larger phase of planned drilling to be conducted in 2024. A full technical report on the drilling program will be prepared at the conclusion of phase one.

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Hole ID	Collar	Az.	Dip	Depth in ft.	Notes
HM-23-01	E 0595369 N 3500785	0	-90	1500	No mineralization noted.
HM-23-02	E 0596576 N 3500830	0	-90	3437	Minor Cu mineralization from 2228 – 2240.

UTM Zone 12R. WGS 84.

Geochemical sampling at the Hay Mountain Property: In 2011 and early 2012 we collected nearly 1,800 rock, soil, and vegetation samples over 621 sample sites over approximately 14 square miles centered on the Hay Mountain property. These samples have been assayed for multiple elements generating many volumes of analyses. The samples were prepared by MEG Inc. and have been shipped to ALS Global geochemical analysis lab in Vancouver, British Columbia. Assay results were sent to our Tucson office and all assays were received. Liberty Star continues to collect XRF readings and biogeochemical samples to further define the anomalies at Hay Mountain.

On June 24, 2020, we completed staking an additional 400 acres of Federal Lode Claims contiguous to the Hay Mountain property. This addition to Liberty Star’s mineral claims effectively closes all potential competitors’ opportunity to take a State or Federal mineral interest inside the Company’s contiguous State and Federal mineral estate.

On October 21, 2019, we acquired 13 new Mineral Exploration Permits (MEP’s) for a total of 5,917.82 acres, or 9.25 sq miles bringing our total MEPs at Hay Mountain to 28 and 12,557.77 acres or 19.62 sq miles. This new acquisition represents a nearly 89% increase in Liberty Star lands under permit for mineral exploration activities. These acquisitions not only substantially expand Liberty Star’s continued exploration potential, but also provide resistance to existing competitive pressures. Liberty Star geochemical and geophysical surface studies indicate anomalies consistent with a large, buried porphyry copper body at the primary target with attendant metals including gold, molybdenum, nickel, silver, zinc, lead, and cobalt. See news release: https://www.libertystaruranium.com/2019/10/21/liberty-star-adds-over-9-square-miles-to-the-hay-mountain- property.

In 2019, Liberty Star contracted Pim van Geffen, PhD, PGeo of Vancouver Geochemistry to provide services in the form of validation and interpretation of our biogeochemical data from the Hay Mountain Property. In particular, the quality of the biogeochemical data was assessed regarding its capacity to support the recognition of buried porphyry-copper and related mineralization in the Property area and inform exploration decisions. A written report on the data assessment, including statements on data quality and utility, interpreted maps, and recommendations for the use of the data and data products in furthering exploration efforts on the Hay Mountain Property have been received. Mr. van Geffen’s summary and recommendations are as follows.

The Hay Mountain biogeochemical data, when corrected for known sources of variance such as plant species and laboratory, provide a valuable layer of information to guide exploration efforts for buried and blind porphyry Cu-Mo systems in the property area. Multi-element, aqua-regia ICP-MS data were provided for 750 vegetation samples from the Hay Mountain property area, of mostly creosote, mesquite, and whitethorn acacia twigs and leaves, and a single specimen of sagebrush. Each element was assessed for its data quality and whether known sources of variance caused notable differences in their distribution. These sources of data bias were levelled out using Z-score normalization. The three main sources of induced non-geochemical variance included plant species, laboratory, and batch number. Whereas the three main plant species and two laboratories have adequate spatial and compositional coverage of each sub-group to apply levelling corrections, atypical values in batch number RE11168965 were excluded from output maps for affected elements. In addition to levelling between labs and species, the Cu response is further enhanced by correcting for root uptake of Mg, an essential nutrient, resulting in better spatial definition of anomalies and structural trends in the regression residuals of Cu against Mg. Some structural trends can be inferred from a combination of the Mo distribution with the orientation of lineaments in Google Earth imagery, which warrants more detailed follow-up in combination with geological and geophysical data. Combinations of variables can be used for target identification and search-space reduction through RGB colour- composite grid maps, e.g., Cu-Mo-K. Additional RGB maps of other combinations can be provided upon request. A species-classification diagram was constructed based on multivariate discriminant analysis, which highlighted 5 potentially mislabeled entries that required verification, 2 of which were confirmed to be mislabeled. It is strongly recommended to use all outputs of this work in combination with all other geospatial data available, including geophysics, surface geology, structural trends, terrain, and field observations, for search-space definition and targeting purposes.

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Geologic Mapping: Small scale geologic mapping was performed in the Hay Mountain area by two different U.S. Geological Survey Senior Geologists. The first was by James Gilluly starting in the late 1930s and published in the early 1950’s, as a Professional Paper 281, 1956, and the second by Harold Drewes, published USGS Professional Paper 1144 1981. The Drewes map was a simplified version of the Gilluly map with faults adjusted to Drewes’s interpretation. Both of these mapping projects were regional in nature. Our more detailed mapping indicates that this area has Lower Earp Formation at surface, and we believe that the recently discovered gossan outcrops are lying perhaps 200 to 400 feet above the Earp- Horquilla contact. The Horquilla formation is that from which most of the production from Bisbee has occurred, and in which high grade copper is now being drilled out at Rosemont Camp about 50 miles to the west. Neither Gilluly nor Drewes noticed pervasively fluidized and rounded limestone breccia which covers square miles within the Hay Mountain property and is a typical feature of porphyry copper deposits. We believe perhaps massive copper (chalcopyrite) mineralization will be located in the Horquilla formation 200 to 400 feet below the gossan outcrops in the Earp formation. This analysis plus all of our geochemistry and geophysics is the justification for our currently planned drill program.

On August 16, 2020 we received our July 2020 Field Mapping Report prepared by Geologist Daniel Koning. The new field mapping report was commissioned by Liberty Star to “identify alteration and veining associated with an inferred porphyry copper system at depth, determine the extent of hydrothermal alteration, and comment on the possible timing of mineralization.” Geologist Koning conducted the mapping from July 14th to August 5th, accompanied by Liberty Star Field Ops Manager Jay Crawford and for 3 days, CEO/President Brett Gross. The 50- page report contains over 50 new maps and sample images. In his Hay Mountain Property July 2020 Field Mapping Report, Koning concludes “Type 1 and type 2 veins are…interpreted as fluid escape structures representing the distal and possibly upper expression of a porphyry system at depth. The overall extent of type 1 and type 2 veining across the property could indicate significant skarn and CRD development at depth.” [page 48] He further finds that his work “correlates with the Cu, Mo, and Au biogeochemical anomalies identified by Dr. Pim van Geffen, and the magnetic and ZTEM anomalies identified by Alan King’s 3D model. Because of this, the center of the inferred porphyry system at Hay Mountain is interpreted to be southwest of the Zebra Hills under post-mineral cover.” [page 48]

ZTEM EM Survey: We requested and received a cost estimate from Geotech of Aurora (Toronto area) Ontario, Canada, which is the only purveyor of this helicopter borne electromagnetic (EM) geophysical method. This geophysical method has the ability to “look down” into the crust of the earth about 2,000 meters (6,600 feet) and detect sulfides and other rock types and structures which may be associated with porphyry copper systems. Test work over known Safford, Arizona porphyry copper deposits along with thousands of verifying drill holes show the geometry of such mineral systems can be determined, thus identifying whether it is a porphyry copper system or some other mineral system. When combined with our geochemical data, we can determine the position of the copper-moly center of the system and design our drill program to efficiently test and define mineralization. We flew ZTEM in July 2013 and the analysis report was received in February 2014. In 2019, a re-interpretation of the ZTEM and the magnetic data with focus on porphyry targets was performed on the basis of more rigorous 3D inversion tools. Based on the 3D ZTEM and the 3D MVI inversion results, Geotech has recommended the following: Integrate the newly obtained results with all available geological, geochemical and drilling info (if available) to better define and prioritize exploration targets; Follow-up with deep-penetrating ground IP and ground TDEM detailed surveys on the 1st priority potential porphyry target Zd1and then the 2nd priority targets Zs1and Zs2 for better definition of their depth and shape; Follow-up with detailed ground MT survey the Zd1target for its investigation at depth; Drill testing of the Zd1target with deep holes should be performed after ground verification with ground geophysics. See news release: https://www.libertystaruranium.com/2019/09/30/liberty-star-hires-geotech-ltd-to-update-hay-mountain-project-ztem-data/

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In 2019 Liberty Star contracted Alan King, P.Geo., M.Sc. at Geoscience North to prepare a geophysical review of all the geochemical and geophysical data. Their conclusions and recommendations are- The full 3D Geoscience Analyst (GA) integrated model, which was provided as part of the review, should be used for targeting as there is much more detail and dynamic viewing available in the live 3D model than in the 2D screen captures of the model shown in the report. The new 3D models based on the ZTEM data should be reviewed with respect to the previous ground IP/Res, CSAMT etc. data, which were mentioned in the SRK report. The core anomalous area has complex Magnetic and EM signatures in an area of structural complexity, with associated well defined geochemical anomalies. Drill testing is recommended to test this area. Physical properties such as mag susceptibility, electrical conductivity, density, and IP effect would be helpful for further interpretation. These could be acquired on existing rock samples from the area or on core samples from any new drilling or with in-situ borehole geophysical surveys in any new Drill holes. The main target remains the core geochemical/geophysical anomaly and drill testing of this target is recommended. The combined EM and magnetic models show a thicker tabular conductive feature together with an area of high magnetic/structural complexity in the core of a large magnetic depletion zone, coincident with the core of the geochemical anomalies. See news release: https://www.libertystaruranium.com/2021/01/31/liberty-star-minerals-lbsrtechnical- data-studies-available/

The Tombstone exploration property consists of nine claims that are undeveloped. However, significant amounts of aeromagnetic surveys, IP (Induced Polarization Surveys), geologic mapping by the USGS and others, and geochemical surveys including soil, rock and vegetation sampling have been conducted at various times by various parties, over the last 60 years. When compiled and analyzed these various data suggest a compelling series of anomalies that are typical of buried, dirt and rock covered porphyry copper system(s). Below is a summary of prior exploration activities performed on our Tombstone claims: Technical Report: In mid-March 2011, Liberty Star contracted SRK to prepare three (3) Technical studies and Reports in a form similar to mineral reports prescribed under NI 43-101. Members of SRK’s engineering/scientific staff supervised by a Qualified Person as defined under NI 43-101 and SRK’s Tucson Office Principal Geologist, Corolla Hoag, and geologist Dr. Jan Rasmussen have visited the Tombstone property. This information was combined with historic technical reports going back to 1878 and more recent data up to August 2011 (the date of their reports). The three Technical Reports are entitled: (1) Walnut Creek Exploration Report, Tombstone District, Arizona –August 31, 2011, 147 pages; (2) The Tombstone Caldera South Exploration Report, Tombstone District, Arizona –August 31, 2011, 144 pages; and (3) Hay Mountain Exploration Report, Tombstone District, Arizona – August 31, 2011, 155 pages. These reports covered the entirety of the historic productive area of the Tombstone mines which date to their discovery in 1877. These Technical Reports thoroughly summarize and illustrate the salient geotechnical data of the Tombstone Mining District covering about 250 square miles and present much data in computer map format. In such context, they analyze Liberty Star’s exploration property as related to the entire area and recommend exploration programs for the Company.

Robbers Roost exploration property. On June 15, 2020, we received 2 Mineral Exploration Permits (MEPs) issued by the Arizona State Land Department (ASLD) covering the 240-acre Robbers Roost exploration area. Located approximately 4.5 miles southwest of Tombstone, Arizona, the property is accessible via the paved Charleston Road. The new MEPs are 5.89 miles west of Liberty Star’s Hay Mountain Property for porphyry copper, gold, and molybdenum. While the Robbers Roost MEP area is new to the Company, it has been explored previously by several exploration companies, in the 1970’s and 1990’s, and recently has received significant interest from others operating in the area. Drilling by ASARCO indicates “the presence of a granodioritic porphyry intrusive at depth below the alteration zone. The intrusive is characterized by porphyry copper style alteration and mineralization.” [JB Nelson, “Robbers’ Roost Summary Report,” 1995, p. 2 http://docs.azgs.az.gov/SpecColl/2008-01/2008-01- 0103.pdf) Red Rock Canyon exploration property. On November 11, 2020, we announced the identification of potentially exploitable gold mineralization in our recently acquired State of Arizona Mineral Exploration Permits (MEPs) contiguous with and immediately north of drill Target 1 in the Company’s Hay Mountain Property. The relevant MEPs are in Township 20, Range 23 East, specifically eight sections 27 through 34 and two additional MEPs, in sections 20 and 21. Preliminary surface exploration on the Red Rock MEPs advanced the Company’s knowledge of the porphyry system signature associated with magnetic highs at, and adjacent to the north of, Target 1, and represent the expansion of biogeochemical, surface rock sampling, and x-ray fluorescence (XRF) work at Target 1 and on the anticipated gold halo likely associated with the indicated porphyry center.

17

On January 22, 2025, we announced results from our channel sampling program with some samples returning gold grades of 107.5 g/t and 60.0 g/t collected along the high-grade zone. This extends known mineralization by another 100’ considering other parallel and related gold bearing structures within the RRC Project area. Historical work in the area regarded these structures as feeder zones to areas of sedimentary strata bound gold enrichment. The presence of flat lying gold enrichment cannot be confirmed by channel sampling of the jasperoid structures and will require drilling.

While the current channel sampling program tests the top of the vertical mineralized structures, past drilling has proven the existence of flat lying zones of gold enrichment within the Colina and Earp formations on site. Current sampling has not only extended the length of the known high-grade zone but also discovered 6 other lenses of jasperoid’ s running at greater than 0.5 g/t Au over more than 2’ widths.

Liberty Star has performed many hours of field work mapping and sampling on our Red Rock Canyon Gold Property. The results of the geochemical sampling indicate the presence of gold mineralization on the property.

Sampling Protocols for all properties

Liberty Star trains all employees/contractors conducting sample collection in the use of a handheld XRF (X-ray Fluorescence analyzer) to record accurate readings of 31 elements including gold, silver copper, molybdenum, uranium, thorium, manganese, and other elements from each in situ sample. The XRF device leads the sampler through a series of dropdown menu windows with various description capabilities and the ability to record a GPS coordinate of the location. Data from the XRF is uploaded to our computer database daily. The X-ray (XRF) is now a recognized and a valuable portable assay tool.

Liberty Star also uses professionally created video training to teach samplers the proper techniques of obtaining a representative sample whether it is soil, rock or vegetation and instruction on avoiding cross contamination between samples. After samples are collected, they are stored in a secure location until they are delivered to a sample preparation lab in Tucson, Arizona operated by ALS Global. ALS Global prepares the samples by crushing, mixing, pulverizing and homogenizing. From each sample submitted, a 200-gram sample is scientifically split for shipment to ALS Global’s main analysis lab in Vancouver, British Columbia. Standards, blanks, and duplicates are added to the sample stream for Quality Assurance Quality Control (QA/QC.) Every) th tenth sample is a QA/QC sample. Once Liberty Star gets the analysis data back from the laboratory, checks for quality assurance and control are made using data from the blanks, standards, and duplicates. The results are sent to Liberty Star by email and a paper copy mailed for verification and as a permanent record.

Mine Safety Disclosures

Under Section 1503(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and under Item 104 of Regulation S-K, promulgated under the Exchange Act, each operator of a coal or other mine is required to include disclosures regarding certain mine safety results in its periodic reports filed with the SEC. The operation of our mine(s) that may be developed in the future would be subject to regulation by the federal Mine Safety and Health Administration (MSHA) under the Federal Mine Safety and Health Act of 1977. We do not own any mines in (or outside of) the United States and as a result, this information is not required.

LEGAL PROCEEDINGS

There are no pending or threatened legal proceedings involving our company. However, from time to time, we may become involved in various legal proceedings that arise in the ordinary course of business. Those claims, even if lacking merit, could result in the expenditure by us of significant financial and managerial resources. We may become involved in material legal proceedings in the future.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Our common stock is currently quoted on the OTCQB of the OTC Markets under the symbol, “LBSR.” The OTC Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks”, as well as volume information. Trading in stocks quoted on the OTCQB is often thin and is characterized by wide fluctuations in trading prices due to many factors that may be unrelated or have little to do with a company’s operations or business prospects.

18

The following table sets forth the range of high and low closing bid quotations for our common stock for each of the periods indicated as reported by the OTC Markets. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Quarter Ended	High	Low
April 30, 2025	$0.152	$0.080
January 31, 2025	$0.188	$0.085
October 31, 2024	$0.257	$0.113
July 31, 2024	$0.370	$0.220
April 30, 2024	$0.800	$0.310
January 31, 2024	$0.459	$0.035
October 31, 2023	$0.070	$0.035
July 31, 2023	$0.080	$0.041
April 30, 2023	$0.135	$0.050

Our transfer agent, The Nevada Agency and Transfer Company, of Suite 880 Bank of America, 50 West Liberty Street, Reno, Nevada 89501 (telephone: 775.322.0626; facsimile 775.322.5632) is the registrar and transfer agent for our common stock.

As of June _, 2025, we had 68,045,757  shares of our common stock issued and outstanding, with 144 record stockholders. The number of record holders does not include beneficial owners of common stock whose shares are held in the names of banks, brokers, nominees or other fiduciaries.

Recent Sales of Unregistered Securities

Common Stock Issued During the Three Months Ended April 30, 2025

On February 4, 2025, the Company entered into a stock compensation and subscription agreement with an investor relations firm that includes the issuance of 1,000,000 shares of restricted common stock. The shares of restricted common stock will be subject to a six-month hold period from the date of issuance. During the three months ended April 30, 2025, the Company issued 250,000 shares related to this agreement.

On February 26, 2025, the Company issued Pete O’Heeron, Chairman of the Board, 3,080,670 units for the conversion of his $250,000 promissory note and accrued interest of $27,260. Each unit consists of 1 share of our common stock and ½ warrant.

During the three months ended April 30, 2025, the Investor purchased 1,369,961 restricted shares of the Company’s common stock for net proceeds of $91,840, after deducting the legal fees and clearing expenses.

During the three months April 30, 2025, the Company issued 546,021 units to an officer and members of the Board of Directors for $49,142 in cash proceeds. Each unit consists of 1 share of our common stock and ½ warrant.

On April 22, 2025, the Company issued a total of 206,624 shares of our common stock for conversions of $12,320 in principal on convertible notes payable at the exercise price of $0.0596.

On April 25, 2025, the Company issued a total of 230,280 shares of our common stock for conversions of $5,600 in principal and $6,720 of interest on convertible notes payable at the exercise price of $0.0535.

19

Common Stock Issued During the Year Ended January 31, 2025

On August 5, 2024, the Company entered into a twelve-month stock compensation and subscription agreement with an investor relations firm that includes the issuance of 225,000 shares of restricted common stock with a fair value of $45,000.

During the year ended January 31, 2025, the Investor purchased 1,122,672 restricted shares of the Company’s common stock for net proceeds of $90,919, after deducting the legal fees and clearing expenses. As consideration for entering into the purchase agreement, the Company issued 100,000 shares of common stock to the Investor as a commitment fee.

During the year ended January 31, 2025, the noteholder converted a total of $110,000 of the note for 867,389 shares of the Company’s common stock.

During the year ended January 31, 2025, the Company received advances of $124,693 Patricia Madaris. On January 10, 2025, Ms. Madaris converted her advance into a private placement for 1,133,574 units. Each unit consists of 1 share of our common stock and ½ warrant.

On February 21, 2024, the Company received a notice to exercise 75,000 options to purchase shares of common stock on a cashless basis resulting in the issuance of a net of 70,002 shares of common stock.

Common Stock Issued During the Year Ended January 31, 2024

During the year ended January 31, 2024, the Company issued a total of 5,666,917 shares of our common stock for conversions of $223,733 in principal and $9,547 of interest on convertible notes payable at exercise prices ranging from $0.0297 to $0.0888.

On May 26, 2023, the Company entered into a twelve-month stock compensation and subscription agreement with an investor relations firm that includes the issuance of 978,300 shares of common stock. Upon signing the agreement, the Company issued 978,300 shares of common stock and will recognize the expense over the twelve-month service period.

During the year ended January 31, 2024, the Company issued 23,521,147 units to the Chairman of the Board for $970,000 in cash proceeds and $1,908 of equipment purchased. Each unit consists of 1 share of our common stock and ½, 3-year warrant.

Holders of Common Stock

As of June _, 2025, there were approximately 144   holders of record of our common stock. As of such date, 68,045,757 shares of our common stock were issued and outstanding. We had 1 holder of Class A common stock with 500,000 shares issued and outstanding.

Dividends

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to increase our working capital and do not anticipate paying any cash dividends in the foreseeable future.

20

21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Liberty Star Uranium & Metals Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Liberty Star Uranium & Metals Corp. (the Company) as of January 31, 2025, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the year ended January 31, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of January 31, 2025, and the results of its operations and its cash flows for the year ended January 31, 2025, in conformity with accounting principles generally accepted in the United States of America. The financial statements of Liberty Star Uranium & Metals Corp. as of January 31, 2024, were audited by other auditors whose report dated May 14, 2024, expressed an unqualified opinion on those financial statements.

The Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the accompanying financial statements, the Company has not yet generated any significant revenue, has incurred recurring losses from operations, generated negative cash flows from operating activities and had an accumulated deficit that raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans in regarding these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Derivatives

As disclosed in Note 7 to the financial statements, the Company had various debt instruments and warrants which included conversion features requiring separate accounting as derivatives. These derivatives were measured at fair value using significant assumptions and complex pricing model. We identified auditing the Company’s evaluation to estimate the fair value of the derivative liabilities, as a critical audit matter. The Company uses management estimates on various inputs to the calculation. Auditing a specialist’s calculation of the value of derivatives can be a significant judgment given the fact that the Company uses the specialists estimates on various inputs to the calculation. As discussed in Note 7 to the financial statements, the company has a derivative liability due to a tainted equity environment.

To evaluate the appropriateness of the fair value determined by management, we examined and evaluated the inputs management used in calculating the fair value of the derivative liability. To evaluate the appropriateness of the estimates used by the derivative specialist, we examined and evaluated the inputs the specialist used in calculating the value of the derivatives.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2024.

The Woodlands, Texas

May 1, 2025

F-1

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of

Liberty Star Uranium & Metals Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Liberty Star Uranium & Metals Corp. (the “Company”) as of January 31, 2024, and the related consolidated statement of operations, changes in stockholders’ deficit, and cash flows for the period ended January 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company as of January 31, 2024, and the consolidated results of its operations and its cash flows for the period ended January 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

F-2

Critical Audit Matter Description

As disclosed in Notes 6 and 7 to the financial statements, the Company had various debt instruments which included conversion features requiring bifurcation and separate accounting as derivatives. These derivatives were measured at fair value using significant assumptions and complex pricing model. We identified auditing the Company’s evaluation to estimate the fair value of the derivative liabilities, as a critical audit matter.

How the Critical Audit Matter Was Addressed in the Audit

Our key audit procedures performed to address this critical audit matter included the following:

-	We obtained an understanding of the Company’s processes surrounding the evaluation, initial measurement and valuation of the derivatives.

-	We evaluated management’s assessment, and the conclusions reached, and the qualifications of the Company’s specialist, to ensure these instruments were recorded in accordance with the relevant accounting guidance.

-	We evaluated the fair value of the derivatives that included testing the valuation model and significant assumptions utilized by management and underlying data used in the model.

-	We engaged an auditor’s specialist to review the work prepared by the Company’s specialist and assist in the performance of recalculations.

/s/ Turner, Stone & Company, L.L.P.

We served as Liberty Star Uranium & Metals Corp.’s auditor from 2022 to 2024.

Dallas, Texas

May 15, 2024.

F-3

Liberty Star Uranium & Metals Corp.

Consolidated Balance Sheets

	January 31,	January 31,
	2025	2024

Assets

Current assets:
Cash and cash equivalents	$20,962	$72,099
Prepaid expenses and other current assets	17,818	14,356
Total current assets	38,780	86,455

Noncurrent assets:
Property and equipment, net	11,175	17,644
Total noncurrent assets	11,175	17,644

Total assets	$49,955	$104,099

Liabilities and Stockholders’ Deficit

Current:
Accounts payable and accrued liabilities	$229,032	$165,212
Accrued expenses, related party	938	-
Advances	9,000	-
Advances, related party	205,000	-
Notes payable to related party	721,598	326,828
Convertible promissory note, net of unamortized debt discount of $38,114 and $0	214,606	95,000
Derivative liability	311,338	2,547,458
Total current liabilities	1,691,512	3,134,498

Long-term:
Long-term debt - SBA, net of current portion	32,400	32,400
Total long-term liabilities	32,400	32,400

Total liabilities	1,723,912	3,166,898

Commitments and Contingencies

Stockholders’ deficit:
Class A common stock - $.00001 par value; 500,000 authorized; 500,000 shares issued and outstanding	5	5
Common stock - $.00001 par value; 149,500,000 authorized; 53,332,498 and 49,813,861 shares issued and outstanding, respectively	533	498
Additional paid-in capital	57,787,901	58,538,033
Subscription receivable	(101,100)	(117,850)
Accumulated deficit	(59,361,296)	(61,483,485)
Total stockholders’ deficit	(1,673,957)	(3,062,799)

Total liabilities and stockholders’ deficit	$49,955	$104,099

The accompanying notes are an integral part of the consolidated financial statements

F-4

Liberty Star Uranium & Metals Corp.

Consolidated Statements of Operations

	For the years ended
	January 31,
	2025	2024

Revenues	$-	$-
Expenses:
Geological and geophysical costs	449,198	897,777
Salaries and benefits	202,167	214,550
Professional services	257,536	155,338
General and administrative	789,628	272,605
Net operating expenses	1,698,529	1,540,270
Loss from operations	(1,698,529)	(1,540,270)

Other income (expense):
Interest expense	(245,970)	(213,022)
Other income	3,839	3,941
Gain (loss) on settlement of liabilities	(46,346)	56,000
Gain (loss) on change in fair value of derivative liability	4,109,195	(2,386,907)
Total other income (expense)	3,820,718	(2,539,988)
Net income (loss)	$2,122,189	$(4,080,258)

Net loss per share of common stock - basic	$0.04	$(0.13)
Net loss per share of common stock - diluted	$0.03	$(0.13)

Weighted average shares outstanding - basic	50,647,226	31,012,343
Weighted average shares outstanding - diluted	62,630,306	31,012,343

The accompanying notes are an integral part of the consolidated financial statements

F-5

Liberty Star Uranium & Metals Corp.

Consolidated Statements of Changes in Stockholders’ Deficit

For the years ended January 31, 2025 and 2024

	Class A Common stock		Common stock		Subscription	Additional paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Receivable	Capital	Deficit	Deficit

Balance, January 31, 2023	102,000	$1	18,671,159	$186	$(117,468)	$56,941,222	$(57,403,227)	$(579,286)
Receipt of subscription receivable	-	-	-	-	16,368	-	-	16,368
Cashless exercise of options	-	-	250,000	3	(16,750)	16,747	-	-
Issuance of common stock and warrants in private placement	413,781	4	23,962,393	240	-	1,007,669	-	1,007,913
Issuance of common stock and warrants for settlement of liability	234,219	2	-	-	-	11,112	-	11,114
Issuance of common stock and warrants for equipment	-	-	35,092	-	-	1,908	-	1,908
Shares issued for conversion of notes	-	-	5,666,917	57	-	233,224	-	233,281
Stock based compensation	-	-	978,300	10	-	167,943	-	167,953
Shares exchanged	(250,000)	(2)	250,000	2	-	-	-	-
Resolution of derivative liabilities due to debt conversions and untainted warrants	-	-	-	-	-	158,208	-	158,208
Net loss for the year ended January 31, 2024	-	-	-	-	-	-	(4,080,258)	(4,080,258)
Balance, January 31, 2024	500,000	5	49,813,861	498	(117,850)	58,538,033	(61,483,485)	(3,062,799)
Cashless exercise of options	-	-	70,002	1	-	(1)	-	-
Settlement of subscription receivable	-	-	-	-	16,750	-	-	16,750
Shares issued for conversion of notes	-	-	867,389	9	-	114,391	-	114,400
Shares issued for cash, net	-	-	1,122,672	11	-	70,908	-	70,919
Issuance of common stock and warrants in private placement	-	-	1,133,574	11	-	171,028	-	171,039
Shares issued for deferred financing costs	-	-	100,000	1	-	19,999	-	20,000
Stock based compensation	-	-	225,000	2	-	679,266	-	679,268
Resolution of derivative liabilities due to debt conversions	-	-	-	-	-	52,476	-	52,476
Reclass of APIC to derivative liabilities for tainted warrants	-	-	-	-	-	(1,858,199)	-	(1,858,199)
Net income for the year ended January 31, 2025	-	-	-	-	-	-	2,122,189	2,122,189
Balance, January 31, 2025	500,000	$5	53,332,498	$533	$(101,100)	$57,787,901	$(59,361,296)	$(1,673,957)

The accompanying notes are an integral part of the consolidated financial statements

F-6

Liberty Star Uranium & Metals Corp.

Consolidated Statements of Cash Flows

	For the years ended
	January 31,
	2025	2024

Cash flows from operating activities:
Net income (loss)	$2,122,189	$(4,080,258)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	6,469	6,152
Stock based compensation	679,268	167,953
Amortization of debt discounts	145,038	197,477
(Gain) loss on change in fair value of derivative liabilities	(4,109,195)	2,386,907
(Gain) loss on settlement of liabilities	46,346	(56,000)
Changes in assets and liabilities:
Prepaid expenses and other current assets	20,808	17,034
Accounts payable and accrued expenses	68,220	(32,574)
Accrued expenses to related party	938	-
Cash flows used in operating activities:	(1,019,919)	(1,393,309)

Cash flows from financing activities:
Proceeds from advances, related party	354,693	1,363
Repayments of advances, related party	(25,000)	(8,157)
Proceeds from advances	9,000	-
Repayments of advances	-	(17,091)
Proceeds from notes payable, related party	467,000	285,000
Repayments of notes payable, related party	(55,000)	-
Repayments of notes payable	(24,750)	(27,604)
Proceeds from convertible promissory notes	336,000	175,000
Repayments of convertible promissory notes	(184,080)	-
Proceeds from the issuance of common stock for cash, net	90,919	-
Proceeds from the issuance of common stock and warrants in a private placement	-	1,007,913
Receipt of subscription receivable	-	16,368
Net cash provided by financing activities	968,782	1,432,792

Increase (decrease) in cash and cash equivalents	(51,137)	39,483
Cash and cash equivalents, beginning of period	72,099	32,616
Cash and cash equivalents, end of period	$20,962	$72,099

Supplemental disclosure of cash flow information:
Income tax paid	$-	$-
Interest paid	$948	$2,564

Supplemental disclosure of non-cash items:
Resolution of derivative liabilities due to debt conversions and untainted warrants	$52,476	$156,309
Reclass of APIC to derivative liabilities for tainted warrants	$1,858,199	$1,901
Debt discounts due to derivative liabilities	$67,352	$146,368
Shares issued for conversion of debt and interest	$114,400	$233,280
Expenses paid by related party on behalf of the Company	$-	$21,827
Prepaid insurance financed with note payable	$24,750	$24,850
Cashless exercise of warrants	$-	$16,750
Settlement of subscription and interest receivable	$17,230	$-
Issuance of common stock and warrants for equipment	$-	$1,908
Issuance of common stock and warrants for settlement of liabilities	$-	$11,114
Shares issued for deferred financing costs	$20,000	$-
Issuance of common stock and warrants in private placement	$124,693	$-
Reclassification of deferred financing costs to equity	$20,000	$-

The accompanying notes are an integral part of the consolidated financial statements

F-7

LIBERTY STAR URANIUM & METALS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – Organization

Liberty Star Uranium & Metals Corp. (the “Company,” “we,” “our,” or “Liberty Star”) was formerly Liberty Star Gold Corp. and formerly Titanium Intelligence, Inc. (“Titanium”). Titanium was incorporated on August 20, 2001 under the laws of the State of Nevada. On February 5, 2004, we commenced operations in the acquisition and exploration of mineral properties business. Big Chunk Corp. (“Big Chunk”) was our wholly owned subsidiary and was incorporated on December 14, 2003 in the State of Alaska. Until 2016 Big Chunk was engaged in the acquisition and exploration of mineral properties business in the State of Alaska until its dissolution on July 26, 2019. Redwall Drilling Inc. (“Redwall”) was our wholly owned subsidiary and was incorporated on August 31, 2007 in the State of Arizona. Redwall performed drilling services on the Company’s mineral properties. Redwall ceased drilling activities in July 2008 and was dissolved on March 30, 2010. We formed the wholly owned subsidiary, Hay Mountain Super Project LLC (“HMSP”) incorporated on October 24, 2014, to serve as the primary holding company for development of the potential ore bodies encompassed in the Hay Mountain area of interest in Arizona. We renamed HMSP to Hay Mountain Holdings LLC (“HMH”) on March 5, 2019. In April 2007, we changed our name to Liberty Star Uranium & Metals Corp. On February 22, 2019, the Company registered the tradename ‘Liberty Star Minerals’ with the state of Arizona to be recognized as ‘doing business as’, or ‘d/b/a’ Liberty Star Minerals. We have not generated any revenues from operations. On April 11, 2019 we formed a new subsidiary named Earp Ridge Mines LLC (“Earp Ridge”) wholly owned by HMH. On August 13, 2020, the Company formed Red Rock Mines, LLC (“Red Rock”), an Arizona corporation, as a wholly owned subsidiary of Hay Mountain Holdings, LLC.

NOTE 2 – Summary of significant accounting policies

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s consolidated financial statements. Such consolidated financial statements and accompanying notes are the representations of the Company’s management, who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects and have been consistently applied in preparing the accompanying consolidated financial statements. The significant accounting policies adopted by the Company are as follows:

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The valuation of stock-based compensation, classification and valuation of common stock purchase warrants, classification and value of embedded conversion options, value of beneficial conversion features, valuation allowance on deferred tax assets, the determination of useful lives and recoverability of depreciable assets, accruals, and contingencies are significant estimates made by management. It is at least reasonably possible that a change in these estimates may occur in the near term.

Principles of consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary HMH and the HMH wholly owned subsidiaries Earp Ridge and Red Rock. All significant intercompany accounts and transactions have been eliminated upon consolidation.

Cash and cash equivalents

We consider cash held at banks and all highly liquid investments with original maturities of three months or less to be cash and cash equivalents. We maintain our cash in bank deposit accounts which, for periods of time, may exceed federally insured limits. On January 31, 2025 and 2024, we had no cash balances in bank deposit accounts that exceeded federally insured limits.

F-8

Mineral claim costs

We account for costs incurred to acquire, maintain, and explore mineral properties as a charge to expense in the period incurred until the time that a proven mineral resource is established, at which point development of the mineral property would be capitalized. Currently, we do not have any proven mineral resources on any of our mineral properties.

Long-lived assets and impairment of long-lived assets

Property and equipment are stated at cost. We capitalize all purchased equipment over $500 with a useful life of more than one year. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are stated at cost and are amortized over their estimated useful lives or the lease term, whichever is shorter. Maintenance and repairs are expensed as incurred while betterments or renewals are capitalized. Property and equipment are reviewed periodically for impairment. The estimated useful lives range from 3 to 7 years.

We review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of a long-lived asset group to be held and used in operations is measured by a comparison of the carrying amount to the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset group. If such asset group is considered to be impaired, the impairment loss is measured as the amount by which the carrying amount of the asset group exceeds its fair value. Long-lived assets to be disposed of are carried at the lower of cost or fair value less the costs of disposal.

Convertible promissory notes

We report convertible promissory notes as liabilities at their carrying value less unamortized discounts, which approximates fair value. We bifurcate conversion options and detachable common stock purchase warrants and report them as liabilities at fair value at each reporting period when required in accordance with the applicable accounting guidance. When convertible promissory notes are converted into shares of our common stock in accordance with the debt terms, no gain or loss is recognized. We account for inducements to convert as an expense in the period incurred, included in debt conversion expense.

Derivative liabilities

The valuation of the derivative liability of our warrants is determined through the use of a Monte Carlo options model that values the liability of the warrants based on a risk-neutral valuation where the price of the option is its discounted expected value. The technique applied generates a large number of possible (but random) price paths for the underlying common stock via simulation, and then calculates the associated exercise value (i.e., “payoff”) of the option for each path. These payoffs are then averaged and discounted to a current valuation date resulting in the fair value of the option.

The valuation of the derivative liability attached to the convertible debt is arrived at through the use of a Monte Carlo model that values the derivative liability within the notes. The technique applied generates a large number of possible (but random) price paths for the underlying (or underlyings) via simulation, and then calculates the associated payment value (cash, stock, or warrants) of the derivative features. The price of the underlying common stock is modeled such that it follows a geometric Brownian motion with constant drift, and elastic volatility (increasing as stock price decreases). The stock price is determined by a random sampling from a normal distribution. Since the underlying random process is the same, for enough price paths, the value of the derivative is derived from path dependent scenarios and outcomes. The features in the notes are analyzed and incorporated into the model included the conversion features with the reset provisions, the call/redemption/prepayment options, and the default provisions. Based on these features, there are six primary events that can occur; payments are made in cash; payments are made with stock; the note holder converts upon receiving a redemption notice; the note holder converts the note; the issuer redeems the note; or the Company defaults on the note. The model simulates the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e., stock price, conversion price, etc.). Probabilities are assigned to each variable such as redemption likelihood, default likelihood, and timing and pricing of reset events over the remaining term of the notes based on management projections. This leads to a cash flow simulation over the life of the note. A discounted cash flow for each simulation is completed and is compared to the discounted cash flow of the note without the embedded features, thus determining a value for the derivative liability.

F-9

Common stock purchase warrants

We report common stock purchase warrants as equity unless a condition exists which requires reporting as a derivative liability at fair value. The valuation of the derivative liability of the warrants is determined through the use of a Monte Carlo options model that values the liability of the warrants based on a risk-neutral valuation where the price of the option is its discounted expected value.

Stock based compensation

The Company recognizes stock-based compensation for all share-based payment awards made to employees and non-employees based on the estimated fair values of the stock or options. The fair value of options to be granted are estimated on the date of each grant using the Black-Scholes option pricing model and amortized ratably over the option’s vesting periods, which approximates the service period.

Environmental expenditures

Our operations have been and may in the future be affected from time to time in varying degree by changes in environmental regulations, including those for future removal and site restoration costs. The likelihood of new regulations and their overall effect upon us are not predictable. We provide for any reclamation costs in accordance with the Accounting Standards Codification (“ASC”) Topic 410-30 “Asset Retirement and Environmental Obligations”. It is management’s opinion that we are not currently exposed to significant environmental and reclamation liabilities and have recorded no reserve for environmental and reclamation expenditures as of January 31, 2025 or 2024.

Fair value of financial instruments

Our financial instruments consist of cash and cash equivalents, accounts payable, accrued liabilities, convertible notes payable, notes payable, and derivative liability. It is management’s opinion that we are not exposed to significant interest, currency or credit risks arising from these financial instruments. With the exception of the derivative liability, the fair value of these financial instruments approximates their carrying values based on their short maturities or for long-term debt based on borrowing rates currently available to us for loans with similar terms and maturities. Gains and losses recognized on changes in estimated fair value of the warrant liability are reported in other income (expense) as gain (loss) on change in fair value.

The Company measures and discloses certain financial assets and liabilities at fair value. Authoritative guidance defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Authoritative guidance also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

F-10

Income taxes

Income taxes are recorded using the asset and liability method. Under the asset and liability method, tax assets and liabilities are recognized for the tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using the enacted tax rates expected to apply when the asset is realized or the liability settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that enactment occurs. To the extent that the Company does not consider it more likely than not that a future tax asset will be recovered, it provides a valuation allowance against the excess. Interest and penalties associated with unrecognized tax benefits, if any, are classified as additional income taxes in the statement of operations.

Net income (loss) per share

Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted-average number of common shares outstanding during the period. Potential common stock equivalents are determined using the treasury stock method. For diluted net income (loss) per share purposes, the Company excludes stock options and other stock-based awards, including shares issued as a result of option exercises that are subject to repurchase by the Company, whose effect would be anti-dilutive from the calculation.

During the years ended January 31, 2025 and 2024, the impact of 3,765,498 and 2,808,730 of stock options, 846,052 and 14,254,813 of warrants, and 0 shares issuable from convertible notes, respectively, were excluded from the calculation as their impact would be anti-dilutive.

A reconciliation of the weighted average shares outstanding used in basic and diluted earnings per share computation is as follows:

	For the Years Ended
	January 31,
	2025	2024
Basic (loss) earnings per common share
Numerator:
Net income (loss) available to common shareholders	$2,122,189	$(4,080,258)
Denominator:
Weighted average common shares outstanding	50,647,226	31,012,343

Basic earnings (loss) per common share	$0.04	$(0.13)
Diluted earnings per common share
Numerator:
Net income (loss) available to common shareholders	$2,122,189	$(4,080,258)
Remove derivative gain	(14,876)	-
Remove convertible debt interest	(14,290)	-
Net income (loss) available to common shareholders	$2,093,023	$(4,080,258)
Denominator:
Weighted average common shares outstanding	50,647,226	31,012,343
Dilutive effect of common stock warrants	10,427,644	-
Dilutive effect of common stock options	1,555,436	-
Adjusted weighted average common shares outstanding	62,630,306	31,012,343

Diluted income (loss) per common share	$0.03	$(0.13)

F-11

Segments Reporting

The Company manages its operations as a single segment for the purpose of assessing performance and making operating decisions. The Company’s CEO, who is our Chief Operating Decision Maker (“CODM”), manages our segments, evaluates financial results, and makes key operating decisions. The CODM allocates resources and evaluates the performance of the Company using information about combined net income from operations. All significant operating decisions are based upon an analysis of the Company as one operating segment, which is the same as its reporting segment.

Newly Issued Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280), Improvements to Reportable Segment Disclosures to improve reportable segment disclosure requirements through enhanced disclosures about significant segment expenses. ASU 2023-07 expands public entities’ segment disclosures by requiring disclosure of significant segment expenses that are regularly provided to the CODM and included within each reported measure of segment profit or loss, an amount and description of its composition for other segment items and interim disclosures of a reportable segment’s profit or loss and assets. All disclosure requirements of ASU 2023-07 are required for entities with a single reportable segment. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods for our fiscal years beginning after December 15, 2024, and should be applied on a retrospective basis to all periods presented. Early adoption is permitted. We adopted ASU 2023-07 during the year ended January 31, 2025.

In December 2023, the FASB issued 2023-09, Income Taxes (Topic 740), Improvements to Income Tax Disclosures to enhance income tax information primarily through changes in the rate reconciliation and income taxes paid information. ASU 2023-09 is effective for annual periods beginning after December 15, 2024 on a prospective basis. Early adoption is permitted. We are currently evaluating the impact of this standard on our statements and related disclosures.

NOTE 3 – Going concern

These consolidated financial statements have been prepared in conformity with GAAP with the ongoing assumption that we will be able to realize our assets and discharge our liabilities in the normal course of business. However, certain conditions noted below currently exist which raise substantial doubt about our ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should we be unable to continue as a going concern. Our operations have primarily been funded by the issuance of common stock and debt. Continued operations are dependent on our ability to complete equity financings or generate profitable operations in the future. Management’s plan in this regard is to secure additional funds through future equity financings, joint venture agreements or debt. Such financings may not be available or may not be available on reasonable terms.

The Company has incurred losses from operations, has a working capital deficit and requires additional funds for further exploratory activity and to maintain its claims prior to attaining a revenue generating status. There are no assurances that a commercially viable mineral deposit exists on any of our properties. In addition, the Company may not find sufficient ore reserves to be commercially mined. As such, there is substantial doubt about the Company’s ability to continue as a going concern.

Management is working to secure additional funds through the exercise of stock warrants already outstanding, equity financings, debt financings or joint venture agreements. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 4 – Mineral claims

At January 31, 2025, we held a 100% interest in 93 standard federal lode mining claims located in the Tombstone region of Arizona.

At January 31, 2025, we held 30 Arizona State Land Department Mineral Exploration Permits covering 12,878.18 acres in the Tombstone region of Arizona.

F-12

Title to mineral claims involves certain inherent risks due to difficulties of determining the validity of certain claims as well as potential for problems arising from the frequently ambiguous conveyance history characteristic of many mineral properties.

All of the Company’s claims for mineral properties are in good standing as of January 31, 2025.

NOTE 5 – Property and equipment

The balances of our major classes of depreciable assets and useful lives are:

	January 31, 2025	January 31, 2024
Geology equipment (3 to 7 years)	$91,328	$91,328
Vehicles and transportation equipment (5 years)	37,592	37,592
Office furniture and equipment (3 to 7 years)	2,140	2,140
	131,060	131,060
Less: accumulated depreciation	(119,885)	(113,416)
	$11,175	$17,644

Depreciation expense was $6,469 and $6,152 for the years ended January 31, 2025 and 2024, respectively.

NOTE 6 – Long-term debt and convertible promissory notes

Following is a summary of convertible promissory notes:

	January 31, 2025	January 31, 2024

8% convertible note payable issued January 2024, due October 2024	$–	$110,000
10% convertible note payable issued June 2024, due March 2025	21,120	–
10% convertible note payable issued August 2024, due May 2025	67,200	–
10% convertible note payable issued October 2024, due July 2025	97,200	–
10% convertible note payable issued December 2024, due September 2025	67,200	–
	252,720	110,000
Less debt discount	(38,114)	(15,000)
Less current portion of convertible notes	(214,606)	(95,000)
Long-term convertible notes payable	$–	$–

On July 14, 2022, the Company entered into a convertible promissory note with 1800 Diagonal Lending LLC in the aggregate principal amount of $45,138 (the “July 2022 Note”). The note bears interest at 8%, with an Original Issue Discount of $10,138, matures on July 14, 2023, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the lowest 5 weighted average market prices of the Company’s common stock during the 10 trading days prior to conversion. During the year ended January 31, 2023, the noteholder converted a total of $15,000 of the note for 205,198 shares of the Company’s common stock, leaving a balance of $30,138 as of January 31, 2023. During the year ended January 31, 2024, the noteholder converted a total of $30,138 of the note principal and $1,806 of interest for 360,675 shares of the Company’s common stock, leaving a balance of $0 as of January 31, 2024.

On October 3, 2022, the Company entered into a convertible promissory note with 1800 Diagonal Lending LLC in the aggregate principal amount of $45,138 (the “October 2022 Note”). The note bears interest at 8%, with an Original Issue Discount of $10,138, matures on October 3, 2023, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the lowest 5 weighted average market prices of the Company’s common stock during the 10 trading days prior to conversion. During the year ended January 31, 2024, the noteholder converted a total of $45,138 of the note principal and $1,806 of interest for 1,102,975 shares of the Company’s common stock, leaving a balance of $0 as of January 31, 2024.

F-13

On November 23, 2022, the Company entered into a convertible promissory note with 1800 Diagonal Lending LLC in the aggregate principal amount of $51,108 (the “November 2022 Note”). The note bears interest at 8%, with an Original Issue Discount of $11,219, matures on November 23, 2023, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the lowest 5 weighted average market prices of the Company’s common stock during the 10 trading days prior to conversion. During the year ended January 31, 2024, the noteholder converted a total of $51,108 of the note principal and $2,044 of interest for 1,477,693 shares of the Company’s common stock, leaving a balance of $0 as of January 31, 2024.

On February 3, 2023, the Company entered into a convertible promissory note with 1800 Diagonal Lending in the aggregate principal amount of $48,675 (the “February 2023 Note”). The note bears interest at 8%, with an Original Issue Discount of $4,425 plus an additional $4,250 to pay for transaction fees of the lender, matures on February 2, 2024, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the lowest 5 weighted average market prices of the Company’s common stock during the 10 trading days prior to conversion. During the year ended January 31, 2024, the noteholder converted a total of $48,675 of the note principal and $1,947 of interest for 1,131,880 shares of the Company’s common stock, leaving a balance of $0 as of January 31, 2024.

On March 24, 2023, the Company entered into a convertible promissory note with 1800 Diagonal Lending in the aggregate principal amount of $48,675 (the “March 2023 Note”). The note bears interest at 8%, with an Original Issue Discount of $4,425 plus an additional $4,250 to pay for transaction fees of the lender, matures on March 24,2024, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the lowest 5 weighted average market prices of the Company’s common stock during the 10 trading days prior to conversion. During the year ended January 31, 2024, the noteholder converted a total of $48,675 of the note principal and $1,945 of interest for 1,593,694 shares of the Company’s common stock, leaving a balance of $0 as of January 31, 2024.

On January 12, 2024, the Company entered into a convertible promissory note with 1800 Diagonal Lending in the aggregate principal amount of $110,000 (the “January 2024 Note”). The note bears interest at 8%, with an Original Issue Discount of $10,000 plus an additional $5,000 to pay for transaction fees of the lender, matures on March 24,2024, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the lowest 5 weighted average market prices of the Company’s common stock during the 10 trading days prior to conversion. During the year ended January 31, 2025, the noteholder converted a total of $110,000 of the note for 867,389 shares of the Company’s common stock. The conversion was in accordance with the terms of the agreement and no gain or loss was recognized. As of January 31, 2025, the note balance was $0. As of January 31, 2024, the note balance was $95,000, net of $15,000 discount.

On February 23, 2024, the Company entered into a promissory note with 1800 Diagonal Lending in the aggregate principal amount of $126,000 (the “February 2024 Note”). The note bears interest at 10%, with an Original Issue Discount of $21,000 plus an additional $5,000 to pay for transaction fees of the lender, matures on November 30, 2024. Pursuant to the terms of the Note, the outstanding principal and accrued interest on the Note shall be paid in 4 set monthly cash payments beginning six months from the effective date. The note may be prepaid with no penalty. The note allows an event of default which may be convertible into shares of the Company’s common stock as set forth therein. At any time following an event of default, the note is convertible into shares of the Company’s common stock at a price of 65% of the lowest weighted average market price of the Company’s common stock during the 10 trading days prior to conversion. During the year ended January 31, 2025, the Company repaid $126,000 of principal on the note. As of January 31, 2025, the note balance was $0.

On June 13, 2024, the Company entered into a promissory note with 1800 Diagonal Lending in the aggregate principal amount of $126,000 (the “June 2024 Note”). The note bears interest at 10%, with an Original Issue Discount of $21,000 plus an additional $5,000 to pay for transaction fees of the lender, matures on March 15, 2025. Pursuant to the terms of the Note, the outstanding principal and accrued interest on the Note shall be paid in 4 set monthly cash payments beginning six months from the effective date. The note may be prepaid with no penalty. The note allows an event of default which may be convertible into shares of the Company’s common stock as set forth therein. At any time following an event of default, the note is convertible into shares of the Company’s common stock at a price of 65% of the lowest weighted average market price of the Company’s common stock during the 10 trading days prior to conversion. During the year ended January 31, 2025, the Company repaid $58,080 of principal on the note. As of January 31, 2025, the note balance was $18,274, net of $2,846 discount.

F-14

On August 28, 2024, the Company entered into a promissory note with 1800 Diagonal Lending in the aggregate principal amount of $67,200 (the “August 2024 Note”). The note bears interest at 10%, with an Original Issue Discount of $11,200 plus an additional $6,000 to pay for transaction fees of the lender, matures on May 30, 2025. Pursuant to the terms of the Note, the outstanding principal and accrued interest on the Note shall be paid in 4 set monthly cash payments beginning six months from the effective date. The note may be prepaid with no penalty. The note allows an event of default which may be convertible into shares of the Company’s common stock as set forth therein. At any time following an event of default, the note is convertible into shares of the Company’s common stock at a price of 65% of the lowest weighted average market price of the Company’s common stock during the 10 trading days prior to conversion. As of January 31, 2025, note balance was $59,757, net of $7,443 discount.

On October 22, 2024, the Company entered into a promissory note with 1800 Diagonal Lending in the aggregate principal amount of $97,200 (the “October 2024 Note”). The note bears interest at 10%, with an Original Issue Discount of $16,200 plus an additional $6,000 to pay for transaction fees of the lender, matures on July 30, 2025. Pursuant to the terms of the Note, the outstanding principal and accrued interest on the Note shall be paid in 4 set monthly cash payments beginning six months from the effective date. The note may be prepaid with no penalty. The note allows an event of default which may be convertible into shares of the Company’s common stock as set forth therein. At any time following an event of default, the note is convertible into shares of the Company’s common stock at a price of 65% of the lowest weighted average market price of the Company’s common stock during the 10 trading days prior to conversion. As of January 31, 2025, note balance was $82,979, net of $14,221 discount.

On December 2, 2024, the Company entered into a promissory note with 1800 Diagonal Lending in the aggregate principal amount of $67,200 (the “December 2024 Note”). The note bears interest at 10%, with an Original Issue Discount of $11,200 plus an additional $6,000 to pay for transaction fees of the lender, matures on May 30, 2025. Pursuant to the terms of the Note, the outstanding principal and accrued interest on the Note shall be paid in 4 set monthly cash payments beginning six months from the effective date. The note may be prepaid with no penalty. The note allows an event of default which may be convertible into shares of the Company’s common stock as set forth therein. At any time following an event of default, the note is convertible into shares of the Company’s common stock at a price of 65% of the lowest weighted average market price of the Company’s common stock during the 10 trading days prior to conversion. As of January 31, 2025, note balance was $53,596, net of $13,604 discount.

Notes Payable–- SBA

On June 22, 2020, the Company received loan proceeds of $32,300 (net of $100 loan fee) under the SBA’s Economic Injury Disaster Loan program (“EIDL”). The EIDL loan, dated June 16, 2020, bears interest at 3.75%, has a 30-year term, and is due in monthly installments of $158 beginning June 16, 2021 (extended to June 18, 2023).

The note principal balance of totaled $32,400, with accrued interest of $2,193 and $2,729 and is included in long-term debt as of January 31, 2025 and 2024, respectively.

Notes Payable

In April 2023, the Company entered into a Premium Finance Agreement related to an insurance policy. The policy premiums total $33,500 for a one-year policy period. The Company financed $24,850 of the policy over a nine-month period. The monthly payments under the agreement are due in nine installments of $2,909, at an annual interest rate of 12.70%. As of January 31, 2024, the note balance was $0.

In April 2024, the Company entered into a Premium Finance Agreement related to an insurance policy. The policy premiums total $33,500 for a one-year policy period. The Company financed $24,750 of the policy over a nine-month period. The monthly payments under the agreement are due in nine installments of $2,903, at an annual interest rate of 13.2%.

F-15

As of January 31, 2025, the notes payable, net balance was $32,400, which include term long notes payable of $32,400 and current portion of notes payable of $0, with accrued interest of $2,729. As of January 31, 2024, the note principal balance totaled $32,400, with accrued interest of $2,729, and is included in long-term debt.

NOTE 7 – Derivative Liabilities

The embedded conversion feature in the convertible debt instruments that the Company issued (See Note 6), that became convertible during the years ended January 31, 2025 and 2024, qualified it as a derivative instrument since the number of shares issuable under the note is indeterminate based on guidance in ASC 815, “Derivatives and Hedging”. This convertible note tainted all other equity linked instruments including outstanding warrants and fixed rate convertible debt on the date that the instrument became convertible.

The valuation of the derivative liability of the warrants was determined through the use of a Monte Carlo options model that values the liability of the warrants based on a risk-neutral valuation where the price of the option is its discounted expected value. The technique applied generates a large number of possible (but random) price paths for the underlying common stock via simulation, and then calculates the associated exercise value (i.e., “payoff”) of the option for each path. These payoffs are then averaged and discounted to a current valuation date resulting in the fair value of the option.

The valuation of the derivative liability attached to the convertible debt was arrived at through the use of a Monte Carlo model that values the derivative liability within the notes. The technique applied generates a large number of possible (but random) price paths for the underlying (or underlyings) via simulation, and then calculates the associated payment value (cash, stock, or warrants) of the derivative features. The price of the underlying common stock is modeled such that it follows a geometric Brownian motion with constant drift, and elastic volatility (increasing as stock price decreases). The stock price is determined by a random sampling from a normal distribution. Since the underlying random process is the same, for enough price paths, the value of the derivative is derived from path dependent scenarios and outcomes. The features in the notes that were analyzed and incorporated into the model included the conversion features with the reset provisions, the call/redemption/prepayment options, and the default provisions. Based on these features, there are six primary events that can occur; payments are made in cash; payments are made with stock; the note holder converts upon receiving a redemption notice; the note holder converts the note; the issuer redeems the note; or the Company defaults on the note. The model simulates the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e., stock price, conversion price, etc.). Probabilities were assigned to each variable such as redemption likelihood, default likelihood, and timing and pricing of reset events over the remaining term of the notes based on management projections. This led to a cash flow simulation over the life of the note. A discounted cash flow for each simulation was completed, and it was compared to the discounted cash flow of the note without the embedded features, thus determining a value for the derivative liability.

Key inputs and assumptions used to value the convertible note when it became convertible and upon settlement, and warrants upon tainting, were as follows:

●	The stock projections are based on the historical volatilities for each date. The volatility of 171.7% is based on historical prices over a lookback period equivalent to the expected term of 1.55 years. The stock price projection was modeled such that it follows a geometric Brownian motion with constant drift and constant volatility, starting with the recast stock price at each valuation date;

●	The Holder will exercise the warrant at maturity if the stock price was above the exercise price;

●	Discount rate was based on risk free rates of 4.29% in effect based on the remaining term and date of each valuation and instrument;

●	Dividend yield: 0%;

●	Exercise Price: $20M/number shares issued and outstanding at maturity (exercise date);

●	Number of Options: $1M/exercise price; and

●	The shares issued and outstanding is based on the initial 10,888,894 shares as of 10/31/21 to 53,332,498 shares as of 1/31/25 and a 2.49% growth (a lower growth from last quarter) monthly at 1/31/25 and future financing events raising $500,000 annually through the sale of common stock at a 25% discount.

F-16

Using the results from the model, the Company recorded a derivative liability during the year ended January 31, 2025 of $67,352 for the fair value of the convertible feature included in the Company’s convertible debt instruments. The derivative liability recorded for the convertible feature created a “day 1” derivative loss of $0 and a debt discount of $67,352 that is being amortized over the remaining term of the note using the effective interest rate method. Interest expense related to the amortization of this debt discount for the year ended January 31, 2025, was $67,352. The remaining unamortized debt discount related to the derivative liability was $0 as of January 31, 2025.

During the year ended January 31, 2025, the Company recorded $52,476 due to the conversions of a portion of the Company’s convertible notes. The Company also recorded a change in the fair value of the derivative liabilities as a gain of $4,109,195 to reflect the value of the derivative liabilities for warrants and convertible notes as of January 31, 2025.

Using the results from the model, the Company recorded a derivative liability during the year ended January 31, 2024 of $146,368 for the fair value of the convertible feature included in the Company’s convertible debt instruments. The derivative liability recorded for the convertible feature created a “day 1” derivative loss of $0 and a debt discount of $146,368 that is being amortized over the remaining term of the note using the effective interest rate method. Interest expense related to the amortization of this debt discount for the year ended January 31, 2024, was $198,453. The remaining unamortized debt discount related to the derivative liability was $0 as of January 31, 2024.

During the year ended January 31, 2024, the Company recorded $156,309 due to the conversions of a portion of the Company’s convertible notes. The Company also recorded a change in the fair value of the derivative liabilities as a loss of $2,386,907 to reflect the value of the derivative liabilities for warrants and convertible notes as of January 31, 2024.

The Company also recorded the change in the fair value of the derivative liability as a gain of $4,109,195 and a loss of $2,386,907, respectively, to reflect the value of the derivative liability for warrants and convertible notes as of January 31, 2025 and 2024, respectively.

The following table sets forth a reconciliation of changes in the fair value of the Company’s derivative liability:

	Year Ended January 31,
	2025	2024
Beginning balance	$2,547,458	$172,393
Total (gains) losses	(4,109,195)	2,386,907
Settlements	(52,476)	(156,309)
Additions recognized as debt discount	67,352	146,368
Additions due to tainted warrants	1,858,199	(1,901)
Ending balance	$311,338	$2,547,458

Change in unrealized (gains) losses included in earnings relating to derivatives	$(4,109,195)	$2,386,907

NOTE 8 – Common stock

Common Stock

Our undesignated common shares are all of the same class, are voting and entitle stockholders to receive dividends as defined. Upon liquidation or wind-up, stockholders are entitled to participate equally with respect to any distribution of net assets or any dividends that may be declared.

F-17

Class A Common Stock has super majority voting rights with the holder of each outstanding share of Class A Common Stock being entitled to 200 votes per share on all such matters, including, but not limited to, election of the Board of Directors.

On October 27, 2022, the registrant amended its articles of incorporation. The articles of incorporation were amended for the purposes of increasing the authorized shares of the registrant from 25,000,000 shares to 75,000,000 shares consisting of 74,500,000 shares of $0.00001 par value Common Stock and 500,000 shares of $0.00001 par value Class A Common Stock.

On July 3, 2024, the Board of Directors amended the articles of incorporation to increase the Company’s common stock by 75,000,000 shares.

Common Stock Issued During the Year Ended January 31, 2025

Stock based compensation

On May 26, 2023, the Company entered into a twelve-month stock compensation and subscription agreement with an investor relations firm that includes the issuance of 978,300 shares of restricted common stock. Upon signing the agreement, the Company issued 978,300 shares of restricted common stock and will recognize the expense over the twelve-month service period. The shares of restricted common stock will be subject to a six-month hold period from the date of issuance. During the year ended January 31, 2025, the Company recognized $12,229 of expense related to this agreement.

On August 5, 2024, the Company entered into a twelve-month stock compensation and subscription agreement with an investor relations firm that includes the issuance of 225,000 shares of restricted common stock with a fair value of $45,000. During the year ended January 31, 2025, the Company recognized $45,000 of expense related to this agreement.

Shares issued for cash

On September 25, 2024, the Company entered into an investment agreement (the “Investment Agreement”) with GHS Investments, LLC (the “Investor”), whereby the Investor has agreed to invest up to $10,000,000 to purchase shares of our common stock over a 24-month-term that commenced on September 25, 2024. Subject to the terms and conditions of the Investment Agreement and Registration Agreement, we may, in our sole discretion, deliver a put notice to the Investor which states the dollar amount which we intend to sell to the Investor on a certain date. The amount that we shall be entitled to sell to Investor shall be equal to two hundred percent (200%) of the average daily volume (U.S. market only) of the common stock for the ten (10) trading days prior to the applicable notice date so long as such amount does not exceed a calculated dollar amount per every 10 days of $500,000. The minimum amount shall be equal to $10,000. During the year ended January 31, 2025, the Investor purchased 1,122,672 restricted shares of the Company’s common stock for net proceeds of $90,919, after deducting the legal fees and clearing expenses. As consideration for entering into the purchase agreement, the Company issued 100,000 shares of common stock to the Investor as a commitment fee. The shares were valued at approximately $20,000 and were recorded as deferred financing costs on the balance sheet. The deferred charges were charged against paid-in capital from the sale of common stock under this agreement. As of January 31, 2025, deferred financing costs totaled $0.

Shares issued for conversion of notes

During the year ended January 31, 2025, the noteholder converted a total of $110,000 of the note for 867,389 shares of the Company’s common stock. See Note 6 – Long-term debt and convertible promissory notes.

Issuance of common stock and warrants in private placement

During the year ended January 31, 2025, the Company received advances of $124,693 Patricia Madaris. On January 10, 2025, Ms. Madaris converted her advance into a private placement for 1,133,574 units. Each unit consists of 1 share of our common stock and ½ warrant. See Note 12 – Related party transactions.

Cashless exercise of options

On February 21, 2024, the Company received a notice to exercise 75,000 options to purchase shares of common stock on a cashless basis resulting in the issuance of a net of 70,002 shares of common stock.

Common Stock Issued During the Year Ended January 31, 2024

During the year ended January 31, 2024, the Company issued a total of 5,666,917 shares of our common stock for conversions of $223,733 in principal and $9,547 of interest on convertible notes payable at exercise prices ranging from $0.0297 to $0.0888.

On July 17, 2023, the Company issued 476,338 units to a shareholder for $20,000 in cash proceeds. Each unit consists of 1 share of our common stock and ½ warrant. The warrants have a relative fair value of $7,915. Each warrant allows the holder to purchase one share of our common stock at a price of $0.0637. The warrants expire three years from the date of issuance. The Company valued the warrants using the Black-Scholes option-pricing model with the following key assumptions: fair value stock price, $0.0637, Exercise price, $0.0588, Term 3 years, Volatility 165%, and Discount rate 4.34% and a dividend yield of 0%.

On May 26, 2023, the Company entered into a twelve-month stock compensation and subscription agreement with an investor relations firm that includes the issuance of 978,300 shares of common stock. Upon signing the agreement, the Company issued 978,300 shares of common stock and will recognize the expense over the twelve-month service period. The shares of common stock will be subject to a six-month hold period from the date of issuance. During the year ended January 31, 2024 the Company recognized $36,686 of expense related to this agreement.

F-18

NOTE 9 – Share-based compensation

The 2010 Stock Option Plan was approved and adopted by the Board of Directors on August 10, 2010. The plan allows for up to 191,000 shares to be granted to key employees and non-employee consultants after specific objectives are met. The 2007 Stock Option Plan was approved and adopted by the Board of Directors on December 10, 2007. The plan allows for up to 5,000 shares to be granted to key employees and non-employee consultants after specific objectives are met. The 2004 Stock Option Plan was approved and adopted by the Board of Directors on December 27, 2004. The plan allows for up to 1,925 shares to be granted to key employees and non-employee consultants after specific objectives are met. Employees can receive incentive stock options and non-qualified stock options while non-employee consultants can receive only non-qualified stock options. The options granted vest under various provisions using graded vesting, not to exceed four years. The options granted have a term not to exceed ten years from the date of grant or five years for options granted to more than 10% stockholders. The option price set by the Plan Administration shall not be less than the fair market value per share of the common stock on the grant date or 110% of the fair market value per share of the common stock on the grant date for options granted to greater than 10% stockholders. Options remaining available for grant under the 2010. The following tables summarize the Company’s stock option activity during the years ended January 31, 2025 and 2024:

	Number of options	Weighted average exercise price	Weighted average remaining life (years)	Aggregate intrinsic value
Outstanding, January 31, 2023	313,760	$6.53	13.69	$–

Granted	2,745,000	0.11
Cancelled and/or forfeited	(250,000)	0.07
Exercised	–	–
Outstanding, January 31, 2024	2,808,760	$0.83	9.86	$800,183

Granted	2,881,738	0.14
Cancelled and/or forfeited	–	–
Exercised	(75,000)	0.05
Outstanding, January 31, 2025	5,615,498	$0.49	9.30	$129,650

Exercisable, January 31, 2025	5,571,748	$0.49	9.30	$129,650

The aggregate intrinsic value is calculated based on the stock price of $0.113 and $0.42 per share as of January 31, 2025 and 2024, respectively.

During the years ended January 31, 2025 and 2024, we recognized $622,039 and $131,266 of compensation expense related to incentive and non-qualified stock options previously granted to officers, employees, and consultants.

On January 31, 2025, there was $7,197 of unrecognized share-based compensation for all share-based awards outstanding.

On December 4, 2023, the Company entered into a letter of understanding with a geologist for services to be provided to the Company. As compensation, the Company will pay $4,000 per month and grant the geologist 10,000 options to purchase shares of common stock upon signing the agreement and monthly stock options to purchase 4,000 shares of common stock on a month-to-month basis. The options have a strike price equal to the closing price per share on the day the options are issued, vest upon issuance and expire in three years. During the year ended January 31, 2025, the Company granted 66,000 options to purchase shares of common stock to geologist. The exercise price of the options ranges from $0.047 to $0.725. The total fair value of these option grants at issuance was $16,571. During the year ended January 31, 2025, the Company recognized $16,571 of expense related to these options.

F-19

On June 28, 2024, the Company granted 165,737 options to an employee. The options expire ten years following issuance and have an exercise price of $0.226. The options vest upon issuance and have a total fair value of $37,457. The Company valued the options using the Black-Scholes model with the following key assumptions: fair value stock price, $0.226, Exercise price, $0.226, Term 10 years, Volatility 178%, and Discount rate 4.36% and a dividend yield of 0%.

On June 28, 2024, the Company granted 337,501 options to an officer and a member of the board of directors. See Note 12 – Related party transactions.

On August 23, 2024, the Company granted 75,000 options to a board member. . See Note 12 – Related party transactions.

On January 29, 2025, the Company granted 370,833 options to employees. The options expire ten years following issuance and have an exercise price of $0.12. The options vest upon issuance and have a total fair value of $46,354. The Company valued the options using the Black-Scholes model with the following key assumptions: fair value stock price, $0.125, Exercise price, $0.12, Term 6.3 years, Volatility 194%, and Discount rate 4.44% and a dividend yield of 0%.

On January 29, 2025, the Company granted 1,866,667 options to an officer and a member of the board of directors. See Note 12 – Related party transactions.

NOTE 10 – Warrants

As of January 31, 2025, there were 13,411,582 warrants outstanding and 12,904,050 warrants exercisable. The warrants have a weighted average remaining life of 1.70 years and a weighted average exercise price of $0.17 per warrant for one common share. Warrants outstanding on January 31, 2025 and 2024 are as follows:

	Number of warrants	Weighted average exercise price per share

Outstanding, January 31, 2023	2,256,070	1.07
Issued	11,998,743	0.04
Expired	–	–
Exercised	–	–
Outstanding, January 31, 2024	14,254,813	0.21
Issued	566,787	0.11
Expired	(1,410,018)	0.52
Exercised	–	–
Outstanding, January 31, 2025	13,411,582	0.17

Exercisable, January 31, 2025	12,904,050	0.10

The weighted average intrinsic value for warrants outstanding was $843,373 and $4,593,718 as of January 31, 2025 and 2024, respectively.

During the year ended January 31, 2024, the Company issued 238,169 warrants to investors as part of their purchase of common stock. The warrants have a three-year term and are exercisable at any time at exercise prices of $0.59.

Extension of Expiration Date

As of February 6, 2023, the Company extended all warrants issued by the Company which expired or will expire during the year 2023. These warrants are extended for an additional three years.

F-20

NOTE 11 – Income taxes

As of January 31, our deferred tax asset is as follows:

	January 31, 2025	January 31, 2024
Deferred Tax Assets	$7,197,000	$7,253,000
Less Valuation Allowance	(7,197,000)	(7,253,000)
	$-	$-

Management has elected to provide a deferred tax asset valuation allowance equal to the potential benefit due to our history of losses. If we demonstrate the ability to generate future taxable income, management will re-evaluate the allowance. The decrease of $56,000 during the year ended January 31, 2025, primarily represents the increase in net operating loss carry-forwards during the period offset against the valuation allowance. As of January 31, 2024, our estimated net operating loss carry-forward is approximately $34 million and expires beginning in 2026 through 2038, with no expiration date for our 2019 through 2023 net operating losses under the Tax Cuts and Jobs Act.

Deferred tax assets were calculated using the Company’s effective tax rate, which it estimated to be 21%. The effective rate is reduced to 0% for 2025 and 2024 due to the full valuation allowance on its net deferred tax assets.

We have identified our federal and Arizona state tax returns as “major” tax jurisdictions. The periods our income tax returns are subject to examination for these jurisdictions are the tax years ended January 31, 2019 through January 31, 2022. We believe our income tax filing positions and deductions will be sustained through the audit, and we do not anticipate any adjustments that would result in a material change to our financial position. Therefore, no liabilities for uncertain income tax positions have been recorded.

Internal Revenue Code Section 382 limits the ability to utilize net operating losses if a 50% change in ownership occurs over a three-year period. Such limitation of the net operating losses may have occurred but we have not analyzed it at this time as the deferred tax asset is fully reserved. We have federal and state net operating loss carry-forwards that are available to offset future taxable income.

NOTE 12 – Related party transactions

Our CEO, Brett Gross, was elected as President and Chief Executive Officer on December 7, 2018. On September 29, 2023, Mr. Gross resigned from his position as President and Chief Executive Officer of the Company. Patricia Madaris, VP Finance and Chief Financial Officer will serve as the Interim Chief Executive Officer.

Advances

During the year ended January 31, 2025, the Company received advances of $230,000 from Pete O’Heeron, Chairman of the Board, and repaid $25,000 of advances.

During the year ended January 31, 2025, the Company received advances of $124,693 Patricia Madaris. On January 10, 2025, Ms. Madaris converted her advance into a private placement for 1,133,574 units. Each unit consists of 1 share of our common stock and ½ warrant. The warrants have a relative fair value of $38,424. Each warrant allows the holder to purchase one share of our common stock at a price of $0.11 per share. The warrants expire three years from the date of issuance. The Company valued the warrants using the Black-Scholes option-pricing model with the following range of key assumptions: fair value stock price, $0.11, Exercise price, $0.11, Term 3 years, Volatility 170%, and Discount rate 4.46% and a dividend yield of 0%. As a result of the conversion, the Company recognized a loss on settlement of liabilities of $46,346.

The advances are unsecured, non-interest bearing and are payable on demand. As of January 31, 2025, the advances related party balance was $205,000.

F-21

Advances from related parties during the years ended January 31, 2025 and 2024 are as follows:

	Year ended January 31, 2025	Year ended January 31, 2024

Prior period balance	$–	$5,000
Cash advances	354,693	1,363
Expenses paid on behalf of Company	–	3,157
Non-cash repayments	–	(1,363)
Repayments	(25,000)	(8,157)
Conversion into a private placement	(124,693)	–
End of period balance	$205,000	$–

Note payable

On January 31, 2023, the Company entered into a promissory note with Brett Gross for $50,000 and received cash proceeds. During the year ended January 31, 2024, the Company signed an addendum to the January 31, 2023 promissory note to increase the promissory note with Mr. Gross to $86,579. The note bears interest at 10% and matures on January 31, 2024. On February 12, 2024, the Company signed an addendum to the January 31, 2023 promissory note to net the $16,750 recourse loan with Mr. Gross and accrued interest of $480 with the promissory note. During the year ended January 31, 2025, the Company repaid Mr. Gross $55,000. As of January 31, 2025 and 2024, the note payable related party balance was $4,598 and $76,828, respectively.

On January 25, 2024, the Company entered into a promissory note with Pete O’Heeron, Chairman of the Board, for $250,000 and received cash proceeds. The note bears interest at 10% and matures on January 25, 2025.

On February 13, 2024, the Company entered into a promissory note with Pete O’Heeron, Chairman of the Board, in the aggregate principal amount of $210,000. The note bears interest at 10% matures on February 13, 2025.

On April 3, 2024, the Company entered into a promissory note with Pete O’Heeron, Chairman of the Board, in the aggregate principal amount of $75,000. The note bears interest at 10% matures on April 3, 2025.

On May 1, 2024, the Company entered into a promissory note with Pete O’Heeron, Chairman of the Board, in the aggregate principal amount of $45,000. The note bears interest at 10% matures on May 1, 2025.

On May 20, 2024, the Company entered into a promissory note with Pete O’Heeron, Chairman of the Board, in the aggregate principal amount of $67,000. The note bears interest at 10% matures on May 20, 2025.

On July 5, 2024, the Company entered into a promissory note with Pete O’Heeron, Chairman of the Board, in the aggregate principal amount of $70,000. The note bears interest at 10% matures on July 5, 2025.

As of January 31, 2025 and 2024, the note payable related party balance was $721,598 and $326,828, respectively.

Class A Shares

On November 9, 2024, the Company entered into an agreement to issue a total of 250,000 shares of its Class A shares to Chairman of the Board, Pete O’Heeron for cash proceeds of $8,162 and settlement of $1,363 in advances.

Common Shares

During the year ended January 31, 2024, the Company issued 23,521,147 units to the Chairman of the Board for $970,000 in cash proceeds and $1,908 of equipment purchased. Each unit consists of 1 share of our common stock and ½ warrant. The warrants have a relative fair value of $288,072. Each warrant allows the holder to purchase one share of our common stock at a price ranging from $0.144 -$0.262 per share. The warrants expire three years from the date of issuance. The Company valued the warrants using the Black-Scholes option-pricing model with the following range of key assumptions: fair value stock price, $0.04 - $0.0637, Exercise price, $0.0419 -$0.0753, Term 3 years, Volatility 164% - 166%, and Discount rate 4.23% - 4.82% and a dividend yield of 0%.

Other

On January 23, 2024, the Company granted 600,000 options to members of the board of directors. The options expire ten years following issuance and have an exercise price of $0.036. The options vest 25% quarterly over one year and have a total fair value of $225,720. The Company valued the options using the Black-Scholes option-pricing model with the following key assumptions: fair value stock price, $0.0376, Exercise price, $0.036, Term 10 years, Volatility 178%, and Discount rate 4.14% and a dividend yield of 0%.

F-22

On February 21, 2024, the Company received a notice to exercise 75,000 options to purchase shares of common stock on a cashless basis resulting in the issuance of a net of 70,002 shares of common stock.

On June 28, 2024, the Company granted 337,501 options to an officer and a member of the board of directors. The options expire ten years following the issuance and have an exercise price of $0.226. The options vest upon issuance and have a total fair value of $76,275. The Company valued the options using the Black-Scholes model with the following key assumptions: fair value stock price, $0.226, Exercise price, $0.226, Term 10 years, Volatility 178%, and Discount rate 4.36% and a dividend yield of 0%.

On August 23, 2024, the Company granted 75,000 options to a board member. The options expire ten years following issuance and have an exercise price of $0.16. The options vest upon issuance and have a total fair value of $12,337. The Company valued the options using the Black-Scholes model with the following key assumptions: fair value stock price, $0.226, Exercise price, $0.226, Term 6.3 years, Volatility 191%, and Discount rate 3.71% and a dividend yield of 0%.

On January 29, 2025, the Company granted 1,866,667 options to an officer and a member of the board of directors. The options expire ten years following issuance and have an exercise price of $0.12. The options vest upon issuance and have a total fair value of $233,333. The Company valued the options using the Black-Scholes model with the following key assumptions: fair value stock price, $0.125, Exercise price, $0.12, Term 6.3 years, Volatility 194%, and Discount rate 4.44% and a dividend yield of 0%.

NOTE 13 – Commitments and Contingencies

We currently rent storage space for $382 per month in the Tombstone, Arizona area on a month-to-month basis.

We are required to pay annual rentals for Liberty Star’s federal lode mining claims for the Tombstone project in the State of Arizona. The rental period begins at noon on September 1st through the following September 1st and rental payments are due by the first day of the rental period. The annual rentals are $200 per claim. The rentals due by September 1, 2024 for the period from September 1, 2024 through September 1, 2025 of $18,600 have been paid.

We are required to pay annual rentals for our Arizona State Land Department Mineral Exploration Permits (“AZ MEP”) at our Tombstone Hay Mountain project in the State of Arizona. AZ MEP permits cost $500 per permit per year in non-refundable filing fees and are valid for 1 year and renewable for up to 5 years. The rental fee is $2.00 per acre for the first year, which includes the second year, and $1.00 per acre per year for years three through five. The minimum work expenditure requirements are $10 per acre per year for years one and two and $20 per acre per year for years three through five. If the minimum work expenditure requirement is not met the applicant can pay an equal amount in fees to the Arizona State Land Department to keep the AZ MEP permits current. The rental period begins on the date of acceptance for each permit. Rental payments are due by the first day of the rental period. We hold AZ MEP permits for 12,878.18 acres at our Tombstone project. We paid filing and rental fees for our AZ MEP’s before their respective due dates in the amount of $34,054.29.

NOTE 14 – Subsequent events

On February 4, 2025, the Company entered into a stock compensation and subscription agreement with an investor relations firm that includes the issuance of 1,000,000 shares of restricted common stock. The shares of restricted common stock will be subject to a six-month hold period from the date of issuance. As of the date of this filing, the Company has issued 250,000 shares related to this agreement.

On February 26, 2025, the Company issued Pete O’Heeron, Chairman of the Board, 3,080,670 units for the conversion of his $250,000 promissory note and accrued interest of $27,260. Each unit consists of 1 share of our common stock and ½ warrant. Each warrant allows the holder to purchase one share of our common stock at a price of $0.09 per share. The warrants expire three years from the date of issuance.

Subsequent to January 31, 2025, an investor purchased 2,105,374 restricted shares of the Company’s common stock for net proceeds of $145,001, after deducting the legal fees and clearing expenses.

Subsequent to January 31, 2025, the Company issued 546,021 units to an officer and members of the Board of Directors for $49,142 in cash proceeds. Each unit consists of 1 share of our common stock and ½ warrant. Each warrant allows the holder to purchase one share of our common stock at a price of $0.09 per share. The warrants expire three years from the date of issuance.

On March 3, 2025, the Company entered into a convertible promissory note with 1800 Diagonal Lending LLC in the aggregate principal amount of $61,600 (the “March 2025 Note”). The note bears interest at 8%, with an Original Issue Discount of $11,600, matures on December 15, 2025, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the three lowest closing bid prices of the Company’s common stock during the 10 trading days prior to conversion.

On April 22, 2025, the Company issued a total of 206,624 shares of our common stock for conversions of $12,320 in principal on convertible notes payable at exercise prices ranging from $0.059625.

On April 25, 2025, the Company issued a total of 230,280 shares of our common stock for conversions of $12,320 in principal on convertible notes payable at exercise prices ranging from $0.0535.

On April 28, 2025, the Company received advances of $75,000 from Pete O’Heeron, Chairman of the Board. The advance is unsecured, non-interest bearing and are payable on demand.

On April 29, 2025, the Company entered into a convertible promissory note with 1800 Diagonal Lending LLC in the aggregate principal amount of $89,650 (the “April 2025 Note”). The note bears interest at 8%, with an Original Issue Discount of $14,650, matures on February 15, 2026, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the three lowest closing bid prices of the Company’s common stock during the 10 trading days prior to conversion.

F-23

Liberty Star Uranium & Metals Corp.

Consolidated Balance Sheets

(Unaudited)

	April 30,	January 31,
	2025	2025

Assets

Current assets:
Cash and cash equivalents	$67,884	$20,962
Prepaid expenses and other current assets	44,446	17,818
Total current assets	112,330	38,780

Noncurrent assets:
Property and equipment, net	9,557	11,175
Total noncurrent assets	9,557	11,175

Total assets	$121,887	$49,955

Liabilities and Stockholders’ Deficit

Current:
Accounts payable and accrued liabilities	$201,646	$229,032
Accrued expenses, related party	4,684	938
Advances	8,000	9,000
Advances, related party	280,000	205,000
Notes payable	24,750	-
Notes payable to related party	473,175	721,598
Convertible promissory note, net of unamortized debt discount of $39,315 and $0	222,875	214,606
Derivative liability	264,843	311,338
Total current liabilities	1,479,973	1,691,512

Long-term:
Long-term debt - SBA, net of current portion	32,400	32,400
Total long-term liabilities	32,400	32,400

Total liabilities	1,512,373	1,723,912

Commitments and Contingencies

Stockholders’ deficit:
Class A common stock - $.00001 par value; 500,000 authorized; 500,000 shares issued and outstanding	5	5
Common stock - $.00001 par value; 149,500,000 authorized; 59,016,054 and 53,332,498 shares issued and outstanding, respectively	590	533
Additional paid-in capital	58,407,447	57,787,901
Subscription receivable	(101,100)	(101,100)
Accumulated deficit	(59,697,428)	(59,361,296)
Total stockholders’ deficit	(1,390,486)	(1,673,957)

Total liabilities and stockholders’ deficit	$121,887	$49,955

The accompanying notes are an integral part of the unaudited consolidated financial statements

F-24

Liberty Star Uranium & Metals Corp.

Consolidated Statements of Operations

(Unaudited)

	For the three months ended
	April 30,
	2025	2024

Revenues	$-	$-
Expenses:
Geological and geophysical costs	20,911	324,929
Salaries and benefits	60,197	57,881
Professional services	45,371	31,712
General and administrative	64,569	104,564
Net operating expenses	191,048	519,086
Loss from operations	(191,048)	(519,086)

Other income (expense):
Interest expense	(49,162)	(21,534)
Other income	956	969
Loss on settlement of liabilities	(143,373)	-
Gain on change in fair value of derivative liability	46,495	851,032
Total other income (expense)	(145,084)	830,467
Net income (loss)	$(336,132)	$311,381

Net loss per share of common stock - basic	$(0.01)	$0.01
Net loss per share of common stock - diluted	$(0.01)	$0.01

Weighted average shares outstanding - basic	56,779,658	49,867,529
Weighted average shares outstanding - diluted	56,779,658	52,706,275

The accompanying notes are an integral part of the unaudited consolidated financial statements

F-25

Liberty Star Uranium & Metals Corp.

Consolidated Statements of Changes in Stockholders’ Deficit

For the three months ended April 30, 2025 and 2024

(Unaudited)

	Class A Common stock		Common stock		Subscription	Additional paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Receivable	Capital	Deficit	Deficit

Balance, January 31, 2025	500,000	$5	53,332,498	$533	$(101,100)	$57,787,901	$(59,361,296)	$(1,673,957)
Issuance of common stock and warrants in private placement, net	-	-	3,626,691	36	-	469,739	-	469,775
Shares issued for cash, net	-	-	1,369,961	14	-	91,826	-	91,840
Shares issued for conversion of notes	-	-	436,904	4	-	24,636	-	24,640
Stock based compensation	-	-	250,000	3	-	33,345	-	33,348
Net loss for the three months ended April 30, 2025	-	-	-	-	-	-	(336,132)	(336,132)
Balance, April 30, 2025	500,000	$5	59,016,054	$590	$(101,100)	$58,407,447	$(59,697,428)	$(1,390,486)

Balance, January 31, 2024	500,000	$5	49,813,861	$498	$(117,850)	$58,538,033	$(61,483,485)	$(3,062,799)
Cashless exercise of options	-	-	70,002	1	-	(1)	-	-
Settlement of subscription receivable	-	-	-	-	16,750	-	-	16,750
Stock based compensation	-	-	-	-	-	77,626	-	77,626
Net income for the three months ended April 30, 2024	-	-	-	-	-	-	311,381	311,381
Balance, April 30, 2024	500,000	$5	49,883,863	$499	$(101,100)	$58,615,658	$(61,172,104)	$(2,657,042)

The accompanying notes are an integral part of the unaudited consolidated financial statements

F-26

Liberty Star Uranium & Metals Corp.

Consolidated Statements of Cash Flows

(Unaudited)

	For the three months ended
	April 30,
	2025	2024

Cash flows from operating activities:
Net income (loss)	$(336,132)	$311,381
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	1,618	1,617
Stock based compensation	33,348	77,626
Amortization of debt discounts	25,049	9,176
Gain on change in fair value of derivative liabilities	(46,495)	(851,032)
Loss on settlement of liabilities	143,373	-
Changes in assets and liabilities:
Prepaid expenses	(1,878)	347
Accounts payable and accrued expenses	18,171	13,029
Accrued expenses to related party	3,746	2,143
Cash flows used in operating activities:	(159,200)	(435,713)

Cash flows from financing activities:
Proceeds from advances, related party	75,000	(10,000)
Repayments of advances	(1,000)	-
Proceeds from notes payable, related party	-	285,000
Repayments of notes payable, related party	(10,000)	-
Proceeds from convertible promissory notes	125,000	100,000
Repayments of convertible promissory notes	(123,860)	-
Proceeds from the issuance of common stock for cash, net	91,840	-
Proceeds from the issuance of common stock and warrants in a private placement	49,142	-
Net cash provided by financing activities	206,122	375,000

Increase (decrease) in cash and cash equivalents	46,922	(60,713)
Cash and cash equivalents, beginning of period	20,962	72,099
Cash and cash equivalents, end of period	$67,884	$11,386

Supplemental disclosure of cash flow information:
Income tax paid	$-	$-
Interest paid	$960	$474

Supplemental disclosure of non-cash items:
Shares issued for conversion of debt and interest	$24,640	$-
Prepaid insurance financed with note payable	$24,750	$24,750
Settlement of subscription and interest receivable	$-	$17,230
Issuance of common stock and warrants in private placement for settlement of liabilities	$277,260	$-

The accompanying notes are an integral part of the unaudited consolidated financial statements

F-27

LIBERTY STAR URANIUM & METALS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 – Basis of Presentation

The consolidated financial statements included herein have been prepared by Liberty Star Uranium & Metals Corp. (the “Company”, “we”, “our”) without audit, pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”) and should be read in conjunction with our annual report on Form 10-K for the year ended January 31, 2025 as filed with the SEC on May 1, 2025. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) have been omitted, as permitted by the SEC, although we believe the disclosures which are made are adequate to make the information presented not misleading. The consolidated financial statements reflect, in the opinion of management, all normal recurring adjustments necessary to present fairly our financial position at April 30, 2025, and the results of our operations and cash flows for the periods presented.

Interim results are subject to significant seasonal variations and the results of operations for the three months ended April 30, 2025, are not necessarily indicative of the results to be expected for the full year.

NOTE 2 – Going Concern

The Company has a history of and expects to continue to report stockholders’ deficit, negative cash flows from operations and loss from operations. Additional funds are required for further exploratory activity and to maintain its claims prior to attaining a revenue generating status. There are no assurances that a commercially viable mineral deposit exists on any of our properties. In addition, the Company may not find sufficient ore reserves to be commercially mined. As such, there is substantial doubt about the Company’s ability to continue as a going concern.

Management is working to secure additional funds through the exercise of stock warrants already outstanding, equity financing, debt financing or joint venture agreements. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3 – Summary of Significant Accounting Policies

Fair Value

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) ASC 820 Fair Value Measurements and Disclosures (“ASC 820”), defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measurements. It defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities that are not active; and model-driven valuations whose inputs are observable or whose significant value drivers are observable. Valuations may be obtained from, or corroborated by, third-party pricing services.

F-28

Level 3: Unobservable inputs to measure fair value of assets and liabilities for which there is little, if any market activity at the measurement date, using reasonable inputs and assumptions based upon the best information at the time, to the extent that inputs are available without undue cost and effort.

		Fair value measurements at reporting date using:
Description	Fair Value	Quoted prices in active markets for identical liabilities (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Warrant and convertible note derivative liabilities at April 30, 2025	$264,843	–	–	$264,843
Warrant and convertible note derivative liabilities at January 31, 2025	$311,338	–	–	$311,338

Our financial instruments consist of cash and cash equivalents, prepaid expenses, accounts payable, accrued liabilities, notes payable, convertible notes payable, and derivative liabilities. It is management’s opinion that we are not exposed to significant interest, currency or credit risks arising from these financial instruments. With the exception of the derivative liabilities, the fair value of these financial instruments approximates their carrying values based on their short maturities or for long-term debt based on borrowing rates currently available to us for loans with similar terms and maturities. Gains and losses recognized on changes in estimated fair value of the derivative liabilities are reported in other income (expense) as gain (loss) on change in fair value of derivative liabilities.

Net income (loss) per share

Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted-average number of common shares outstanding during the period. Potential common stock equivalents are determined using the treasury stock method. For diluted net income (loss) per share purposes, the Company excludes stock options and other stock-based awards, including shares issued as a result of option exercises that are subject to repurchase by the Company, whose effect would be anti-dilutive from the calculation.

During the three ended April 30, 2025, the impact of 840,788 of stock options and 3,693,498 of warrants and 0 shares issuable from convertible notes, respectively, were excluded from the calculation as their impact would be anti-dilutive. During the three months ended April 30, 2024, the impact of 734,760 of stock options and 2,103,986 of warrants were considered for their dilutive effects.

A reconciliation of the weighted average shares outstanding used in basic and diluted earnings per share computation is as follows:

	For the Three Months Ended
	April 30,
	2025	2024
Basic (loss) earnings per common share
Numerator:
Net income (loss) available to common shareholders	$(336,132)	$311,381
Denominator:
Weighted average common shares outstanding	56,779,658	49,867,529

Basic earnings (loss) per common share	$(0.01)	$0.01
Diluted earnings (loss) per common share
Numerator:
Net income (loss) available to common shareholders	$(336,132)	$311,381
Remove convertible debt interest	-	(5,747)
Net income (loss) available to common shareholders	$(336,132)	$305,634
Denominator:
Weighted average common shares outstanding	56,779,658	49,867,529
Dilutive effect of common stock warrants	-	2,103,986
Dilutive effect of common stock options	-	734,760
Adjusted weighted average common shares outstanding	56,779,658	52,706,275

Diluted income (loss) per common share	$(0.01)	$0.01

F-29

NOTE 4 – Related Party Transactions

Accrued Expenses

As of April 30, 2025, and January 31, 2025, we had a balance of accrued unpaid vacation days of $4,638 and $938, respectively, to Patricia Madaris, Interim CEO, VP Finance & CFO.

Advances

On April 28, 2025, the Company received an advance of $75,000 from Pete O’Heeron, Chairman of the Board. The advance is unsecured, non-interest bearing and is payable on demand.

As of April 30, 2025 and January 31, 2025, the advances related party balance was $280,000 and $205,000, respectively.

Advances from related parties as of April 30, 2025 and January 31, 2025 are as follows:

	April 30, 2025	January 31, 2025

Prior period balance	$205,000	$–
Cash advances	75,000	354,693
Repayments	–	(25,000)
Conversion into a private placement	–	(124,693)
End of period balance	$280,000	$205,000

Note payable

On January 31, 2023, the Company entered into a promissory note with Brett Gross for $50,000 and received cash proceeds. During the year ended January 31, 2024, the Company signed an addendum to the January 31, 2023 promissory note to increase the promissory note with Mr. Gross to $86,579. The note bears interest at 10% and matures on January 31, 2024. On February 12, 2024, the Company signed an addendum to the January 31, 2023 promissory note to net the $16,750 recourse loan with Mr. Gross and accrued interest of $480 with the promissory note. As of April 30, 2025 and January 31, 2025, the note payable related party balance $4,598, respectively.

On January 25, 2024, the Company entered into a promissory note with Pete O’Heeron, Chairman of the Board, for $250,000 and received cash proceeds. The note bears interest at 10% and matures on January 25, 2025. On February 26, 2025, the Company issued Pete O’Heeron, Chairman of the Board, 3,080,670 units for the conversion of his $250,000 promissory note and accrued interest of $27,260. Each unit consists of 1 share of our common stock and ½ warrant. Each warrant allows the holder to purchase one share of our common stock at a price of $0.09 per share. The warrants expire three years from the date of issuance. As a result of the conversion, the Company recognized a loss on settlement of liabilities of $143,373.

On February 13, 2024, the Company entered into a promissory note with Pete O’Heeron, Chairman of the Board, in the aggregate principal amount of $210,000. The note bears interest at 10% matures on February 13, 2025.

F-30

On April 3, 2024, the Company entered into a promissory note with Pete O’Heeron, Chairman of the Board, in the aggregate principal amount of $75,000. The note bears interest at 10% matures on April 3, 2025.

On May 1, 2024, the Company entered into a promissory note with Pete O’Heeron, Chairman of the Board, in the aggregate principal amount of $45,000. The note bears interest at 10% matures on May 1, 2025.

On May 20, 2024, the Company entered into a promissory note with Pete O’Heeron, Chairman of the Board, in the aggregate principal amount of $67,000. The note bears interest at 10% matures on May 20, 2025.

On July 5, 2024, the Company entered into a promissory note with Pete O’Heeron, Chairman of the Board, in the aggregate principal amount of $70,000. The note bears interest at 10% matures on July 5, 2025.

As of April 30, 2025, and January 31, 2025, the note payable related party balance was $473,175 and $721,598, respectively.

Other

During the three months April 30, 2025, the Company issued 546,021 units to an officer and members of the Board of Directors for $49,142 in cash proceeds. Each unit consists of 1 share of our common stock and ½ warrant. The warrants have a relative fair value of $14,486. Each warrant allows the holder to purchase one share of our common stock at a price of $0.09 per share. The warrants expire three years from the date of issuance.

NOTE 5 – Stockholders’ deficit

Common Stock

Our common shares are all of the same class, are voting and entitle stockholders to receive dividends to the extent declared by the Board of Directors. Upon liquidation or wind-up, stockholders are entitled to participate equally with respect to any distribution of net assets.

On July 3, 2024, the Board of Directors amended the articles of incorporation to increase the Company’s common stock by 75,000,000 shares.

Private Placements

During the three months April 30, 2025, the Company issued 546,021 units to an officer and members of the Board of Directors for $49,142 in cash proceeds and 3,080,670 units to Pete O’Heeron, Chairman of the Board, for the conversion of his $250,000 promissory note and accrued interest of $27,260. Each unit consists of 1 share of our common stock and ½ warrant. As a result of the conversion, the Company recognized a loss on settlement of liabilities of $143,373. See Note 4 – Related Party Transactions.

Common Stock for Services

On February 4, 2025, the Company entered into a stock compensation and subscription agreement with an investor relations firm that includes the issuance of 1,000,000 shares of restricted common stock. The shares of restricted common stock will be subject to a six-month hold period from the date of issuance. During the three months ended April 30, 2025, the Company issued 250,000 shares related to this agreement with a fair value of $29,000.

Equity Financing

On September 25, 2024, the Company entered into an investment agreement (the “Investment Agreement”) with GHS Investments, LLC (the “Investor”), whereby the Investor has agreed to invest up to $10,000,000 to purchase shares of our common stock over a 24-month-term that commenced on September 25, 2024. Subject to the terms and conditions of the Investment Agreement and Registration Agreement, we may, in our sole discretion, deliver a put notice to the Investor which states the dollar amount which we intend to sell to the Investor on a certain date. The amount that we shall be entitled to sell to Investor shall be equal to two hundred percent (200%) of the average daily volume (U.S. market only) of the common stock for the ten (10) trading days prior to the applicable notice date so long as such amount does not exceed a calculated dollar amount per every 10 days of $500,000. The minimum amount shall be equal to $10,000. As consideration for entering into the purchase agreement, the Company issued 100,000 shares of common stock to the Investor as a commitment fee. The shares were valued at approximately $20,000 and were recorded as deferred offering costs on the balance sheet. The deferred charges will be charged against paid-in capital upon future proceeds from the sale of common stock under this agreement. As of January 31, 2025, deferred financing costs totaled $0. During the three months ended April 30, 2025, the Investor purchased 1,369,961 restricted shares of the Company’s common stock for net proceeds of $91,840, after deducting the legal fees and clearing expenses.

F-31

Shares Issued for Conversion of Notes

On April 22, 2025, the Company issued a total of 206,624 shares of our common stock for conversions of $12,320 in principal on convertible notes payable at exercise prices ranging from $0.059625.

On April 25, 2025, the Company issued a total of 230,280 shares of our common stock for conversions of $12,320 in principal on convertible notes payable at exercise prices ranging from $0.0535.

Subscription Receivable

On September 29, 2022, the Company granted 674,000 options to purchase shares of common stock to employees. The options expire ten years following issuance and have an exercise price of $0.15. The options vested upon issuance and have a total fair value of $104,226. On the same day, the Company issued note agreements to the employees totaling $101,100 and the employees exercised the 674,000 options. The notes bear interest of 3.15% per annum, are due on September 30, 2027, and were recorded as a subscription receivable. As of April 30, 2025, and January 31, 2025, the subscription receivable was $101,100.

Stock Options

Qualified and non-qualified incentive stock options outstanding at April 30, 2025 are as follows:

	Number of options	Weighted average exercise price per share
Outstanding, January 31, 2025	5,615,498	$0.49
Granted	20,000	0.10
Expired	(74,000)	0.24
Exercised	–	–
Outstanding, April 30, 2025	5,561,498	$0.49

Exercisable, April 30, 2024	5,536,498	$0.49

These options had a weighted average remaining life of 9.13 years and have an aggregate intrinsic value of $133,553 as of April 30, 2025. The aggregate intrinsic value is calculated based on the stock price of $0.1157 per share as of April 30, 2025.

During the three months ended April 30, 2025, the Company granted 20,000 options to purchase shares of common stock to our consulting geologist. The options have a strike price equal to the closing price per share on the day the options are issued, vest upon issuance and expire in three years The exercise price of the options ranges from $0.095 to $0.118. The total fair value of these option grants at issuance was $4,348. During the three months ended April 30, 2025, the Company recognized $4,348 of expense related to these options.

During the three months ended April 30, 2025 and 2024, we recognized $4,348 and $65,397 of compensation expense related to incentive and non-qualified stock options previously granted to officers, employees and consultants.

As of April 30, 2025, there was $4,112 of unrecognized share-based compensation for all share-based awards outstanding.

Warrants

As of April 30, 2025, there were 15,219,664 warrants to purchase shares of common stock outstanding and 14,712,132 warrants to purchase shares of common stock exercisable. The warrants have a weighted average remaining life of 1.62 years and a weighted average exercise price of $0.10 per warrant for one common share. The warrants had an aggregate intrinsic value of $920,133 as of April 30, 2025.

F-32

Stock warrants outstanding at April 30, 2025 are as follows:

	Number of warrants	Weighted average exercise price per share
Outstanding, January 31, 2025	13,411,582	$0.17
Issued	1,813,346	–
Expired	(5,263)	1.35
Exercised	–	–
Outstanding, April 30, 2025	15,219,664	$0.16

Exercisable, April 30, 2025	14,712,132	$0.10

NOTE 6 – Derivative Liabilities

The embedded conversion feature in the convertible debt instruments that the Company issued (See Note 8), that became convertible during the three months ended April 30, 2025, qualified it as a derivative instrument since the number of shares issuable under the note is indeterminate based on guidance in FASB ASC 815, Derivatives and Hedging. These convertible notes tainted all other equity linked instruments including outstanding warrants and fixed rate convertible debt on the date that the instrument became convertible.

The valuation of the derivative liabilities of the warrants was determined through the use of a Monte Carlo option pricing model that values the liability of the warrants based on a risk-neutral valuation where the price of the warrant is its discounted expected value. The technique applied generates a large number of possible (but random) price paths for the underlying common stock via simulation, and then calculates the associated exercise value (i.e. “payoff”) of the warrant for each path. These payoffs are then averaged and discounted to a current valuation date resulting in the fair value of the warrant.

The valuation of the derivative liabilities attached to the convertible debt was arrived at through the use of a Monte Carlo model that values the derivative liability within the notes. The technique applied generates a large number of possible (but random) price paths for the underlying (or underlyings) via simulation, and then calculates the associated payment value (cash, stock, or warrants) of the derivative features. The price of the underlying common stock is modeled such that it follows a geometric Brownian motion with constant drift, and elastic volatility (increasing as stock price decreases). The stock price is determined by a random sampling from a normal distribution. Since the underlying random process is the same, for enough price paths, the value of the derivative is derived from path dependent scenarios and outcomes. The features in the notes that were analyzed and incorporated into the model included the conversion features with the reset provisions, the call/redemption/prepayment options, and the default provisions. Based on these features, there are six primary events that can occur; payments are made in cash; payments are made with stock; the note holder converts upon receiving a redemption notice; the note holder converts the note; the issuer redeems the note; or the Company defaults on the note. The model simulates the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e. stock price, conversion price, etc.). Probabilities were assigned to each variable such as redemption likelihood, default likelihood, and timing and pricing of reset events over the remaining term of the notes based on management projections. This led to a cash flow simulation over the life of the note. A discounted cash flow for each simulation was completed, and it was compared to the discounted cash flow of the note without the embedded features, thus determining a value for the derivative liabilities.

F-33

Key inputs and assumptions used to value the convertible note when it became convertible and upon settlement, and warrants upon tainting, were as follows:

●	The stock projections are based on the historical volatilities for each date. The volatility of 145.5% is based on historical prices over a lookback period equivalent to the expected term of 1.31 years;

●	The stock price projection was modeled such that it follows a geometric Brownian motion with constant drift and constant volatility, starting with the recast stock price at each valuation date (current stock price is higher than last quarter’s price);

●	The Holder will exercise the warrant at maturity if the stock price was above the exercise price.

●	The discount rate was based on risk-free rates of 4.29% in effect based on the remaining term and date of each valuation and instrument.

●	Dividend yield: 0%
●	Exercise Price: $20M/number shares issued and outstanding at maturity (exercise date)

●	Number of Options: $1M/exercise price; and

●	The shares issued and outstanding is based on the initial 10,888,894 shares as of 10/31/21 to 59,016,054 shares as of 4/30/25 and a 2.59% growth (a higher growth from last quarter) monthly at 4/30/25 and future financing events raising $500,000 annually through the sale of common stock at a 25% discount.

During the three months ended April 30, 2025, the Company recorded a gain of $46,495 due to a change in the fair value of the derivative liabilities to reflect the value of the derivative liabilities for warrants as of April 30, 2025.

During the three months ended April 30, 2024, the Company recorded a gain of $851,032 due to a change in the fair value of the derivative liabilities to reflect the value of the derivative liabilities for warrants as of April 30, 2024.

The following table sets forth a reconciliation of changes in the fair value of the Company’s derivative liabilities:

	Three months ended April 30,
	2025	2024
Beginning balance	$311,338	$2,547,458
Total gain	(46,495)	(851,032
Ending balance	$264,843	$1,696,426

Change in fair value of derivative liabilities included in earnings relating to derivatives	$(46,495)	$(851,032)

NOTE 7 – Long-term debt and convertible promissory notes

Following is a summary of convertible promissory notes:

	April 30, 2025	January 31, 2025

Convertible note payable issued June 2024, due March 2025	$–	$21,120
Convertible note payable issued August 2024, due May 2025	–	67,200
Convertible note payable issued October 2024, due July 2025	43,740	97,200
Convertible note payable issued December 2024, due September 2025	67,200	67,200
Convertible note payable issued March 2025, due December 2025	61,600	–
Convertible note payable issued April 2025, due February 2026	89,650	–
	262,190	252,720
Less debt discount	(39,315)	(38,114)
Less current portion of convertible notes	(222,875)	(214,606)
Long-term convertible notes payable	$–	$–

F-34

On June 13, 2024, the Company entered into a promissory note with 1800 Diagonal Lending in the aggregate principal amount of $126,000 (the “June 2024 Note”). The note bears interest at 10%, with an Original Issue Discount of $21,000 plus an additional $5,000 to pay for transaction fees of the lender, matures on March 15, 2025. Pursuant to the terms of the Note, the outstanding principal and accrued interest on the Note shall be paid in 4 set monthly cash payments beginning six months from the effective date. The note may be prepaid with no penalty. The note allows an event of default which may be convertible into shares of the Company’s common stock as set forth therein. At any time following an event of default, the note is convertible into shares of the Company’s common stock at a price of 65% of the lowest weighted average market price of the Company’s common stock during the 10 trading days prior to conversion. As of January 31, 2025, the note balance was $18,274, net of $2,846 discount. During the three months ended April 30, 2025, the Company repaid $21,120 of principal on the note. As of April 30, 2025, the note balance was $0.

On August 28, 2024, the Company entered into a promissory note with 1800 Diagonal Lending in the aggregate principal amount of $67,200 (the “August 2024 Note”). The note bears interest at 10%, with an Original Issue Discount of $11,200 plus an additional $6,000 to pay for transaction fees of the lender, matures on May 30, 2025. Pursuant to the terms of the Note, the outstanding principal and accrued interest on the Note shall be paid in 4 set monthly cash payments beginning six months from the effective date. The note may be prepaid with no penalty. The note allows an event of default which may be convertible into shares of the Company’s common stock as set forth therein. At any time following an event of default, the note is convertible into shares of the Company’s common stock at a price of 65% of the lowest weighted average market price of the Company’s common stock during the 10 trading days prior to conversion. As of January 31, 2025, note balance was $59,757, net of $7,443 discount. During the three months ended April 30, 2025, the Company repaid $49,280 of principal and converted $24,640 of principal and interest on the note. As of April 30, 2025, note balance was $0.

On October 22, 2024, the Company entered into a promissory note with 1800 Diagonal Lending in the aggregate principal amount of $97,200 (the “October 2024 Note”). The note bears interest at 10%, with an Original Issue Discount of $16,200 plus an additional $6,000 to pay for transaction fees of the lender, matures on July 30, 2025. Pursuant to the terms of the Note, the outstanding principal and accrued interest on the Note shall be paid in 4 set monthly cash payments beginning six months from the effective date. The note may be prepaid with no penalty. The note allows an event of default which may be convertible into shares of the Company’s common stock as set forth therein. At any time following an event of default, the note is convertible into shares of the Company’s common stock at a price of 65% of the lowest weighted average market price of the Company’s common stock during the 10 trading days prior to conversion. As of January 31, 2025, note balance was $82,979, net of $14,221 discount. During the three months ended April 30, 2025, the Company repaid $53,640 of principal on the note. As of April 30, 2025, note balance was $36,551, net of $7,189 discount.

On December 2, 2024, the Company entered into a promissory note with 1800 Diagonal Lending in the aggregate principal amount of $67,200 (the “December 2024 Note”). The note bears interest at 10%, with an Original Issue Discount of $11,200 plus an additional $6,000 to pay for transaction fees of the lender, matures on May 30, 2025. Pursuant to the terms of the Note, the outstanding principal and accrued interest on the Note shall be paid in 4 set monthly cash payments beginning six months from the effective date. The note may be prepaid with no penalty. The note allows an event of default which may be convertible into shares of the Company’s common stock as set forth therein. At any time following an event of default, the note is convertible into shares of the Company’s common stock at a price of 65% of the lowest weighted average market price of the Company’s common stock during the 10 trading days prior to conversion. As of January 31, 2025, note balance was $53,596, net of $13,604 discount. As of April 30, 2025, note balance was $58,930, net of $8,270 discount.

On March 3, 2025, the Company entered into a convertible promissory note with 1800 Diagonal Lending LLC in the aggregate principal amount of $61,600 (the “March 2025 Note”). The note bears interest at 8%, with an Original Issue Discount of $11,600, matures on December 15, 2025, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the three lowest closing bid prices of the Company’s common stock during the 10 trading days prior to conversion. As of April 30, 2025, note balance was $52,344, net of $9,256 discount.

F-35

On April 29, 2025, the Company entered into a convertible promissory note with 1800 Diagonal Lending LLC in the aggregate principal amount of $89,650 (the “April 2025 Note”). The note bears interest at 8%, with an Original Issue Discount of $14,650, matures on February 15, 2026, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the three lowest closing bid prices of the Company’s common stock during the 10 trading days prior to conversion. As of April 30, 2025, note balance was $75,050, net of $14,600 discount.

During the three months ended April 30, 2025 and 2024, the Company recorded debt discounts of $0 due to the derivative liabilities, and original issue debt discounts and fees paid to lender of $26,250 and $26,000, respectively, due to the convertible notes. The Company recorded amortization of these discounts of $25,049 and $9,176 for the three months ended April 30, 2025 and 2024, respectively.

Notes Payable

On June 22, 2020, the Company received loan proceeds of $32,300 (net of a $100 loan fee) under the SBA’s Economic Injury Disaster Loan program (“EIDL”). The EIDL loan, dated June 16, 2020, bears interest at 3.75%, has a 30-year term, and is due in monthly installments of $158 beginning June 18, 2021 (extended to December 18, 2022).

In April 2025, the Company entered into a Premium Finance Agreement related to an insurance policy. The policy premiums total $33,500 for a one-year policy period. The Company financed $24,750 of the policy over a nine-month period. The monthly payments under the agreement are due in nine installments of $2,903, at an annual interest rate of 13.2%.

As of April 30, 2025, the notes payable, net balance was $40,922, which include term long notes payable of $32,400 and current portion of notes payable of $8,522, with accrued interest of $2,729. As of January 31, 2025, the notes payable, net balance was $32,400, which include term long notes payable of $32,400 and current portion of notes payable of $0, with accrued interest of $2,729.

NOTE 8 – Commitments and contingencies

We currently rent storage space for $393 per month in Tombstone, Arizona on a month-to-month basis.

We are required to pay annual rentals for Liberty Star’s federal lode mining claims for the Tombstone project in the State of Arizona. The rental period begins at noon on September 1st through the following September 1st and rental payments are due by the first day of the rental period. The annual rentals are $200 per claim. The rentals due by September 1, 2024 for the period from September 1, 2024 through September 1, 2025 of $18,600 have been paid.

We are required to pay annual rentals for our Arizona State Land Department Mineral Exploration Permits (“AZ MEP”) at our Tombstone Hay Mountain project in the State of Arizona. AZ MEP permits cost $500 per permit per year in non-refundable filing fees and are valid for 1 year and renewable for up to 5 years. The rental fee is $2.00 per acre for the first year, which includes the second year, and $1.00 per acre per year for years three through five. The minimum work expenditure requirements are $10 per acre per year for years one and two and $20 per acre per year for years three through five. If the minimum work expenditure requirement is not met the applicant can pay an equal amount in fees to the Arizona State Land Department to keep the AZ MEP permits current. The rental period begins on the date of acceptance for each permit. Rental payments are due by the first day of the rental period. We hold AZ MEP permits for 12,878.18 acres at our Tombstone project. We paid filing and rental fees for our AZ MEPs before their respective due dates in the amount of $34,054.29.

NOTE 9 – Subsequent Events

The Company has evaluated subsequent events through the filing date of this Form 10-Q and determined that the following subsequent events have occurred that would require recognition in the consolidated financial statements or disclosures in the notes thereto.

On May 6, 2025, the Company entered into a Private Placement Subscription Agreement to issue a total of 154,853 units to Patricia Madaris, Interim CEO, VP Finance & CFO, for cash proceeds of $17,901. Each unit consist of one share of common Stock, and a non-transferable half warrant for common stock which may be exercised for 36 months following the closing date at an exercise price equal to the offering price.

On May 27, 2025, the Company entered into a Private Placement Subscription Agreement to issue a total of 3,190,718 units to Pete O’Heeron, Chairman of the Board, Treasurer, Secretary & Director of the Company, for the conversion of a promissory note with a principal balance of $210,000 and accrued interest of $26,868. Each unit consist of one share of common Stock, and a non-transferable half warrant for common stock which may be exercised for 36 months following the closing date at an exercise price equal to the offering price.

On May 30, 2025, the Company entered into a convertible promissory note with 1800 Diagonal Lending LLC in the aggregate principal amount of $73,700 (the “May 2025 Note”). The note bears interest at 8%, with an Original Issue Discount of $6,700, matures on March 15, 2026, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the three lowest closing bid prices of the Company’s common stock during the 10 trading days prior to conversion.

Subsequent to April 30, 2025, the Company issued a total of 2,410,068 shares of our common stock for conversions of $131,880 in principal on convertible notes payable with an exercise price ranging from $0.04699 to $0.06494.

Subsequent to April 30, 2025, an investor purchased 3,274,064 restricted shares of the Company’s common stock for net proceeds of $206,756, after deducting the legal fees and clearing expenses.

F-36

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

General

You should read the following discussion and analysis of our financial condition and results of operations together with the interim financial statements and related notes that are included above. The following discussion contains forward-looking statements regarding future events and the future results of the Company that are based on current expectations, estimates, forecasts, and projections about the industry in which the Company operates and the beliefs and assumptions of the management of the Company. See also “Forward-Looking Statements” and “Risk Factors”, above. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed elsewhere in this prospectus and in other reports we file with the SEC. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason, except as otherwise provided by law.

The following discussion is based upon our consolidated financial statements included elsewhere in this prospectus, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these condensed consolidated interim financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingencies. In the course of operating our business, we routinely make decisions as to the timing of the payment of invoices, the collection of receivables, among other matters. Each of these decisions has some impact on the financial results for any given period. In making these decisions, we consider various factors including contractual obligations, competition, internal and external financial targets and expectations, and financial planning objectives. On an on-going basis, we evaluate our estimates, including those related to allowance for doubtful accounts, impairment of long-term assets, especially goodwill and intangible assets, assumptions used in the valuation of stock-based compensation, and litigation. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Certain capitalized terms used below but not otherwise defined, are defined in, and shall be read along with the meanings given to such terms in, the notes to the audited and unaudited consolidated financial statements of the Company, above.

References to our websites and those of third parties below are for information purposes only and, unless expressly stated below, we do not desire to incorporate by reference into this prospectus information in such websites.

The following discussion is based upon our financial statements included elsewhere in this prospectus, which has been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingencies.

Introduction

Business Development

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations is intended to help the reader understand the results of operations and financial condition of our Company. Management’s Discussion and Analysis of Financial Condition and Results of Operations is provided as a supplement to, and should be read in conjunction with, our consolidated financial statements and the accompanying notes to the consolidated financial statements.

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Liberty Star Uranium & Metals Corp. was formerly Liberty Star Gold Corp. and formerly Titanium Intelligence, Inc. (“Titanium”). Titanium was incorporated on August 20, 2001, under the laws of the State of Nevada. On February 5, 2004, we commenced operations in the acquisition and exploration of mineral properties business. Big Chunk Corp. (“Big Chunk”) was our wholly-owned subsidiary and was incorporated on December 14, 2003, in the State of Alaska. Big Chunk is engaged in the acquisition and exploration of mineral properties business in the State of Alaska. Big Chunk was dissolved on June 3, 2019. Redwall Drilling Inc. (“Redwall”) was our wholly owned subsidiary and was incorporated on August 31, 2007, in the State of Arizona. Redwall performed drilling services on our mineral properties. Redwall ceased drilling activities in July 2008 and was dissolved on March 30, 2010. In April 2007, we changed our name to Liberty Star Uranium & Metals Corp (“Liberty Star”) to reflect our current general exploration for base and precious metals. We are in the exploration phase of operations and have not generated any revenues from operations.

In October 2014, we formed our wholly-owned subsidiary, Hay Mountain Holdings LLC (“HMH”) (formerly known as Hay Mountain Super Project LLC), to serve as the primary holding company for development of the potential ore bodies encompassed in the Hay Mountain area of interest in Arizona. On April 11, 2019, we formed a new subsidiary named Earp Ridge Mines LLC, wholly owned by Hay Mountain Holdings LLC, intended for engagement with future venture partners.

On August 13, 2020, the Company formed Red Rock Mines, LLC, an Arizona corporation, as a wholly-owned subsidiary of Hay Mountain Holdings, LLC.

Our Current Business

We are engaged in the acquisition and exploration of mineral properties in the state of Arizona and the Southwest USA. Claims in the state of Arizona are held in the name of Liberty Star. We use the term “Super Project” to indicate a project in which numerous mineral targets have been identified, any one or more of which could potentially contain commercially viable quantities of minerals. Our significant projects are described below.

Tombstone Super Project (“Tombstone”): Tombstone is a large and ancient (72 million years before the present – or Laramide in age) volcanic structure – a caldera. The US Geological Survey caldera experts conclude this is correct. Subsequently, more than seventeen calderas of various ages have been identified in Arizona by the US Geological survey, the Arizona Geological Survey and others. Such calderas of Laramide age are all associated with porphyry alteration and copper and associated mineralization; many of these have become very large copper mines. Advanced technology has indicated that alteration associated mineralization at Tombstone is much more extensive than originally thought. This alteration lies largely under cover and is indicated by geochemistry, geophysics and projection of known geology into covered areas.

All the properties summarized below are considered as “Exploration stage properties” under the definition of SK1300 and are considered “non-material properties.”

The Hay Mountain Property: The Hay Mountain Property is located 6.5 miles southeast of Tombstone where we hold 35 Arizona State Mineral Exploration Permits (MEPs) covering (12,878.18 acres) or 20.12 square miles, and 93 federal lode mining claims covering (1,594.68 acres) or 2.49 square miles and is accessible by Hwy 80, Davis Rd. and Wild West Road.

At Hay Mountain, we plan to ascertain whether the Hay Mountain lode mining claims and AZ MEPs possess commercially viable deposits of copper, gold, molybdenum, silver, zinc, rare earth metals and other valuable metals. We have a phased exploration plan that involves diamond drilling of multiple holes over targets determined by analysis of geochemical sampling and ZTEM electromagnetic and magnetic survey. Initial phase 1 drilling is planned to take approximately one year. Should results indicate the viability of the property, additional phased work, both exploration and development, is planned over the course of seven total years to define the nature and size of any potential ore bodies and move toward mining. Any exploration plans are dependent on acquiring suitable funding. No part of the phased program is currently funded.

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From early December 2023 until March 4, 2024, we drilled the first two holes of our Phase 1 drilling project in the Hay Mountain Property. Hole HM-23-01 was 1,500’ deep and hole HM-23-02 was 3,437’ deep. The first two holes do not provide a sufficient data set to prepare an estimate of the overall mineral resources under S-K 1300. These holes were designed as a ‘test of concept’ to check the results of the previous geochemical and geophysical work done by us in the past. Hole HM-23-01 was not drilled deep enough to encounter alteration nor mineralization and will be deepened at a future date. Hole HM-23-02 did encounter alteration and mineralization associated with a copper porphyry system, with trace level copper values found in the intrusive rock to 0.1%. Further drilling will be required in this area to begin to understand the scope and source of that mineralization.

Holes 01 and 02 are the first two holes of a much larger phase of planned drilling to be conducted in 2024. A full technical report on the drilling program will be prepared at the conclusion of phase one.

On November 25, 2020, the Company received approval from the Arizona State Land Department for 5 additional MEP’s covering 2,369.15 acres for a total of 16,662.10 acres or 26.03 square miles at our Hay Mountain Property.

From July 14th to August 5th, 2020, field mapping was conducted on the Hay Mountain Property, located 7 km southeast of Tombstone, in Cochise County, Arizona. The purpose of mapping was to identify alteration and veining associated with an inferred porphyry copper system at depth, determine the extent of hydrothermal alteration, and comment on the possible timing of emplaced mineralization. Mapping was conducted at 1:10,000 scale and a total of 183 carbonate vein samples were taken for XRF analysis and UV fluorescence response.

Robbers Roost exploration property: On June 16, 2020, the Company acquired 2 Mineral Exploration Permits (“MEP”) covering 240 acres at Robbers Roost. Which is located 5.89 miles west of the Hay Mountain Project. While the Robbers Roost MEP area is new to the Company, it has been explored previously by several exploration companies, in the 1970’s and 1990’s, and recently has received significant interest by others operating in the area. Drilling by ASARCO indicates “the presence of a granodioritic porphyry intrusive at depth below the alteration zone. The intrusive is characterized by porphyry copper style alteration and mineralization.” (JB Nelson, “Robbers’ Roost Summary Report,” 1995, p. 2 http://docs.azgs.az.gov/SpecColl/2008-01/2008-01-0103.pdf)

Red Rock Canyon exploration property: As of mid-March 2024, the Company is currently conducting a statistical sampling program on the property. Channel samples are cut using a handheld rock saw across the jasperoid lenses at measured lengths and spacing between the channels. QA/QC samples are being inserted into the sample stream as per “Industry Standard”. Results are pending.

On August 20, 2021, the Company executed a financing agreement for the purpose of drilling for the Red Rock Canyon Gold Property in Cochise County, Arizona. The agreement allowed for a $1,000,000 common stock purchase agreement (the “Purchase Agreement”) and a $1,000,000 warrant agreement (the “Warrant Agreement,” together “the Agreements”) with Triton Funds LP (“Triton”) of San Diego, California under a Form S-1 registration now effective. As of December 31, 2022, the purchase agreement expired.

On May 26, 2021, the Company announced the public release of geochemical assay results prepared by ALS/USA Inc. The Company noted in its news release issued May 21, 2021 that the results were forthcoming. Previously released geochemical assay results from October 2020 and February 2021 can be viewed on the Liberty Star Minerals website. This set of results strongly aligns with previous assay results indicating that the Red Rock portion of the Hay Mountain Project is a potential gold property.

On March 15, 2021, the Company announced the release of more rock chip assay results from the Red Rock Canyon area located within the Hay Mountain Project. 28 samples were submitted to the ALS/USA Inc. Tucson location with results returned to the Company February 6, 2021. This set of samples are within and outside of the original study area and expand on the October 2020 geochemical sampling undertaken on MEP land within the Company’s Red Rock Canyon holdings.

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On November 11, 2020, the Company announced the identification of potentially exploitable gold mineralization on its recently acquired Arizona State Land Department Mineral Exploration Permits. Preliminary surface exploration on the Red Rock MEPs advances the Company’s knowledge of the porphyry system signature associated with magnetic highs at, and adjacent to the north of, Target 1, and represent the expansion of biogeochemical, surface rock sampling, and x-ray fluorescence (“XRF”) work continuing at Target 1 and on the anticipated gold halo likely associated with the indicated porphyry center. The Company discovered multiple outcrops of intensely silicified rock in the initial observational field work. These outcrops generally occur in linear features several feet in thickness with multiple features oriented en-echelon with interstitial host country rock of varying horizontal dimension. These outcrops contain densely distributed jasperoids, which, when sampled yield what the Company believes are potentially economically exploitable concentrations of gold. There was a total of 23 representative (1 to 2 kg) rock sample assays. These assays demonstrate gold concentrations ranging from below detection limits of 0.05 ppm in country rock surrounding certain outcrops to a high of 13.55 ppm in direct outcrop samples. Of the 23 assayed samples, nine (9) show gold concentrations of 0.95 ppm or more.

The Tombstone exploration property: The Tombstone exploration property consists of nine claims that are undeveloped. However, significant amounts of aeromagnetic surveys, IP (Induced Polarization Surveys), geologic mapping by the USGS and others, and geochemical surveys including soil, rock and vegetation sampling have been conducted at various times by various parties, over the last 60 years. When compiled and analyzed these various data suggest a compelling series of anomalies that are typical of buried, dirt and rock covered porphyry copper system(s). Below is a summary of prior exploration activities performed on our Tombstone claims: Technical Report: In mid-March 2011, Liberty Star contracted SRK to prepare three (3) Technical studies and Reports in a form similar to mineral reports prescribed under NI 43-101. Members of SRK’s engineering/scientific staff supervised by a Qualified Person as defined under NI 43-101 and SRK’s Tucson Office Principal Geologist, Corolla Hoag, and geologist Dr. Jan Rasmussen have visited the Tombstone property.

Title to mineral claims involves certain inherent risks due to difficulties in determining the validity of certain claims, as well as potential for problems arising from the frequently ambiguous conveyancing history characteristic of many mineral properties. We have investigated title to all the Company’s mineral properties and, to the best of its knowledge, title to all properties retained are in good standing.

The mineral resource business generally consists of three stages: exploration, development and production. Mineral resource companies that are in the exploration stage have not yet found mineral resources in commercially exploitable quantities and are engaged in exploring land in an effort to discover them. Mineral resource companies that have located a mineral resource in commercially exploitable quantities and are preparing to extract that resource are in the development stage, while those engaged in the extraction of a known mineral resource are in the production stage. We have not found any mineral resources in commercially exploitable quantities.

There is no assurance that a commercially viable mineral deposit exists on any of our properties, and further exploration is required before we can evaluate whether any exist and, if so, whether it would be economically feasible to develop or exploit those resources. Even if we complete our current exploration program and we are successful in identifying a mineral deposit, we would be required to spend substantial funds on further drilling and engineering studies before we could know whether that mineral deposit will constitute a commercially viable mineral deposit, known as an “ore reserve.”

SK 1300 Regulation

Liberty Star has performed many hours of field work mapping and sampling on our Red Rock Canyon Gold Project and although we do not have drilling core to prove results, we have through analysis of Geochem sampling, evidence of an anomaly.

To date, we have not generated any revenues. Our ability to pursue our business plan and generate revenues is subject to our ability to obtain additional financing, and we cannot give any assurance that we will be able to do so.

Results of Operations

Results of Operations for the Three-Month Periods Ended April 30, 2025 and 2024

We had net loss of $336,132 for the three months ended April 30, 2025, compared to a net income of $311,381 for the three months ended April 30, 2024. The change in net loss was primarily due to a change in derivative liability.

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During the three months ended April 30, 2025, we had a decrease of $304,018 in geological and geophysical expense compared to the three months ended April 30, 2024, due primarily to a decrease in geologist fees and filing fees for the three-month period. During the three months ended April 30, 2025, we had an increase of $2,316 in salaries and benefit expense compared to the three months ended April 30, 2024, due to an increase in wages, benefits and reimbursements. During the three months ended April 30, 2025, we had an increase of $13,659 in professional services compared to the three months ended April 30, 2024, due primarily to increases in the accounting and audit fees. We had a decrease in general and administrative expenses of $39,995 during the three months ended April 30, 2025, as compared to the three months ended April 30, 2024, which was primarily due to a decrease in stock compensation. We had an decrease in interest expense of $27,628 during the three months ended April 30, 2025, as compared to the three months ended April 30, 2024. We had an increase in other expenses of $975,551 during the three months ended April 30, 2025, as compared to the three months ended April 30, 2024, which was primarily due to a decrease in gain on change in fair value of derivative liability and an increase in loss on settlement of liabilities.

Results of Operations for the Fiscal Years Ended January 31, 2025 and 2024

We had a net income of $2,122,189 for the fiscal year ended January 31, 2025 compared to a net loss of $4,080,258 for the fiscal year ended January 31, 2024. Net income increased by $6,202,447 due primarily to the increase in gain on the change in fair value of derivative liability.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Presentation of Financial Information

Our consolidated financial statements for the fiscal year ended January 31, 2025 reflect financial information for the fiscal years ended January 31, 2025 and 2024.

Since we have not generated any revenue, there is substantial doubt regarding our ability to continue as a going concern in connection with our consolidated financial statements for the fiscal years ended January 31, 2025 and 2024. Our accumulated deficit on January 31, 2025, was approximately $59 million and the net income for the fiscal year ended January 31, 2025 was $2,122,189. All of our exploration costs are expensed as incurred.

These consolidated financial statements have been prepared on the going concern basis, which assumes that adequate sources of financing will be obtained as required and that our assets will be realized, and liabilities settled in the ordinary course of business. Accordingly, these consolidated financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

In order to continue as a going concern, we require additional financing. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to continue as a going concern, we would likely be unable to realize the carrying value of our assets reflected in the balances set out in the preparation of the consolidated financial statements.

Critical Accounting Policies

Our consolidated financial statements have been prepared in conformity with GAAP. Our significant accounting policies are described in Note 2 to the consolidated financial statements included in Item 8 of this annual report on Form 10-K. The critical accounting policies adopted by our company are as follows:

Going Concern

Since we have not generated any revenue, we have negative cash flows from operations, and negative working capital we have included a reference to the substantial doubt about our ability to continue as a going concern in connection with our consolidated financial statements for the period ended January 31, 2025. Our total stockholders’ deficit at January 31, 2025 was $1,673,957.

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These consolidated financial statements have been prepared on the going concern basis, which assumes that adequate sources of financing will be obtained as required and that our assets will be realized, and liabilities settled in the ordinary course of business. Accordingly, these consolidated financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

Mineral claims

We account for costs incurred to acquire, maintain, and explore mineral properties as charged to expense in the period incurred until the time that a proven mineral resource is established at which point development of the mineral property would be capitalized. Currently, we do not have any proven mineral resources on any of our mineral properties.

Convertible promissory notes

We reviewed the convertible promissory notes and the related subscription agreements to determine the appropriate reporting within the financial statements. We report convertible promissory notes as liabilities at their carrying value less unamortized discounts in accordance with the applicable accounting guidance. We bifurcate conversion options and detachable common stock purchase warrants and report them as liabilities at fair value at each reporting period when required in accordance with the applicable accounting guidance. No gain or loss is reported when the notes are converted into shares of our common stock in accordance with the note’s terms.

Common stock purchase warrants

We report common stock purchase warrants as equity unless a condition exists which requires reporting as a derivative liability at fair market value. The valuation of the derivative liability of the warrants is determined through the use of a Monte Carlo options model that values the liability.

Liquidity and Capital Resources

We had cash and cash equivalents in the amount of $20,962 and a working capital deficit of $1,652,732 as of January 31, 2025. We had cash inflows from financing activities of $968,782 for the fiscal year ended January 31, 2025. We will need additional funds in order to proceed with our planned exploration program.

Convertible promissory notes

We have issued the following convertible promissory notes in private placements of our securities to institutional investors pursuant to exemptions from registration set out in Rule 506 of Regulation D under the Securities Act of 1933.

On July 14, 2022, the Company entered into a convertible promissory note with 1800 Diagonal Lending LLC in the aggregate principal amount of $45,138 (the “July 2022 Note”). The note bears interest at 8%, with an Original Issue Discount of $10,138, matures on July 14, 2023, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the lowest 5 weighted average market prices of the Company’s common stock during the 10 trading days prior to conversion. During the year ended January 31, 2023, the noteholder converted a total of $15,000 of the note for 205,198 shares of the Company’s common stock, leaving a balance of $30,138 as of January 31, 2023. During the year ended January 31, 2024, the noteholder converted a total of $30,138 of the note principal and $1,806 of interest for 360,675 shares of the Company’s common stock, leaving a balance of $0 as of January 31, 2024.

On October 3, 2022, the Company entered into a convertible promissory note with 1800 Diagonal Lending LLC in the aggregate principal amount of $45,138 (the “October 2022 Note”). The note bears interest at 8%, with an Original Issue Discount of $10,138, matures on October 3, 2023, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the lowest 5 weighted average market prices of the Company’s common stock during the 10 trading days prior to conversion. During the year ended January 31, 2024, the noteholder converted a total of $45,138 of the note principal and $1,806 of interest for 1,102,975 shares of the Company’s common stock, leaving a balance of $0 as of January 31, 2024.

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On November 23, 2022, the Company entered into a convertible promissory note with 1800 Diagonal Lending LLC in the aggregate principal amount of $51,108 (the “November 2022 Note”). The note bears interest at 8%, with an Original Issue Discount of $11,219, matures on November 23, 2023, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the lowest 5 weighted average market prices of the Company’s common stock during the 10 trading days prior to conversion. During the year ended January 31, 2024, the noteholder converted a total of $51,108 of the note principal and $2,044 of interest for 1,477,693 shares of the Company’s common stock, leaving a balance of $0 as of January 31, 2024.

On February 3, 2023, the Company entered into a convertible promissory note with 1800 Diagonal Lending in the aggregate principal amount of $48,675 (the “February 2023 Note”). The note bears interest at 8%, with an Original Issue Discount of $4,425 plus an additional $4,250 to pay for transaction fees of the lender, matures on February 2, 2024, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the lowest 5 weighted average market prices of the Company’s common stock during the 10 trading days prior to conversion. During the year ended January 31, 2024, the noteholder converted a total of $48,675 of the note principal and $1,947 of interest for 1,131,880 shares of the Company’s common stock, leaving a balance of $0 as of January 31, 2024.

On March 24, 2023, the Company entered into a convertible promissory note with 1800 Diagonal Lending in the aggregate principal amount of $48,675 (the “March 2023 Note”). The note bears interest at 8%, with an Original Issue Discount of $4,425 plus an additional $4,250 to pay for transaction fees of the lender, matures on March 24,2024, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the lowest 5 weighted average market prices of the Company’s common stock during the 10 trading days prior to conversion. During the year ended January 31, 2024, the noteholder converted a total of $48,675 of the note principal and $1,945 of interest for 1,593,694 shares of the Company’s common stock, leaving a balance of $0 as of January 31, 2024.

On January 12, 2024, the Company entered into a convertible promissory note with 1800 Diagonal Lending in the aggregate principal amount of $110,000 (the “January 2024 Note”). The note bears interest at 8%, with an Original Issue Discount of $10,000 plus an additional $5,000 to pay for transaction fees of the lender, matures on March 24,2024, and is convertible after 180 days into shares of the Company’s common stock at a price of 75% of the average of the lowest 5 weighted average market prices of the Company’s common stock during the 10 trading days prior to conversion. During the year ended January 31, 2025, the noteholder converted a total of $110,000 of the note for 867,389 shares of the Company’s common stock. As of January 31, 2025, the note balance was $0. As of January 31, 2024, the note balance was $95,000, net of $15,000 discount.

On February 23, 2024, the Company entered into a promissory note with 1800 Diagonal Lending in the aggregate principal amount of $126,000 (the “February 2024 Note”). The note bears interest at 10%, with an Original Issue Discount of $21,000 plus an additional $5,000 to pay for transaction fees of the lender, matures on November 30, 2024. Pursuant to the terms of the Note, the outstanding principal and accrued interest on the Note shall be paid in 4 set monthly cash payments beginning six months from the effective date. The note may be prepaid with no penalty. The note allows an event of default which may be convertible into shares of the Company’s common stock as set forth therein. At any time following an event of default, the note is convertible into shares of the Company’s common stock at a price of 65% of the lowest weighted average market price of the Company’s common stock during the 10 trading days prior to conversion. During the year ended January 31, 2025, the Company repaid $126,000 of principal on the note. As of January 31, 2025, the note balance was $0.

On June 13, 2024, the Company entered into a promissory note with 1800 Diagonal Lending in the aggregate principal amount of $126,000 (the “June 2024 Note”). The note bears interest at 10%, with an Original Issue Discount of $21,000 plus an additional $5,000 to pay for transaction fees of the lender, matures on March 15, 2025. Pursuant to the terms of the Note, the outstanding principal and accrued interest on the Note shall be paid in 4 set monthly cash payments beginning six months from the effective date. The note may be prepaid with no penalty. The note allows an event of default which may be convertible into shares of the Company’s common stock as set forth therein. At any time following an event of default, the note is convertible into shares of the Company’s common stock at a price of 65% of the lowest weighted average market price of the Company’s common stock during the 10 trading days prior to conversion. During the year ended January 31, 2025, the Company repaid $58,080 of principal on the note. As of January 31, 2025, the note balance was $18,274, net of $2,846 discount.

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On August 28, 2024, the Company entered into a promissory note with 1800 Diagonal Lending in the aggregate principal amount of $67,200 (the “August 2024 Note”). The note bears interest at 10%, with an Original Issue Discount of $11,200 plus an additional $6,000 to pay for transaction fees of the lender, matures on May 30, 2025. Pursuant to the terms of the Note, the outstanding principal and accrued interest on the Note shall be paid in 4 set monthly cash payments beginning six months from the effective date. The note may be prepaid with no penalty. The note allows an event of default which may be convertible into shares of the Company’s common stock as set forth therein. At any time following an event of default, the note is convertible into shares of the Company’s common stock at a price of 65% of the lowest weighted average market price of the Company’s common stock during the 10 trading days prior to conversion. As of January 31, 2025, note balance was $59,757, net of $7,443 discount.

On October 22, 2024, the Company entered into a promissory note with 1800 Diagonal Lending in the aggregate principal amount of $97,200 (the “October 2024 Note”). The note bears interest at 10%, with an Original Issue Discount of $16,200 plus an additional $6,000 to pay for transaction fees of the lender, matures on July 30, 2025. Pursuant to the terms of the Note, the outstanding principal and accrued interest on the Note shall be paid in 4 set monthly cash payments beginning six months from the effective date. The note may be prepaid with no penalty. The note allows an event of default which may be convertible into shares of the Company’s common stock as set forth therein. At any time following an event of default, the note is convertible into shares of the Company’s common stock at a price of 65% of the lowest weighted average market price of the Company’s common stock during the 10 trading days prior to conversion. As of January 31, 2025, note balance was $82,979, net of $14,221 discount.

On December 2, 2024, the Company entered into a promissory note with 1800 Diagonal Lending in the aggregate principal amount of $67,200 (the “December 2024 Note”). The note bears interest at 10%, with an Original Issue Discount of $11,200 plus an additional $6,000 to pay for transaction fees of the lender, matures on May 30, 2025. Pursuant to the terms of the Note, the outstanding principal and accrued interest on the Note shall be paid in 4 set monthly cash payments beginning six months from the effective date. The note may be prepaid with no penalty. The note allows an event of default which may be convertible into shares of the Company’s common stock as set forth therein. At any time following an event of default, the note is convertible into shares of the Company’s common stock at a price of 65% of the lowest weighted average market price of the Company’s common stock during the 10 trading days prior to conversion. As of January 31, 2025, note balance was $53,596, net of $13,604 discount.

Summary of Cash Flows

Cash used in operating activities

Net cash used in operating activities was $159,200 and $435,713 for the three months ended April 30, 2025, and 2024, respectively, and mainly included payments made for geological and geophysical costs, compensation, and professional fees to our consultants, attorneys and accountants. Net cash used in operating activities was $1,019,919 and $1,393,309 for the years ended January 31, 2025, and 2024, respectively, and mainly included payments made for geological and geophysical costs, compensation, and professional fees to our consultants, attorneys and accountants.

Cash provided by financing activities

Net cash provided by financing activities was $206,122 for the three months ended April 30, 2025, related to the proceeds from issuance of common stock and warrants, convertible promissory notes and notes payable, related party, which were offset by the repayments of convertible notes, notes payable, related party and advances, related party. Net cash provided by financing activities was $375,000 for the three months ended April 30, 2024, related to the proceeds from convertible promissory notes and proceeds from notes payable, related party, which were offset by the repayment of advances, related party. Net cash provided by financing activities was $968,782 for the year ended January 31, 2025, related to the proceeds from the sale of common stock, proceeds from advances and advances, related party, proceeds from convertible promissory notes and proceeds from notes payable, related party, which were offset by the repayment of notes payable, advances and advances, related party. Net cash provided by financing activities was $1,432,792 for the year ended January 31, 2024, related to the proceeds from the issuance of common stock and warrants in a private placement, proceeds from convertible promissory notes and proceeds from notes payable, related party, which were offset by the repayment of notes payable, advances and advances, related party.

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DIRECTORS AND EXECUTIVE OFFICERS

All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position(s) Held with the Company	Age	Date First Elected or Appointed
Peter O’Heeron	Chairman of the Board, Secretary and Treasurer	61	September 6, 2012
Patricia Madaris	Acting CEO, Chief Financial Officer, VP Finance	74	May 8, 2015
Nicholas Hemmerly	Director	43	September 26, 2022
Saleem Elmasri	Director	39	August 16, 2023
Gerardo King	Director	48	August 23, 2024

Peter O’Heeron. Mr. O’Heeron serves as our Chairman of the Board, Director, Secretary, and Treasurer. With more than 25 years of medical technology development experience, Mr. O’Heeron brings together the resources necessary to commercialize unique technologies. His expertise covers a broad range of disciplines, from business start-ups and biologics, to medical devices and patient centered healthcare delivery. Prior to founding SpinalCyte, LLC, Mr. O’Heeron founded and still serves as CEO of an operational investment group, Advanced Medical Technologies, LLC, which identifies early stage opportunities in the medical field with strong intellectual property potential. Mr. O’Heeron’s previous experience includes the founding of NeoSurg Technologies to develop a minimally invasive access system. As a result of his efforts, NeoSurg Technologies was successful in launching the T2000 Minimally Invasive Access System, which reduced surgical equipment cost by over 60%. Mr. O’Heeron completed the sale of NeoSurg Technologies to CooperSurgical. Mr. O’Heeron was employed by Christus Health Care Corporation in a variety of executive-level positions. Mr. O’Heeron has provided strategic advisory services to healthcare companies in the areas of biologics, surgical instrumentation and telemedicine. Mr. O’Heeron received his Masters in Healthcare Administration from the University of Houston Clear Lake. Mr. O’Heeron completed Executive Management Certification in Mergers and Acquisition from University of Chicago and holds a Bachelor’s Degree in Healthcare Administration with a minor in Business Administration from Texas State University. Mr. O’Heeron holds 13 Patents and currently has 63 Patents Pending from surgical instrumentation to biologics and software development.

Patricia Madaris. Ms. Madaris has served Liberty Star since 2011 beginning as Executive Assistant to the President and Board of Directors. In May 2015, she was elected by the Board of Directors to the position of Vice President, Finance and Accounting. On January 13, 2019, Patricia was elected by the Board to serve in the additional office of Chief Financial Officer. Patricia Madaris is currently also serving as Acting CEO. Since the beginning of her tenure with Liberty Star, Patricia has successfully engaged, negotiated, and closed financings; overseen the Company’s financial reporting; and projected and planned financially for ongoing operations including development. She has previously held the title of accounting/manager for corporations in Arizona, Florida, and California. Ms. Madaris holds a Bachelor of Science in Accounting and received a Master Business Administration (MBA) in 2017, both Summa Cum Laude from Indiana Wesleyan University.

We believe Ms. Madaris is proven to be qualified to serve as an Officer for our company in her many capacities because of her extensive education and business experience as described above.

Nicholas H. Hemmerly. Appointed to the Board of Directors, September, 2022. Nicholas H. Hemmerly is Co-Head of Investment Banking at Clear Street. Prior to joining Clear Street Mr. Hemmerly was Head of Investment Banking at Bridgeway Capital Partners, LLC, a Merchant Bank. Prior to PwC CF Mr. Hemmerly was Head of Life Sciences Investment banking at PricewaterhouseCoopers Corporate Finance LLC (PwC CF). Prior to PwC CF, Mr. Hemmerly worked at Jefferies LLC with a focus on executing M&A and financing transactions within the pharmaceutical and life sciences sectors. Prior experience includes investment banking roles in JPMorgan’s Healthcare Group as well as JMP Securities Healthcare Group. Mr. Hemmerly began his investment banking career as an analyst with Wachovia Securities.

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We believe Mr. Hemmerly is qualified to serve on our board of directors because of his extensive business experience as described above.

Saleem Elmasri: Appointed to the Board of Directors, August 2023. Saleem Elmasri (CPA) is a seasoned business professional with over 15 years of experience in financial and management consulting. He began his career at PricewaterhouseCoopers and worked for several of the firm’s Fortune 500 clients. From PwC, he transitioned to lead advisory practices at boutique consulting firms, specializing in transaction and complex accounting advisory. Saleem has helped his clients navigate transformational endeavors such as acquisitions, divestitures, mergers, and restructurings. Focused primarily on the life sciences and technology sectors, Saleem has augmented leadership teams in decision making roles to navigate transactions in the public markets, drive transformative business development efforts, including acquisitions and divestitures, and various SEC or audit compliance matters. Saleem is an experienced investor focused on early-stage companies addressing global scale challenges, having a large addressable market, and visionary founders. Beginning in 2016, Saleem has served as the CEO advisor, CFO, or Board member at several early-stage companies and in 2020, launched Titan Advisory Services to provide such services. In 2022, Saleem launched Titan Ventures, an eco-system driven venture capital firm, to allow colleagues and friends to participate in early-stage and other private market investments. In 2023, Saleem launched Titan Strategic Partners to help clients navigate project financing for ambitious infrastructure ventures.

We believe Mr. Elmasri is qualified to serve on our board of directors because of his extensive business experience as described above.

Gerardo King: Appointed to the Board of Directors, August 2024. Gerardo King brings his expertise in finance, financial structuring, mergers & acquisitions, and advisory services to Liberty Star’s board. He is a seasoned, successful investment banker, principal investor, board member, and managing partner with over 25 years of experience in financial services and the mining industry. As the founder and CEO of Tamesis, a regional boutique investment bank, Mr. King oversees a diverse portfolio of clients and sectors across the U.S.A., Latin America, and Europe. He also serves as a board director at Peak 10 Energy, a leading energy company, providing strategic guidance and oversight on that company’s growth and sustainability initiatives. Throughout his career, he has successfully closed multiple transactions worth over $25BN. He has structured innovative and complex financing solutions and built and maintained strong relationships with key stakeholders, partners, and colleagues. He has leveraged his expertise in capital markets, asset management, strategic planning, and business development to drive value creation and positive impact to the organizations and communities he has worked with. Mr. King lives in Austin, Texas.

We believe Mr. King is qualified to serve on our board of directors because of his extensive business experience as described above.

Family Relationships

There are no family relationships among our directors or officers.

Board and Committee Meetings

The board of directors of our company held 15 formal meetings during the fiscal year ended January 31, 2025.

There have been no material changes to the procedures by which our shareholders may recommend nominees to our board of directors during the fiscal year ended January 31, 2025. Shareholders may contact our interim CEO, Patricia Madaris, to recommend nominees to our board of directors.

For the fiscal year ended January 31, 2025 our only standing committee of the board of directors was our audit committee. We do not have a nominating committee or a compensation committee.

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Audit Committee

Currently our audit committee consists of our entire board of directors. We do not have a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Exchange Act.

During the fiscal year ended January 31, 2025, the audit committee did not hold any meetings. Rather, the business of the audit committee was conducted by resolutions consented to in writing by all the members of the board and filed with the minutes of the proceedings of the board.

Audit Committee Financial Expert

Our board of directors has determined that it does not have a member of its board of directors or audit committee that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

We believe that the members of our board of directors are collectively capable of analyzing and evaluating our consolidated financial statements and understanding internal controls and procedures for financial reporting. In addition, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date.

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past 10 years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

5.	being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or,

6.	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self- regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Code of Ethics

Effective March 15, 2004, our company’s board of directors adopted a Code of Business Conduct and Ethics that applies to all employees, including our company’s Chief Executive Officer, Chief Financial Officer and VP Finance. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

1.	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

2.	full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us;

3.	compliance with applicable governmental laws, rules and regulations;

4.	the prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and

5.	accountability for adherence to the Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics requires, among other things, that all of our company’s Senior Officers commit to timely, accurate and consistent disclosure of information; that they maintain confidential information; and that they act with honesty and integrity.

In addition, our Code of Business Conduct and Ethics emphasizes that all employees, and particularly senior officers, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal and state securities laws. Any senior officer that becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to our company. Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter. It is against our company policy to retaliate against any individual who reports in good faith the violation or potential violation of our company’s Code of Business Conduct and Ethics by another.

Our Code of Business Conduct and Ethics was filed with the SEC on March 13, 2004 as Exhibit 14.1 to our annual report on Form 10-KSB for the fiscal year ended December 31, 2003. We will provide a copy of the Code of Business Conduct and Ethics to any person without charge, upon request. Requests can be sent to: Liberty Star Uranium & Metals Corp., 2 E. Congress St. Ste. 900, Tucson, AZ 85701.

EXECUTIVE COMPENSATION

Following are the particulars of all compensation paid or accruing to our named executive officers for the last two fiscal years ended.

Summary Compensation Table

Name and Principal Position	Year Ended January 31,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Brett Gross, CEO (1)	2024	-	-	-	-	-	-	-

Patricia Madaris, CFO & Interim CEO/President (2) (3)	2025	97,561	2,500	-	102,119	-	-	202,180
	2024	87,561	5,000	-	47,300	-	41,688	181,549

(1)	Elected as President and Chief Executive Officer on December 7, 2018 and received no compensation for these services. On September 29, 2023, Mr. Gross resigned from his position as President and Chief Executive Officer of the Company

(2)	Appointed Interim CEO/ President on September 29, 2023.

(3)	For year ended January 31, 2024, $41,688 payment for salary accrued for services provided in prior years.

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Outstanding Equity Awards at January 31, 2025

The following table sets forth for each named executive officer certain information concerning the outstanding equity awards as of January 31, 2025.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested
Patricia Madaris	1,634,338		-	.04 – 0.226	11-16-2033 – 01/29/2035	-	-	-	-

Compensation Plans

As of January 31, 2025, we had three compensation plans in place, entitled “2004 Stock Option Plan”, “2007 Stock Option Plan” and “2010 Stock Option Plan”. These plans have been approved by our security holders. These plans have been given retroactive effect of the 1-for-4 reverse stock split on September 1, 2009 and 1-for-500 reverse stock split on February 25, 2021.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers receive stock options at the discretion of our Board. We do not have any material bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our Board.

Employment Contracts

We have not entered into any written employment agreements or compensation arrangements with any of our named executive officers.

Compensation of Directors

We have no formal plan for compensating our directors for their service in their capacity as directors, although our directors may receive stock options to purchase common stock as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any cash compensation for their services as a director, including committee participation and/or special assignments.

Equity Compensation Plan Information

As of January 31, 2025, we had three compensation plans in place, entitled “2004 Stock Option Plan”, “2007 Stock Option Plan” and “2010 Stock Option Plan”. These plans have been approved by our security holders. These plans have been given retroactive effect of the 1-for-4 reverse stock split on September 1, 2009 and 1-for-500 reverse stock split on February 25, 2021.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) (c)
Equity Compensation Plans Approved by Security Holders	197,925	6.51	0.00
Equity Compensation Plans Not Approved by Security Holders: One Off Grants	5,417,573	0.17	N/A
Total	5,615,498		N/A

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LEGAL MATTERS

The validity of the shares of our common stock offered hereby will be passed upon for us by Frascona, Joiner, Goodman & Greenstein, PC

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Certain Owners and Management

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and/or investing power with respect to securities. We believe that, except as otherwise noted and subject to applicable community property laws, each person named in the following table has sole investment and voting power with respect to the shares of common stock shown as beneficially owned by such person. Additionally, shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of April 30, 2025, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

Unless otherwise indicated in the footnotes to the following table, each of the stockholders named in the table has sole voting and investment power with respect to the shares of our common stock and preferred stock beneficially owned. Except as otherwise indicated, the address of each of the stockholders listed below is c/o 50 West Liberty Street, Suite 880, Reno NV 89501.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percentage of Class (1)
Peter O’Heeron	Common	41,438,487	(3)	58.25%
Peter O’Heeron	Class A	500,000	(5)	100%
Patricia Madaris	Common	3,887,064	(4)	6.41%
Nicholas Hemmerly	Common	778,334	(2)	1.32%
Saleem Elmasri	Common	861,668	(2)	1.46%
Gerardo King	Common	366,667	(2)	* %
Jay Crawford	Common	843,333	(2)	1.43%
Directors and Executive Officers as a Group (4 persons)	Common	48,175,553		63.44%
Directors and Executive Officers as a Group (1persons)	Class A	500,000	(5)	100%

*	Under 1%.

(1)	Based on 59,751,467 shares of common stock and 500,000 of Class A common stock issued and outstanding as of May 1, 2025. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)	This amount includes incentive or non-qualified stock options that are currently exercisable or exercisable within 60 days.

(3)	This amount includes 11,893,921 common stock purchase warrants and 957,829 non-qualified stock options that are currently exercisable or exercisable within 60 days.

(4)	This amount includes 1,644,338 non-qualified stock options that are currently exercisable or exercisable within 60 days and 700,909 common stock purchase warrants.

(5)	The holders of Class A Common Stock vote with the holders of Common Stock on matters submitted to the shareholders for a vote. But, the Class A Common Stock has super majority voting rights with the holder of each outstanding share of Class A Common Stock being entitled to 200 votes per share on all such matters, including, but not limited to, election of the Board of Directors. Accordingly, based on the combined ownership of both Common Stock and Class A Common Stock, Peter O’Heeron holds 81% of the voting power of the Company’s authorized shares.

* less than 1%

Change of Control

The Company is not aware of any arrangements which may at a subsequent date result in a change of control of the Company.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as discussed below or otherwise disclosed above under “Executive Compensation”, this section, the following sets forth a summary of all transactions since February 1, 2022, or any currently proposed transaction, in which the Company was to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at January 31, 2025 or 2024, and in which any officer, director, or any stockholder owning greater than five percent (5%) of our outstanding voting shares, nor any member of the above referenced individual’s immediate family, had or will have a direct or indirect material interest (other than compensation described above under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Advances

During the year ended January 31, 2025, the Company received advances of $230,000 from Pete O’Heeron, Chairman of the Board, and repaid $25,000 of advances.

During the year ended January 31, 2025, the Company received advances of $124,693 Patricia Madaris. On January 10, 2025, Ms. Madaris converted her advance into a private placement for 1,333,574 units. Each unit consists of 1 share of our common stock and ½ warrant. The warrants have a relative fair value of $38,424. Each warrant allows the holder to purchase one share of our common stock at a price of $0.11 per share. The warrants expire three years from the date of issuance. The Company valued the warrants using the Black-Scholes option-pricing model with the following range of key assumptions: fair value stock price, $0.11, Exercise price, $0.11, Term 3 years, Volatility 170%, and Discount rate 4.46% and a dividend yield of 0%.

The advances are unsecured, non-interest bearing and are payable on demand. As of January 31, 2025, the advances related party balance was $205,000.

Advances from related parties during the years ended January 31, 2025 and 2024 are as follows:

	Year ended January 31, 2025	Year ended January 31, 2024

Prior period balance	$–	$5,000
Cash advances	354,693	1,363
Expenses paid on behalf of Company	–	3,157
Non-cash repayments	–	(1,363)
Repayments	(25,000)	(8,157)
Conversion into a private placement	(124,693)	–
End of period balance	$205,000	$–

Note payable

On January 31, 2023, the Company entered into a promissory note with Brett Gross for $50,000 and received cash proceeds. During the year ended January 31, 2024, the Company signed an addendum to the January 31, 2023 promissory note to increase the promissory note with Mr. Gross to $86,579. The note bears interest at 10% and matures on January 31, 2024. On February 12, 2024, the Company signed an addendum to the January 31, 2023 promissory note to net the $16,750 recourse loan with Mr. Gross and accrued interest of $480 with the promissory note. During the year ended January 31, 2025, the Company repaid Mr. Gross $55,000. As of January 31, 2025 and 2004, the note payable related party balance was $4,598 and $76,828, respectively.

On January 25, 2024, the Company entered into a promissory note with Pete O’Heeron, Chairman of the Board, for $250,000 and received cash proceeds. The note bears interest at 10% and matures on January 25, 2025.

On February 13, 2024, the Company entered into a promissory note with Pete O’Heeron, Chairman of the Board, in the aggregate principal amount of $210,000. The note bears interest at 10% matures on February 13, 2025.

On April 3, 2024, the Company entered into a promissory note with Pete O’Heeron, Chairman of the Board, in the aggregate principal amount of $75,000. The note bears interest at 10% matures on April 3, 2025.

On May 1, 2024, the Company entered into a promissory note with Pete O’Heeron, Chairman of the Board, in the aggregate principal amount of $45,000. The note bears interest at 10% matures on May 1, 2025.

On May 20, 2024, the Company entered into a promissory note with Pete O’Heeron, Chairman of the Board, in the aggregate principal amount of $67,000. The note bears interest at 10% matures on May 20, 2025.

On July 5, 2024, the Company entered into a promissory note with Pete O’Heeron, Chairman of the Board, in the aggregate principal amount of $70,000. The note bears interest at 10% matures on July 5, 2025.

As of January 31, 2025 and 2024, the note payable related party balance was $721,598 and $326,828, respectively.

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Class A Shares

On November 9, 2024, the Company entered into an agreement to issue a total of 250,000 shares of its Class A shares to Chairman of the Board, Pete O’Heeron for cash proceeds of $8,162 and settlement of $1,363 in advances.

Common Shares

During the year ended January 31, 2024, the Company issued 23,521,147 units to the Chairman of the Board for $970,000 in cash proceeds and $1,908 of equipment purchased. Each unit consists of 1 share of our common stock and ½ warrant. The warrants have a relative fair value of $288,072. Each warrant allows the holder to purchase one share of our common stock at a price ranging from $0.144 -$0.262 per share. The warrants expire three years from the date of issuance. The Company valued the warrants using the Black-Scholes option-pricing model with the following range of key assumptions: fair value stock price, $0.04 - $0.0637, Exercise price, $0.0419 -$0.0753, Term 3 years, Volatility 164% - 166%, and Discount rate 4.23% - 4.82% and a dividend yield of 0%.

Other

On January 23, 2024, the Company granted 600,000 options to members of the board of directors. The options expire ten years following issuance and have an exercise price of $0.036. The options vest 25% quarterly over one year and have a total fair value of $225,720. The Company valued the options using the Black-Scholes option-pricing model with the following key assumptions: fair value stock price, $0.0376, Exercise price, $0.036, Term 10 years, Volatility 178%, and Discount rate 4.14% and a dividend yield of 0%.

On February 21, 2024, the Company received a notice to exercise 75,000 options to purchase shares of common stock on a cashless basis resulting in the issuance of a net of 70,002 shares of common stock.

On June 28, 2024, the Company granted 337,501 options to an officer and a member of the board of directors. The options expire ten years following issuance and have an exercise price of $0.226. The options vest upon issuance and have a total fair value of $76,275. The Company valued the options using the Black-Scholes model with the following key assumptions: fair value stock price, $0.226, Exercise price, $0.226, Term 10 years, Volatility 178%, and Discount rate 4.36% and a dividend yield of 0%.

On August 23, 2024, the Company granted 75,000 options to a board member. The options expire ten years following issuance and have an exercise price of $0.16. The options vest upon issuance and have a total fair value of $12,337. The Company valued the options using the Black-Scholes model with the following key assumptions: fair value stock price, $0.226, Exercise price, $0.226, Term 6.3 years, Volatility 191%, and Discount rate 3.71% and a dividend yield of 0%.

On January 29, 2025, the Company granted 1,866,667 options to an officer and a member of the board of directors. The options expire ten years following issuance and have an exercise price of $0.12. The options vest upon issuance and have a total fair value of $233,333. The Company valued the options using the Black-Scholes model with the following key assumptions: fair value stock price, $0.125, Exercise price, $0.12, Term 6.3 years, Volatility 194%, and Discount rate 4.44% and a dividend yield of 0%.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, directors and significant shareholders. However, all of the transactions described above were approved and ratified by our directors. In connection with the approval of the transactions described above, our directors took into account various factors, including his fiduciary duty to the Company; the relationships of the related parties described above to the Company; the material facts underlying each transaction; the anticipated benefits to the Company and related costs associated with such benefits; whether comparable products or services were available; and the terms the Company could receive from an unrelated third party.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us at https://www.sec.gov. Copies of documents filed by us with the SEC (including exhibits) are also available from us without charge, upon oral or written request to our Secretary, who can be contacted at 2 E Congress St. Ste 900, Tucson, Arizona 85701; Telephone: (520) 561-7033.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC to register the securities offered hereby under the Securities Act. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. For further information with respect to our company and the securities offered by this prospectus, as well as the exhibits and schedules to the registration statement, we refer you to the registration statement and those exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s website.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth costs and expenses payable by us in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates, except for the SEC registration fee:

Amount to be Paid
SEC registration fee	$163.86
Legal fees and expenses	2,500
Accounting expenses	7,500
Total expenses	$10,163.86

Item 14. Indemnification of Directors and Officers.

Our Articles of Incorporation and Bylaws mandate that we indemnify our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

Common Stock Issued During the Three Months Ended April 30, 2025

On February 4, 2025, the Company entered into a stock compensation and subscription agreement with an investor relations firm that includes the issuance of 1,000,000 shares of restricted common stock. The shares of restricted common stock will be subject to a six-month hold period from the date of issuance. During the three months ended April 30, 2025, the Company issued 250,000 shares related to this agreement.

On February 26, 2025, the Company issued Pete O’Heeron, Chairman of the Board, 3,080,670 units for the conversion of his $250,000 promissory note and accrued interest of $27,260. Each unit consists of 1 share of our common stock and ½ warrant.

During the three months ended April 30, 2025, the Investor purchased 1,369,961 restricted shares of the Company’s common stock for net proceeds of $91,840, after deducting the legal fees and clearing expenses.

During the three months April 30, 2025, the Company issued 546,021 units to an officer and members of the Board of Directors for $49,142 in cash proceeds. Each unit consists of 1 share of our common stock and ½ warrant.

On April 22, 2025, the Company issued a total of 206,624 shares of our common stock for conversions of $12,320 in principal on convertible notes payable at the exercise price of $0.0596.

On April 25, 2025, the Company issued a total of 230,280 shares of our common stock for conversions of $5,600 in principal and $6,720 of interest on convertible notes payable at the exercise price of $0.0535.

Common Stock Issued During the Year Ended January 31, 2025

On August 5, 2024, the Company entered into a twelve-month stock compensation and subscription agreement with an investor relations firm that includes the issuance of 225,000 shares of restricted common stock with a fair value of $45,000.

During the year ended January 31, 2025, the Investor purchased 1,122,672 restricted shares of the Company’s common stock for net proceeds of $90,919, after deducting the legal fees and clearing expenses. As consideration for entering into the purchase agreement, the Company issued 100,000 shares of common stock to the Investor as a commitment fee.

During the year ended January 31, 2025, the noteholder converted a total of $110,000 of the note for 867,389 shares of the Company’s common stock.

During the year ended January 31, 2025, the Company received advances of $124,693 Patricia Madaris. On January 10, 2025, Ms. Madaris converted her advance into a private placement for 1,133,574 units. Each unit consists of 1 share of our common stock and ½ warrant.

On February 21, 2024, the Company received a notice to exercise 75,000 options to purchase shares of common stock on a cashless basis resulting in the issuance of a net of 70,002 shares of common stock.

Common Stock Issued During the Year Ended January 31, 2024

During the year ended January 31, 2024, the Company issued a total of 5,666,917 shares of our common stock for conversions of $223,733 in principal and $9,547 of interest on convertible notes payable at exercise prices ranging from $0.0297 to $0.0888.

On May 26, 2023, the Company entered into a twelve-month stock compensation and subscription agreement with an investor relations firm that includes the issuance of 978,300 shares of common stock. Upon signing the agreement, the Company issued 978,300 shares of common stock and will recognize the expense over the twelve-month service period.

During the year ended January 31, 2024, the Company issued 23,521,147 units to the Chairman of the Board for $970,000 in cash proceeds and $1,908 of equipment purchased. Each unit consists of 1 share of our common stock and ½, 3-year warrant.

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Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

The following documents are filed as exhibits to this registration statement.

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to our registration statement on Form SB-2, filed with the SEC on May 14, 2002).
3.2	Bylaws (incorporated by reference to Exhibit 3.2 to our quarterly report on Form 10-QSB, filed with the SEC on December 14, 2007).
3.3	Certificate of Change to Authorized Capital (incorporated by reference to Exhibit 3.1 to our current report on Form 8-K, filed with the SEC on September 2, 2009).
3.4	Articles of Merger (incorporated by reference to Exhibit 3.4 to our annual report on Form 10-KSB, filed with the SEC on March 31, 2004).
3.5	Amendments to Articles of Incorporation and Bylaws (incorporated by reference to Exhibit 3.8 and 3.9 to our current report on Form 8-K/A, filed with the SEC on August 10, 2020).
3.6	Certificate of Change pursuant to NRS 78.209 dated February 25.2021 (incorporated by reference to exhibit 10.2 and filed with the SEC on February 25, 2021).
3.7	Certificate of Amendment to increase authorized shares dated October 6, 2021 (incorporated by reference to Exhibit 3.24 and filed with the SEC on October 6, 2021).
3.8	Certificate of Amendment to increase authorized Common & Class A Common shares dated October 28, 2022 (incorporated by reference to Exhibit 3.25 and filed with the SEC on October 28, 2022).
3.9	Certificate of Amendment to increase Class A Common shares dated February 6, 2023 (incorporated by reference to Exhibit 3.41 and filed with the SEC on February 9, 2023).
10.01	Convertible Promissory Note issued to 1800 Diagonal Lending LLC dated January 12, 2024, (incorporated by reference to Exhibit 3.44 to our current report on form 8-K, filed with the SEC on January 19, 2024).
10.02	Interest Bearing note issued to 1800 Diagonal Lending LLC dated February 23, 2024, (incorporated by reference to Exhibit 3.46 to our current report on form 8-K, filed with the SEC on February 28, 2024).
10.03	Interest Bearing Note issued to 1800 Diagonal Lending LLC dated June 13, 2024, (incorporated by reference to Exhibit 3.48 to our current report on form 8-K, filed with the SEC on June 17, 2024).
10.04	Interest Bearing Note issued to 1800 Diagonal Lending LLC dated August 28, 2024, (incorporated by reference to Exhibit 3.50 to our current report on form 8-K, filed with the SEC on September 6, 2024).
10.05	Financing & Registration GHS Investment LLC Agreements up to $10M dated September 25, 2024 (incorporated by reference to Exhibit 10.18 & 10.19 to our current report on form 8K, filed with the SEC on October 1, 2024).
10.06	Interest Bearing Note issued to 1800 Diagonal Lending LLC dated October 22, 2024, (incorporated by reference to Exhibit 3.52 to our current report on form 8-K, filed with the SEC on October 25, 2024).
10.07	Bridge Note issued to 1800 Diagonal Lending LLC dated December 2, 2024, (incorporated by reference to Exhibit 3.54 to our current report on form 8-K, filed with the SEC on December 9, 2024).
10.08	Convertible Promissory Note issued to 1800 Diagonal Lending LLC dated March 3, 2025 (incorporated by reference to Exhibit 3.55 to our current report on form 8-K, filed with the SEC on March 13, 2025).
10.09	Convertible Promissory Note issued to 1800 Diagonal Lending LLC dated April 28, 2025 (incorporated by reference to Exhibit 3.57 to our current report on form 8-K, filed with the SEC on May 2, 2025).
10.10	Convertible Promissory Note issued to 1800 Diagonal Lending LLC dated May 30, 2025 (incorporated by reference to Exhibit 3.59 to our current report on form 8-K, filed with the SEC on June 5, 2025).
10.11	GHS Financing Agreement (incorporated by reference to Exhibit 10.18 to our current report on form 8-K, filed with the SEC on October 1, 2024).
10.12	GHS Registration Agreement (incorporated by reference to Exhibit 10.19 to our current report on form 8-K, filed with the SEC on October 1, 2024).
10.14	Moody Capital Solutions Agreement, Inc.
5.01	Legal Opinion
14.1	Code of Ethics (incorporated by reference to Exhibit 14.1, filed with the SEC on March 13, 2004).
16.1	Announcement of Registrant’s Change in Certifying Accountant (incorporated by reference to our current report on Form 8-K, filed with the SEC on August 24, 2021)
16.2	Announcement of Registrant’s Change in Certifying Accountant (incorporated by reference to our current report on Form 8-K, filed with the SEC on May 22, 2024
21.1	Subsidiaries.(incorporated by reference to Exhibit 21.1 to our Annual Report on Form 10-K, filed with the SEC on May 16, 2023)
23.1*	Consent of Auditors
23.2*	Consent of Law firm (included in Exhibit 5.01).
101.INS*	Inline XBRL INSTANCE DOCUMENT
101.SCH*	Inline XBRL TAXONOMY EXTENSION SCHEMA
101.CAL*	Inline XBRL TAXONOMY EXTENSION CALCULATION LINKBASE
101.DEF*	Inline XBRL TAXONOMY EXTENSION DEFINITION LINKBASE
101.LAB*	Inline XBRL TAXONOMY EXTENSION LABEL LINKBASE
101.PRE*	Inline XBRL TAXONOMY EXTENSION PRESENTATION LINKBASE
104*	Inline XBRL for the cover page of this Quarterly Report on Form 10-Q, included in the Exhibit 101 Inline XBRL Document Set
107*	Filing Fees Table

* Filed herewith.

** Furnished herewith.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tucson, State of Arizona, on June 25, 2025.

LIBERTY STAR URANIUM & METALS CORP.

Dated, June 25, 2025	By:	/s/ Patricia Madaris
Patricia Madaris
Interim Chief Executive Officer and President
(principal executive officer)

Dated, June 25, 2025	By:	/s/ Patricia Madaris
Patricia Madaris
Chief Financial Officer
(principal financial officer and principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patricia Madaris	Interim Chief Executive Officer, President	June 25, 2025
Patricia Madaris	(principal executive officer)

/s/ Patricia Madaris	Chief Financial Officer	June 25, 2025
Patricia Madaris	(principal financial officer and principal accounting officer)

/s/ Peter O’Heeron	Chairman of the Board, Secretary & Treasurer	June 25, 2025
Peter O’Heeron

/s/ Nicholas Hemmerly	Director	June 25, 2025
Nicholas Hemmerly

/s/ Saleem Elmasri	Director	June 25, 2025
Saleem Elmasri

/s/ Gerardo King	Director	June 25, 2025
Gerardo King

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